Exhibit 10.8

Investment by Guangzhou Sino-Israel Bio-Industry Investment Fund (LLP) In Invasix Ltd. Closing Date: Jan. 11, 2017

Table of Contents # Exhibit No. Title 1 - Equity Joint Venture Agreement 2 19.1.3 Business License 3 19.1.7 Amended and Restated Articles of Association of the Company 4 19.1.9 Indemnification Agreement 5 19.1.11 License Agreement 6 19.1.12 Resolution of the Company Approving the Agreement 7 19.2.1 Non-competition Agreement 8 19.2.2 Resolution of Invasix Approving the Agreement 9 19.2.3 Bring-down Certificate of CEO of Invasix 10 19.2.4 Invasix’s Product Liability Insurance 11 19.2.5 Consent of Invasix for Disposition of Company Shares of Investor 12 19.2.6 Proxy Signed by Company Directors Appointed on behalf of Invasix 13 19.3.2 Resolution of Investor Approving the Agreement 14 19.3.3 Consent of Investor for Disposition of Company Shares by Invasix 15 19.3.4 Proxy Signed by Company Directors Appointed on behalf of Investor 16 23 Invasix Disclosure Schedule 17 23.1.3.1 A List of Invasix’s Intellectual Property 18 33.2 Conversion Formula

Equity Joint Venture Agreement

Guangzhou Sino-Israel Bio-Industry Investment Fund (LLP) And Invasix Ltd. Contract for the Establishment of Guangzhou InMode Medical Technology Ltd. Invasix Ltd.

Chapter 1 General Provisions Animated by the purpose of facilitating the cooperation in the investment in the Bio-industry by the parties to this contract, in accordance with the “Law of the People’s Republic of China on Chinese-Foreign Equity Joint Ventures”, its detailed rules and other relevant laws and regulations of China, based on the principle of equality and mutual benefits, through friendly and candid consultation, all parties agree to jointly form, effective as of Closing, a Chinese Equity Joint Venture company in the Guangzhou Development District (the “GDD”)/Bio-Island which will be engaged in the territory of the mainland of People’s Republic of China, Hong Kong, Taiwan and Macau, in the (i) importation, distribution, marketing and sale of devices and certain products manufactured by Party B, and (ii) development, performance of clinical trials, design and manufacturing of devices and products, distribution, marketing and sale, support and provision of warranty based on Party B’s technology. In this respect, the above parties hereof unanimously agree to conclude this Agreement for the compliance of all parties. Chapter 2 Equity Joint Venture Parties 1. The Equity Joint Venture Parties to this Agreement are: Party A: Guangzhou Sino-Israel Bio-Industry Investment Fund (LLP), acting by its general partner Guangzhou Elim Biotech Industrial Venture Capital Management Company (“GIBF”), whose legal address is at: 6/F No.6 of Luoxuansi Road, International Bio-island, Guangzhou

Draft 06/09/2016 - final

Legal Representative: Yehoshua Jacob Gleitman, of Israeli nationality, with Israeli passport # 29012531,

法定代表人：苏格-基莱特曼，以色列国籍，以色列护照号 29012531，

title: GIBF Chairman,

职务：中以基金董事长，

e-mail address: (shuki@gibf-bio.com)

电子邮件地址：(shuki@gibf-bio.com)

("Party A")

（"甲方"）

Party B: Invasix Ltd., Registered nu# 51-407361-8 whose legal address is at: **Tavor Building, Sha'arYokneam, P.O. Box 533, Yokneam** 20692, Israel

乙方：Invasix Ltd.，注册编号：51-407361-8，法定住所位于：Tavor **Building, Sha'arYokneam, P.O. Box 533, Yokneam 20692, Israel**

Legal Representative: Mr. Moshe Mizrahy, of Israeli nationality, withIsraeli passport #39008840

法定代表人：Moshe Mizrahy 先生，以色列国籍，以色列护照号：39008840

title: Invasix Chairman and CEO

职务：Invasix 董事长兼首席执行官

e-mail address:(moshem@invasix.com)

电子邮件地址：（moshem@invasix.com）

("Party B")

（"乙方"）

Party C: Guangzhou InMode Medical Technology Ltd.

丙方：广州盈美特医疗科技有限公司

(a company in formation) (InMode-China) whose legal address will be at: Unit 103-1 1/F, No.6 Luoxuan 3rd., Bio-Island, Guangzhou, and its Legal Representative: Moshe Mizrahy, of Israeli nationality, with passport # 39008840

（筹建中的公司）（InMode 中国），其法定住所将位于：广州市国际生物岛螺旋三路 6 号首层 103-1 单元，其法定代表人：Moshe Mizrahy，以色列国籍，护照号：39008840

title: InMode-China Chairman

3

InMode- e-mail address: (moshem@invasix.com) (“Company”). Each of the “Party A” and “Party B” shall be referred to hereinafter, as a “Party” or a “Shareholder” and together, the “Parties” or the “Shareholders”). 2. All Parties (including the Company) shall strictly comply with all provisions of this Agreement, fulfil all obligations in this Agreement, and enjoy all rights and interests in this Agreement. Chapter 3 Definitions 3. In this Agreement, the following terms or jargons shall have the meanings as set out below, unless the context otherwise requires: (1) “China” or “PRC” is the abbreviation of the People’s Republic of China. (2)’’Chinese Law” shall mean all laws, decrees, rules and regulations, standard documents, judicial interpretation, and other universal binding resolutions and orders formulated and promulgated by all levels of legislative institutions, government and its comprising departments, Supreme People’s Court, Supreme People’s Procuratorate, excluding internal documents not to be disclosed to external parties. (3) “This Agreement” shall mean the content prescribed in this document, that is the Agreement on the equity joint venture and management of the Company and its appendices, after the examination and approval from the relevant authorities in China and deemed effective, including all written amendments, supplements or eliminations agreed upon and after examined and approved by all Parties (including the Company).

(4) ‘‘Equity Joint Venture Company” shall mean the Company, that at Closing will be transformed from a WFOE into a Chinese foreign equity joint venture enterprise referred to as in Section 5 of this Agreement, held jointly by Party A and by Party B, and operated by the Parties pursuant to the provisions of this Agreement. (5) “Amended and Restated Articles of Association” shall mean the Amended and Restated Articles of Association as concluded by all Parties in accordance with this Agreement (and shall replace the first articles of association that have been filed by Party B upon incorporation of the Company and reflect its transformation from a wholly foreign owned enterprise to an Equity Joint Venture Company), and as examined and approved by the relevant authorities, including all written amendments, supplements or eliminations agreed by all Parties and examined and approved. (6) “Working day” shall mean any day which is not Friday, Sunday or Saturday or a statutory holiday in either China or Israel. (7) “United States Dollar” shall mean the legal currency of the United States of America. (8) “Territory” shall mean the territory of People’s Republic of China, Hong Kong, Taiwan and Macau. (9) “Party B Products” shall mean all devices produced by Party B or InMode Ltd., unless otherwise specifically stated in this Agreement. (10) “InMode Ltd.” - an Israeli established company, fully owned by Party B.

(11) “WFOE” shall mean the Chinese ‘foreign wholly owned enterprise’ referred to as in Section 5 of this Agreement established prior to the date hereof by Party B, pursuant to Chinese Law.   (12) “Business License” shall mean a business license issued to the Company, pursuant to Chinese Law, following the date of incorporation of the Company and prior to Closing, by the company registration authority of China. (13) “Company” shall mean initially the WFOE, which at the Closing will be transformed into an Equity Joint Venture Company. (14) “Equity Rights” or “Company Equity Rights” shall mean the Company’s share capital or any other equity interest as stipulated under Chinese Law. (15) ‘‘Intellectual Property” shall mean all intellectual property belonging to Party B or to Inmode Ltd. (including, directly and indirectly, any and all future developments and rights), except with respect to the intellectual property of the BodyTite platform. (16) “BodyTite Platform” shall mean the BodyTite platform produced by Party B which intellectual property rights are not part of the License described in Section 11.2 of this Agreement. 4. Interpretations: The interpretations of the provisions in this Agreement, unless the context otherwise requires, shall follow the rules herein: (1) Words importing the singular include the plural and vice-versa; (2) Words importing a gender include any gender and the neutral.

(3) In the event that the date of deadline stipulated in this Agreement is not a Working Day, the deadline shall be automatically extended to the next Working Day. (4) All amounts of money referred to in this Agreement, unless otherwise specified, are quoted in Renminbi. (5) Any responsibilities in this Agreement, if specified as undertaken by one Party (including the Company), that Party shall take up all associated responsibilities and individual responsibilities. (6) Headings of clauses and chapters are for the sake of convenience alone and shall not be relied upon in construing this Agreement. (7) The Appendices attached to this Agreement constitute an integral part hereof. (8) Drafts of this Agreement shall not be admissible as evidence before any judicial or quasi-judicial entity including any arbitrators or adjudicator, and shall not be used in the interpretation of this Agreement nor of any of its conditions. Chapter 4 Establishment of Equity Joint Venture Company 5. In accordance with the “Law of the People’s Republic of China on Wholly Foreign-Owned Enterprises” and the “Law of the People’s Republic of China on Chinese-Foreign Equity Joint Ventures”, and their respective detailed rules and other related laws and regulations of China, Party B has established, prior to the date hereof, the Company as a WFOE, which the Parties will transform, to facilitate the investment contemplated hereunder, to a Chinese Equity Joint Venture Company - in the GDD/Bio-Island as set out below: Chinese name:

English name: “Guangzhou InMode Medical Technology Ltd.”, or a similar name to be agreed upon by the Parties. Residential Address: Unit 103-1 1/F, No.6 Luoxuan 3rd., Bio-Island, GuangzhouGuangzhou, Guangdong, China. 6. The Company has the status of a legal person and is subject to the jurisdiction and protection of Chinese Law. All activities of the Company shall abide by the Chinese Law and related rules and regulations. 7. Effective as of Closing, the Company is an Equity Joint Venture Enterprise between the Chinese and foreign Parties with the organization structure of Limited Liability Company. The Company is liable to all responsibilities against external parties as limited by the total assets of the Company. On Closing, each of the Parties shall take up limited liability of the Company according to its respective investment in the equity joint venture. The Parties shall share the profit, undertake the risk and loss as stipulated in the regulations of this Agreement, in accordance with the pro-rated holdings of each of the Parties in the Company (subject to the provisions of Section 32 hereunder). Between the Parties and the Company, each Party shall not mutually undertake any associated responsibilities of the other Party and shall not bind the other Party. Chapter 5 Purpose of Equity Joint Venture, Joint Venture Project and Scope of Business 8. Purpose of the Company: 8.1 The Company will be engaged in the importation into the Territory, marketing and sale therein, of all party b products. 8.2 Furthermore, the Company shall have the right, effective as of the Closing, to independently develop, design and manufacture products and devices that are based on the Party B’s intellectual property (as defined hereunder) and technology and to operate a manufacturing line (or lines) for said purpose, do clinical trials and regulatory activities, sell and market, distribute, support and provide warranty to said products.

8.3 The Company will be based in the gdd/bio-island in Guangzhou, China. 8.4 The Company’s business strategy is set out in a business plan, mutually agreed by the party a and party b and which includes a five (5) year model. The business plan shall be reviewed by the Parties at least annually. The business plan will cover the following activities of the Company: incorporation, regulatory approvals, market penetration, constructing of manufacturing facilities, production, product adaptation, marketing, maintenance and support, etc. Chapter 6 WFOE’s Registered Capital, Total Investment, Registered Capital and the Transaction 9. WFOE’s Registered Capital 9.1. Prior to the date hereof, the Company has been formed by Party B as a WFOE, with a total investment in the Company’s registered capital of 100,000 RMB. 9.2. Party B has granted, on the date hereof, to the Company the Party B License (as further described in Section 12.2 hereunder). 10. Registered Capital of the Equity Joint Venture Company at the Closing The Company intends to increase its registered capital from 100,000 RMB to 196,078 RMB. Party A agrees to contribute 50,000,000 RMB, among which 49,903,922 RMB shall be invested as capital reserve of the Company, to subscribe for the increased registered capital in an amount of 96,078 RMB. At the Closing the subscribed registered capital of the Company shall be 196,078 RMB.

Shareholder Deadline for Amount of Ratio for Form of Name Capital Capital Capital Capital Contribution Contribution Contribution Contribution in RMB Party B Upon incorporation of the WFOE 100,000 51% Cash Party A At Closing 96,078 49% Cash TOTAL At Closing 196,078 100% Cash 11. Total Investment Amount of the Equity Joint Venture Company after the Closing The total investment amount of the Equity Joint Venture Company after the Closing shall be RMB 280,000. 12. The Transaction 12.1. Advancing of Funds 12.1.1. Party A hereby irrevocably agrees to pay to the Company, at the Closing, by way of a capital contribution, a total amount in cash of 96,078RMB and be issued with 49% of the registered capital (after the issuance of the Equity Rights to Party A) of the Company (“Initial Contribution”). 12.1.2. At the Closing the Company will transform from a WFOE to an Equity Joint Venture Company, and the holdings in the Company shall be as follows: Party B will hold 51% of Equity Rights of the Company and Party A will be issued with 49% of the Equity Rights of the Company. 12.1.3. Additionally, after the Closing, Party A shall be required to provide funding to the Company of an additional aggregate amount, in cash, of 49,903,922 RMB, upon the achievement of such targets and on such dates as further described in Exhibit 11.1.3 hereto (said amounts, together with the Party A’s Initial Contribution - the “Contribution Amount” and “Milestones” or “Milestone Payments”, respectively).The total Contribution Amount by Party A shall be 50,000,000 RMB. 12.1.4. Upon fulfillment of each Milestone, the chairperson of the Board of the Company will submit a call notice to the Party A (“Call Notice”), to make payment of the relevant Milestone Payment. 12.1.5. Party A will make payment of the relevant Milestone Payment (except for the Closing milestone) within ninety (90) days of receipt of the Call Notice (“Milestone Payment Period”). If however, any Milestone Payment is not paid to the Company within the Milestone Payment Period, despite the relevant Milestone having been achieved, Party A will be in a payment default which will result in the following (“Payment Default”): 12.1.5.1. Subject to the approval of relevant authority, Party B shall hold, at no cost, such percentage of Company Equity Rights as would dilute Party A’s equity holding in the Company by the same ratio as the ratio between the amount in Payment Default and the Contribution Amount (e.g. if the Payment Default is with regard to 5,000,000 RMB, representing 10% of the Contribution Amount, Party A’s equity will be diluted by 10%, from 49% to 44.1%) (“Dilution Penalty”). The Dilution Penalty of Party A’s Equity Rights upon an event of a Payment Default will be achieved by way of a reduction of the Company’s registered capital, and shall enter into effect following the 90-day curing period described in Section 12.1.6 below. The Shareholders undertake, upon a Payment Default, to adopt all resolutions and execute any documents required under PRC Law that will result in the dilution of Party A, in accordance with the ratio described above.

12.1.5.2. Party A shall lose one Board seat (or two, if the amount in Payment Default is more than 2/3 of the Contribution Amount); and 12.1.5.3. Party A shall not be entitled to the Protective Provisions (as set forth in Section 25.5below), except for certain protective provisions as follows: 25.5.1(iii) (Guarantee any Indebtedness), 25.5.1(iv) (inconsistent investment)|, 25.5.1(vi) (Related Parties Transactions), 25.5.1(vii) (Change of Business), 25.5.1(viii) (Assignment of Company IP), 25.5.1.(ix) (corporate strategic relationship) 25.5.1(xi)(Liquidation), 25.5.1(xiv) (Dividend Payment), 25.5.1(xv) (Create Capital in Subsidiary) and 25.5.1(xvii) (Approve IPO). 12.1.6. Notwithstanding the aforesaid, if Party A cures the Payment Default within ninety (90) days following the Milestone Payment Period, then Party A’s Dilution Penalty will not be exercised, and all its rights will be fully reinstated (including with regard to nomination of Board members and with regard to all the Protective Provisions listed in Section 25.5 below). 12.1.7. For any Party investment in cash, the date of receipt of the amount (e.g. the Initial Contribution or any Milestone Payment) will be the date the remitted amount of the invested cash is actually received at the designated bank account of the Company. 12.1.8. After each injection of the funding from the Parties to the Company, the Company shall issue receipts to the respective Party within five (5) working days after the date of injection. Within ten (10) working days after injections of any amount of equity investment to its capital, the Company shall employ a Chinese registered accountant to verify the capital contribution and issue a capital investment auditing report. Within ten (10) working days after receiving the capital investment auditing report from the Chinese registered accountant, the Company shall issue capital investment certificates to the Parties respectively. 12.2. License by Party B 12.2.1. In order to effectuate the transactions contemplated pursuant to this Agreement and the contemplated business activities of the Company, prior to Closing, Invasix will provide the Company with a License according to the License Agreement attached hereto as Exhibit 11.2.1 (the “License Agreement”), which also include certain additional undertakings by Invasix and certain other provisions. 12.2.2. Following the Closing, Invasix will transfer to the Company five (5) Inmode platforms (three (3) for clinical studies and two (2) for the CFDA lab testing). 12.2.3. To the extent applicable, the purchase of raw materials by the Company will be made in the Territory, if so determined under the terms of the Bill of Materials, as shall be determined by the Company. 12.2.4. Party B represents, warrants and covenants that to its knowledge, the Intellectual Property shall be sufficient for the Company to conduct its business as contemplated by the business plan and as contemplated by this Agreement and further represents that the Intellectual Property is sufficient for the production of the Party B Devices. 12.3. Services by Party A.

Party A undertakes to grant the Company following the commencement of production of Party B Devices by the Company and the sale thereof within the Territory with certain administrative and facilitating services in the Territory (including, facilitation of certain regulatory issues, workforce, administration, and the like), for which Party A will be entitled to a management fee from the Company, at fair market value and on such terms as shall be determined by the Company and the Party A, and on such date in which the Company is capable of making payment from distributable earnings. Chapter 7 Preparation work of the Company 13. All Parties shall endeavour in employing the most effective and economic ways in actualizing the implementation and business mission and purpose of the Company. Other than complying with the other provisions and stipulations of this Agreement, the Parties shall jointly pay close attention to the following work: (1) the submission and handling of the approval process for this Agreement and the Amended and Restated Articles of Association, handling the industry and commerce registration of the Company, application and collection of Business License and other matters from the relevant responsible authorities; (2) handling of the tax, foreign exchange registration and application of tax, foreign exchange preferential treatment and other preferential treatment eligible for the Company from the relevant tax, foreign exchange control authorities and other relevant authorities; (3) assist the Company to plan the purchase, rent and leasing, arrangement of the office for the Company, place of work and accommodation for the staff and workers and the essential office facilities and equipment; (4) assist the Company to open foreign exchange and Renminbi account from banks engaged in the foreign exchange business in China;

(5) obtaining the approval from the relevant responsible government authorities in the name of the Company, and obtaining all approval, consensus, reference for file, permits, and etc. on the operation of the business activities and the rights to charge; (6) handling any other matters as required for the transformation of the Company to an Equity Joint Venture Company. 14. During the course of taking care of the obligations as set above, the reasonable expenses generated shall entirely be shouldered by the Company. Chapter 8 The Closing of the Transaction, Conditions to Closing and Deliverables for the Closing 15. Closing The closing (the “Closing”), shall be held at the offices of M. Firon & Co., Advocates, Hashlosha 2 St. Adgar 360 Tower, Tel-Aviv, at 10:00, on the third (3rd) Working Day after the satisfaction of all conditions precedent thereto, or the waiver thereof by the Party A or Party B or both (as applicable) (the “Closing Date”). The Parties intend for the Closing to take place on or prior to December 31,2016, or at any other time as the Parties may mutually agree upon. If however, the Closing does not take place until December 31, 2016, this Agreement will be subject to termination by either the Party A or Party B, upon delivery of a written notice to the other; provided, however, that the right to so terminate this Agreement shall not be available to a Party whose failure to fulfill any of its obligations under this Agreement has been the cause of the Closing not occurring on or before such date. Upon delivery of such notice, this Agreement shall forthwith be terminated and will be of no further effect, at no expense of any of the Parties, provided, however, that each Party hereto shall remain liable for any breaches of representations, warranties or covenants of this Agreement prior to its termination. 16. Conditions to the Obligations of the Parties to consummate the Closing

16.1. The obligations of the Parties to effect the Closing shall be subject to the fulfillment at or prior to the Closing Date, of the following conditions (all or part of which may be waived by Party A and Party B in writing): 16.1.1. The Company has obtained all required approvals, in forms and on terms reasonably acceptable to the Party A, which are necessary for the consummation of the transactions contemplated in this Agreement, including, without limitation, receipt of the Business License and the approval of the Ministry of Commerce (“MOFCOM”) of the PRC; 16.1.2. Delivery by Company on the Closing Date of all Company’s Deliverables (as defined below); 16.1.3. No injunction judgment, order, decree, statute, law, ordinance, rule or regulation, entered, enacted, promulgated, enforced or issued by any court or other competent authority or other similar legal restraint or prohibition, preventing, enjoining, restraining, prohibiting or making illegal the consummation of the transaction contemplated hereby shall be in effect. 17. Conditions to the Obligations of Party A to consummate the Closing 17.1. The obligations of Party A to effect the Closing shall be subject to the fulfillment at or prior to the Closing Date, of the following conditions (all or part of which may be waived by Party B in writing): 17.1.1. The representations and warranties of Party B set forth in this Agreement shall be true and correct in all respects as at the date of this Agreement and as at the Closing Date with the same force and effect as though such representations and warranties had been made on and as at the Closing Date;

17.1.2. Delivery by Party B on the Closing Date of all the Party B’s Deliverables (as defined below); 17.1.3. Party B shall have performed and complied with all obligations and covenants required to be performed or complied with by it under this Agreement at or prior to the Closing Date, including grant of the Party B License; 17.1.4. No material adverse change has occurred with regard to the contemplated business of the Company. 18. Conditions to the Obligations of Party B to Consummate the Closing 18.1. The obligations of Party B to effect the Closing shall be subject to the fulfillment at or prior to the Closing Date, of the following conditions (all or part of which may be waived by Party A in writing): 18.1.1. The representations and warranties of Party A set forth in this Agreement shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date; 18.1.2. Delivery by Party A on the Closing Date of all Party A’s Deliverables (as defined below). 18.1.3. Party A shall have performed and complied with all obligations and covenants required to be performed or complied with by it under this Agreement at or prior to the Closing Date, including the payment of the Initial Contribution and the Closing Milestone amount. 19. Deliveries at Closing

19.1. At the Closing, Party B and Party A shall cause the Company to deliver to Party A and to Party B, the following (“Company Deliverables”): 19.1.1. A copy of any approvals required under Chinese Law, for the change of status of the Company from a WFOE to an Equity Joint Venture Company; 19.1.2. the formal approval of this Agreement and the Amended and Restated Articles of Association issued by the examination and approval authority; 19.1.3. a Business License, as required under Chinese Law, with effect at Closing; 19.1.4. a valid Certificate of Approval for Establishment of Enterprise with Foreign Investment in the PRC as required under Chinese Law, with effect at Closing; 19.1.5. a Tax Registration for Enterprises with Foreign Investment, as required under Chinese Law, with effect at Closing; 19.1.6. a Foreign Exchange Certificate for Foreign Investment Enterprises, as required under Chinese Law, with effect at Closing; 19.1.7. A copy of the Amended and Restated Articles of Association of the Company, in the form attached as Exhibit 19.1.7 hereto; 19.1.8. A directors’ and officers’ insurance policy providing coverage in accordance with the terms set forth in Section 25.3.7 below, effective as of Closing;

19.1.9. A form of an indemnification agreement to all Company directors, in accordance with the terms set forth in Section 25.3.7 below; 19.1.10. A copy of the set of policies and procedures, as shall be agreed by Closing; 19.1.11. A form of a License Agreement, executed by the Company and Party B, pursuant to Section 11.2.1.1 of this Agreement; 19.1.12. Company Board resolution in the form as required by PRC laws, approving, among others, effective as of Closing, the Amended and Restated Articles of Association of the Company, the indemnification agreements to the Directors, Company signatory rights and all agreements and transactions contemplated under this Agreement. 19.2. At the Closing, Party B shall deliver or cause to be delivered to Party A the following (“Party B’s Deliverables”): 19.2.1. Non-competition agreement, executed by the Company, Mr. Moshe Mizrahi and Party B, in the form as shall be agreed by the Parties; 19.2.2. A copy of minutes or resolutions of Party B, in a form satisfactory to the Party A, which shall not have been rescinded or modified, approving this Agreement and the transactions contemplated herein; 19.2.3. Executed copy of a certificate of the chief executive officer of Party B, in the form as shall be agreed by the Parties prior to Closing; 19.2.4. Copy of the Party B product liability insurance, in accordance with the License Agreement.

19.2.5. An executed and undated form of consent of Party B for the Disposition of Company Equity Rights by the Party A, in the form as shall be agreed by the Parties prior to Closing. 19.2.6. An executed and undated form of a proxy signed by each of the Directors appointed on behalf of Party B to the Company’s Board, pursuant to Section 25.3.4. 19.3. At the Closing, Party A shall deliver or cause to be delivered to Party B, the following (“Party A’sDeliverables”): 19.3.1. Confirmation of the transfer of the Initial Contribution; 19.3.2. A copy of minutes or resolutions of Party A, in a form satisfactory to Party B, which shall not have been rescinded or modified, approving this Agreement and the transactions contemplated herein; 19.3.3. An executed and undated form of consent of Party A for the Disposition of Company Equity Rights by Party B, in the form as shall be agreed by the Parties prior to Closing. 19.3.4. An executed and undated form of a proxy signed by each of the Directors appointed on behalf of Party A to the Company’s Board, pursuant to Section 25.3.4. 20. All Transactions Simultaneous

No document or transaction described in sections 16 - 19 shall be deemed to have been finally executed or delivered until all transactions, payments and documents contemplated in sections 16 - 19 are delivered or completed. 21. Further Action The Parties (including the Company) shall execute such documents and other instruments and take such further commercially reasonable actions as may be required or desirable to carry out the provisions hereof and consummate the transactions contemplated by this Agreement. Chapter 9 Representations and Warranties 22. Representation and Warranties by the Parties and the Company 22.1. Each of the Shareholders and the Company covenants, represents and warrants that, as of the date hereof and as of the Closing: 22.2. It has full power and authority to execute and deliver this Agreement and any other agreement contemplated hereby, to carry out its obligations hereunder and to consummate the transactions contemplated on its part. This Agreement has been duly executed and delivered by it and constitutes a legal, valid and binding agreement, enforceable against him in accordance with its terms; 22.3. The execution and delivery of this Agreement by it, the performance by it of its obligations hereunder and thereunder and the consummation by it of the transactions contemplated hereby and thereby will not violate any provision of law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to it, or any agreement to which it is a party or any undertaking it undertook towards any third party;

22.4. Compliance with the terms of this Agreement does not require, except as referred to in this Agreement, the consent (or agreement) of any person who is not a party hereto, including any governmental or judicial authority. 22.5. Except as set forth in Disclosure Schedule 23 [, for incorporation costs and costs associated with the actions to be taken by the Company under this Agreement, the Company has not incurred any costs and expenses and has not entered into any commitments resulting in any costs, expenses or liabilities. 23. Representations and Warranties by Party B 23.1. Party B covenants, warrants and represents that, as of the date hereof and as of the Closing except as provided in the Disclosure Schedule attached hereto as Schedule 23], and the bring down of these warranties and representations to be included in the CEO Certificate, that: 23.1.1. No Violation. The execution and delivery by Party B of this Agreement and any other transaction documents, the performance of its respective obligations thereunder and the consummation by it of the transactions contemplated hereby and thereby shall not (a) violate or result in violation of any applicable laws, or (b) require the consent, waiver, approval, license or authorization of or any filing with any person, municipality, governmental or quasi-governmental authority in Israel and any other territory in which Party B conducts its business (other than the Territory) (“Required Approvals”), or (c) violate, result (with or without notice or the passage of time, or both) in a breach of or give rise to the right to accelerate, terminate or cancel any obligation under or constitute (with or without notice or the passage of time, or both) a default under, any of the terms or provisions of any charter, certificate of incorporation, articles of association, bylaw, agreement, indenture, mortgage, or encumbrances by which Party B or Inmode Ltd., is bound, nor will it result in the suspension, revocation, impairment, forfeiture, or non-renewal of any permit, authorization or license applicable to Party B’s businesses or operations.

 23.1.2. Litigation. Except as set out in the Disclosure Schedule, there is no action, claim, suit, proceeding or investigation (including employee related disputes) pending, or currently threatened, against Party B or any subsidiary thereof, or affecting the Company or Party B or the assets of any of them, or the Company’s, or the Shareholders’ ability to perform or observe any obligation or condition under this Agreement or any other transaction document, and to the best knowledge of Party B or Inmode Ltd. there is no basis for any such action, claim, suit, proceeding or investigation. 23.1.3. Intellectual Property. 23.1.3.1. A complete and detailed list of the Intellectual Property was provided to Party A as part of the due diligence review conducted by it. 23.1.3.2. Party B and its subsidiaries have taken all commercially reasonable measures to protect the confidentiality of the Intellectual Property or any other non-public, proprietary information material to the businesses of Party B or to that of Inmode Ltd. All employees, contractors and agents of Party B or of Inmode Ltd. or any subsidiary or affiliate thereof executed non-disclosure & assignment of invention agreements (or similar agreement relating to the protection, ownership, development, use and transfer of the Intellectual Property and all Party B’s and/or InMode Ltd.’s technology to Party B) in form which is satisfactory and customary. To the best of its knowledge, no employee, contractor or agent of Party B or Inmode Ltd. is in default or breach of any term of any employment agreement, non-disclosure agreement, assignment of invention agreement or similar agreement relating to the protection, ownership, development, use or transfer of the Intellectual Property or any other intellectual property or technology owned by Party B or Inmode Ltd. Except a set out in the Disclosure Schedule, no rights in any Intellectual Property, software or technology have been transferred or granted, with regard to the Territory, by Party B or Inmode Ltd. to any other person.

23.1.3.3. Party B and/or InMode Ltd. is the owner of, or has valid and continuing rights to use the Intellectual Property with respect to the Territory, free and clear of all third party rights. Party B and/or InMode Ltd. has valid and continuing rights to make, sell, license or otherwise use the technology in connection with the conduct of the business of Party B and/or InMode Ltd. as presently conducted and as contemplated hereunder in the Territory. To its knowledge, there is no intellectual property or technology other than Intellectual Property licensed to the Company hereunder that is material to or necessary for the operation of the business of the Company as contemplated to be conducted and, or for the continued operation of the business of the Company as contemplated to be conducted. 23.1.3.4. To its knowledge, except as set forth in the Disclosure Schedule with respect to claimed infringement, neither Party B nor any of its subsidiaries or affiliates by virtue of their use of the Intellectual Property (including as contemplated hereunder) infringes upon, misappropriates, make unauthorized use of, or otherwise violate the intellectual property rights of any third party. 23.1.3.5. Except as set out in the Disclosure Schedule, neither Party B nor any of its subsidiaries or affiliates is a party to or the subject of any pending or, threatened, legal proceeding (including investigation), which involves a claim (i) against Party B or any of its subsidiaries or affiliates, of infringement, unauthorized use, or violation of any intellectual property or technology of any person, or challenging the ownership, use, validity or enforceability of any Intellectual Property or technology or (ii) contesting, challenging, or seeking to deny or restrict the right of Party B or any of its subsidiaries or affiliates to use, distribute, sell, exercise, lease, license, transfer or dispose of any Intellectual Property or technology. Except as set out in the Disclosure Schedule, neither Party B nor any of its subsidiaries or affiliates have received written notice of such threatened claim of infringement, unauthorized use, violation, misappropriation, or any similar allegation with respect to the Intellectual Property or technology. Neither

Party B nor any of its subsidiaries or affiliates are subject to any order that restricts or impairs the use or the right to license or sub-license any of the Intellectual Property in Israel and/ or the Territory. 23.1.3.6. To the knowledge of Party B no person is infringing, violating, misappropriating or otherwise misusing any of the Intellectual Property, and neither Party B or any of its subsidiaries has made in the last five (5) years preceding the date hereof any such claims against any person. 23.1.3.7. There are no contracts or arrangements to which Party B or any of its subsidiaries or affiliates is a party under which any governmental authority acquires rights with respect to any Intellectual Property, nor has any governmental authority acquired any rights outside of any such contracts, arrangements or subcontract as the result of providing any funding to Party B or to any of its subsidiaries or affiliates relating to the development of any Intellectual Property, and there are no contracts or arrangements to which Party B or of any of its subsidiaries or affiliates is a party under which any governmental authority acquires rights with respect to any Intellectual Property exclusively licensed to Party B or any of its subsidiaries or affiliates. 23.1.4. Complete Disclosure. Neither this Agreement nor any certificate or other document attached hereto or referenced herein, contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not complete or not misleading. Party B has disclosed to Party A all material facts pertaining to its relevant business operations, including without limitation, the Intellectual Property, and the transactions contemplated by this Agreement and all transaction documents. There is no fact or information relating to Party B which could reasonably be expected to be material to the transactions contemplated hereby or to the conduct of the business of the Company relevant to Party B that has not been disclosed to the Party A in full.

Chapter 10 Indemnification Undertakings 24. Indemnification by Party B 24.1. Party B undertakes to indemnify and hold the Party A, and each of its affiliates, officers, directors, agents and employees and anyone on behalf of either of them (each of the foregoing, an “Party A Indemnified Person”), completely harmless from and against any and all Losses, arising from to any of the following: (i) any breach of or inaccuracy in any representation or warranty made by Party B in this Agreement or in any transaction document, (ii) any breach of or default in connection with any of the covenants, undertakings or agreements made by Party B in this Agreement or any transaction document. “Losses” shall mean, in that regard, any and all direct losses, causes of action, liabilities, costs, damages and expenses. Actions (including, interest, penalties, reasonable attorneys’, consultants’ and experts’ fees and expenses and all amounts paid in investigation, defense or settlement (in accordance herewith) of any of the foregoing) actually incurred. The Definition of Loss specifically excludes indirect, consequential or punitive damages. 24.2. Indemnification by the Company or Party B to the Party A shall be limited (and shall serve as sole remedy for any Loss) as follows:

24.2.1. Shall not exceed such Party A’s actual respective Contribution Amount; 24.2.2. A claim for Losses shall not be filed after twenty-four (24) months from the Closing. 24.2.3. A claim for Losses shall not be filed for damages estimated at less than US$100,000, provided however that if the estimated damages exceed this sum, the claim may include all such damages, including the US$100,000. The aforesaid limitation of this Section 24 shall not apply with respect to any post-Closing obligations or covenants of the Company towards Party A, for payments and other obligations of the Company that are included in the Amended and Restated Articles of Association of the Company. 24.3. Whenever a claim arises under this Section 24, Party A Indemnified Person seeking indemnification (the “Claimant”) shall notify Party B, in writing of such claim and the facts constituting the basis for such claim, and Party B will indemnify the Party A Indemnified Person with no delay. Chapter 10 The Board of Directors and Supervisor of the Joint Venture Equity Company 25. The Board of Directors of the Joint Venture Equity Company 25.1. Upon the Closing of this Agreement and the transactions contemplated herein, the board of directors of the Company (“Board”) shall be responsible for determining the overall policies and objectives of the Company and to supervise the activities of the management of the Company, as further described in this Chapter 10. All rights and powers not otherwise granted to the management under any applicable law or by contract, shall vest with the Board.

25.2. Members of the Board 25.2.1. The Board shall consist of up to 6 (six) members, 3 (three) directors appointed by the Party A(the “Party A Directors”) and three directors appointed by Party B (all of the above - collectively, the “Directors”). 25.2.2. Directors shall be appointed, by notice in writing to the Company, by the Shareholder entitled to appoint such Director, as set forth above.Subject to Section 12.1.5 (Payment Default), A Director shall only be dismissed and/or replaced by the Shareholder that appointed him/her. The term of office of the Directors will be renewed every four (4) years. 25.2.3. The chairperson of the Board of directors will preside at every meeting of the Board. The Chairperson of the Board will be one of the Directors appointed by Party B, initially Mr. Moshe Mizrahy. The chairperson of the Board will be the legal representative of the Company. The Vice Chairperson of the Board will be appointed by the Party A. If at any meeting the Chairperson is not present within fifteen (15) minutes of the time fixed for the meeting, the Directors present shall choose someone to be the Chairperson of such meeting. Subject to the terms of Section 25.5 below (Protective Provisions), the Chairperson shall be entitled to an additional or casting vote in a Board meeting. 25.2.4. A Director may appoint an alternate for a specific matter or for a certain meeting, by issuance of notice in this regard to the Company, at least 2 days prior to the date of the Board meeting. If a Director serves as an alternate for one or more additional directors, he/she shall have the number of votes equal to the number of directors he/she represent. 25.2.5. None of the Directors or alternate Directors shall be entitled to receive from the Company any remuneration for their services as Directors.

25.3. Meetings of the Board 25.3.1. Meetings of the Board shall be convened by prior written notice of not less than seven (7) working days, specifying the date and time (which must be reasonable to all members of the board taking into consideration different time zones, applicable public holidays and rest days), place and agenda of the meeting, which shall be given to all Directors and their alternates. Said notice may be waived or shortened upon the agreement in writing of all Directors. The Board will convene at least once a year. The chairperson of the Board may convene a meeting of the Board at the request made by more than one-third of the directors. Unless otherwise agreed in writing by all directors, the Board meetings shall be held at the GDD. 25.3.2. Any action of the Board consented to in writing (including via facsimile or e-mail) by all the Directors shall be valid as if so voted upon at a Board meeting duly called and held. 25.3.3. The Board shall be allowed to hold meetings using any means of telecommunication, provided that all Directors participating in the meeting can speak simultaneously and hear and be heard by all other Directors participating in the meeting, and provided further that the minutes of said meetings are thereafter signed by the Chairperson and Vice Chairman of the meeting. 25.3.4. The legal quorum necessary for the holding of a meeting of the Board is the presence, either in person or by proxy, of at least 2/3 of the appointed Directors serving in office at that time. 25.3.5. If within half an hour of the time for the scheduled meeting, a legal quorum is not present, the meeting shall be postponed by one (1) working day and shall be held at the same place and time (“First Adjourned Meeting”). Quorum for the First Adjourned Meeting of the Board shall be 2/3of the directors that are present, either in person or by proxy, and in the absence of a quorum, then a second adjourned meeting will be convened, within one (1) working days from the date of the First Adjourned Meeting, and shall be held at the same place and time (“Second Adjourned Meeting”). Quorum at the Second Adjourned Meeting shall be 2/3 of the directors that are present, either in person or by proxy. In the absence of a legal quorum at the Second Adjourned Meeting, the absentee director will grant a proxy to one of the directors that is present. A duly form of a proxy by each of the directors will be agreed by the Parties and signed by each of the directors at Closing.

25.3.6. Subject to the terms of Section 25.5 below (Protective Provisions) and the Chairperson’s casting vote, each of the Directors shall have an equal voting right, on every resolution, without regard to whether the vote thereon is conducted by a show of hands, by written ballot or by any other means. 25.3.7. At the Closing, the Company will obtain D&O (directors and officers) insurance policy with a carrier and in an amount satisfactory to the Party A. The Company will enter into an indemnification agreement with each Director in a form approved by the Board. 25.4. Voting Rules for the Board Subject to Section 25.5 (Protective Provisions) below, and unless otherwise required by applicable laws with respect to issues that require a unanimous vote, any decision, action or resolution of the Company, taken by the Board, shall be taken by a simple majority vote (or Directors subject to the Chairperson’s casting vote, as applicable). 25.5. Protective Provisions

25.5.1. Notwithstanding that stated in Section 25.4 above and subject to the provisions in Section 12.1.5 above (Payment Default), any decision, action or resolution of the Company taken by the Board, with respect to the following matters, shall require the affirmative vote or written consent of at least one of Party A Directors, as applicable: (i) make any loan or advance to, or own any stock or other securities of, any subsidiary or other corporation, partnership, or other entity; (ii) make any loan or advance to any person, including, any employee or director, except advances and similar expenditures in the ordinary course of business or under the terms of an employee stock or option plan approved by the board; (iii) guarantee any indebtedness except for trade accounts of the company or any subsidiary arising in the ordinary course of business; (iv) make any investment inconsistent with any investment policy approved by the board; (v) incur any aggregate indebtedness in excess of 25% of the annual budget that is not already included in a board-approved budget; (vi) enter into or be a party to any transaction with any director, officer or employee of the company or any other related party or to any transaction in which a related party has an interest; (vii) change the principal business of the company, enter new lines of business, or exit the current line of business;

(viii) sell, assign, license, pledge or encumber material technology or intellectual property, other than licenses granted in the ordinary course of business; or (ix) enter into any corporate strategic relationship involving the payment contribution or assignment by the company or to the company of assets greater than $1,000,000 (one million); (x) any changes to the company’s signatory rights; (xi) liquidate, dissolve or wind-up the affairs of the company, or effect any merger or consolidation or any other deemed liquidation event (as defined in section 32.2 hereunder); (xii) amend, alter, or repeal any provision of any of the company’s incorporation documents; (xiii) create, authorize the creation of, or issue any other security of the company; (xiv) pay any dividend excluding dividend to be paid in accordance with the dividend policy described below; (xv) create or hold capital stock in any subsidiary that is not a wholly-owned subsidiary or dispose of any subsidiary stock or all or substantially all of any subsidiary assets; (xvi) increase or decrease the size of the board; or (xvii) approve of a reorganization or an IPO of the securities of the company, a sale of all or substantially all of the assets of the company, or a merger of the company or any deemed liquidation event (as such terms are defined in section 32.2 hereunder).

25.6. Supervisory Board of the Joint Venture Equity Company 25.6.1. Effective as of Closing, the Company will not have a supervisory committee, but shall appoint a supervisor (the “Supervisor”). Dr. Carl Geng will be appointed as the first Company Supervisor. The term of appointment of the Supervisor shall be three (3) years. When the term expires, the Supervisor may be re-elected and reappointed by the Board. Directors and senior management staff shall not assume the position of a Supervisor. 25.6.2. The role of the Supervisor shall include the following responsibilities: (i) Check the financial affairs of the Company; (ii) Supervise the acts of senior management personnel, Directors, and recommend to the Board on corrective actions from Directors and senior management personnel; (iii) Propose to convene temporary meetings of the Board, and bring forward proposals at meetings of the Board of Directors. 25.6.3. The Supervisor shall be invited to attend all meetings of the Board as a non-voting attendee, and may raise questions or suggestions about the meeting agenda discussed by the Board. Chapter 11 Lock-Up Period; Right of First Refusal, Co-Sale Right, Right of First Offer, Pre-Emptive Rights

26. Lockup Period During a period of twenty four (24) months from the Closing (“Lockup Period”), but provided that such period shall lapse upon an IPO of the securities of the Company (as defined in Section 27.3 hereunder), the Shareholders shall not sell, transfer, assign, pledge, hypothecate, mortgage or dispose of, by gift or otherwise, or in any way encumber or make any other Disposition any of their Equity Rights in the Company, without the prior written consent of the other Shareholders, provided that a Shareholder shall be entitled to make a Disposition of its fully paid up Equity Rights to its respective Permitted Transferee, and further provided, however, that such transferee shall execute a joinder to this Agreement, consenting to be bound under the same rights and obligations which apply to its respective transferor, as further set in Section 27.3.9 below. For the removal of doubt, the undated consent, executed by each of Party B and Party A, for the Disposition of Equity Rights by the other Shareholder, is attached as Exhibit 19.2.5 and 19.3.3 herein, and will be used by the other Shareholder upon a Disposition, subject to the fulfilment by such other Shareholder, of all the terms set forth in Chapter 11 of this Agreement. Moreover, each of the Parties undertakes to provide all necessary assistance to allow the other Party to exercise its rights under this Chapter 11. 27. Right of First Refusal; Co-Sale Right; Right of First Offer Following the Lockup Period and prior to first to occur of: the consummation of an IPO of the securities of the Company or an Exit Event (as such terms are defined in Section 27.3 hereunder), Dispositions of Equity Rights in the Company, other than a transfer to a Permitted Transferee, shall be subject to the following, as applicable: 27.1. Party A’s Right of First Refusal 27.1.1. Party B shall only sell Equity Rights of the Company further to a Bona Fide Offer (as defined below). If Party B reaches an agreement to sell

Company’s Equity Rights further to a Bona Fide Offer, it shall give Party Aa Shareholder Offeror Notice (as defined below) (within ten (10) working days of the receipt of any such Bona Find Offer) giving Party A the opportunity to purchase all of the Equity Rights of the Company identified in any such Shareholder Offeror Notice in accordance with the provisions of Section 27.1 below. 27.1.2. Any election by the Party A to purchase Equity Rights of the Company from Party B pursuant to this Section 27.1.2 shall be made by written notification (an “Acceptance Notice”) to be received by Party B within twenty one (21) working days (the “Acceptance Period”) after the receipt of the Shareholder Offeror Notice by Party A. 27.1.3. The Acceptance Notice shall specify Party A’s consent to purchase the entire amount of the Equity Rights of the Company offered by Party B under the Shareholder Offeror Notice. Failure by the Party A to deliver an Acceptance Notice during the Acceptance Period shall be deemed an irrevocable waiver by Party A of its rights under this Section 27.1 with respect to the Offered Equity Rights in any such Shareholder Offeror Notice (but shall not act as a waiver of such Shareholder’s rights with respect to the Co-Sale Rights set forth in Section 27.2 below). 27.1.4. If Party A has issued an Acceptance Notice under this Section 27.1.2, the Offered Equity Rights shall be transferred by Party B to Party A pursuant to the terms identified in the applicable Shareholder Offeror Notice within fourteen (14) working days from the end of the Acceptance Period subject to full payment therefore; 27.1.5. Party B shall sell and transfer the Offered Equity Rights to Party A free and clear of any encumbrances, against payment by Party A of the applicable consideration specified in the Shareholder Offeror Notice.

27.1.6. In the event that not all Offered Equity Rights are elected to be purchased by the Party A pursuant to Section 27.1.2 above, then (1) the Acceptance Notice shall be deemed to be null and void and the Shareholder Offeror may, during the seventy (70) - day period following the end of the Acceptance Period, Dispose of such Offered Equity Rights pursuant to the terms of the applicable Shareholder Offeror Notice, provided that ongoing obligations of Party B (i.e. grant of the License) shall continue to bind Party B, and further provided that the purchaser of any such Offered Equity Rights has agree in writing to assume the obligations of Party B under this Agreement, and (2) the Party A may exercise its co-sale rights under Section 27.2 below. 27.1.7. In the event that Party B does not consummate the Disposition of the Offered Equity Rights within such seventy (70) day period, any applicable right of right of first refusal provided hereunder shall be reinstated, and any Disposition of any Equity Rights of the Company by Party B shall not be made unless it complies with the provisions of this Section 27.1. 27.2. Co-Sale Rights. 27.2.1. If Party A does not exercise its right of first refusal as per Section 27.1 above, it may nevertheless provide during the Acceptance Period a Co-Sale Notice in which it may sell, at the price and on the terms stated in such Shareholder Offeror Notice, a pro rata portion of the total number of Offered Equity Rights being sold by Party B equal to the product obtained by multiplying the number of the Offered Equity Rights by a fraction, the numerator of which is the number of Equity Rights of the Company held by Party A and the denominator of which is the sum of the total number of Equity Rights owned by Party B and by Party A. To the extent Party A exercises such right of Co-Sale, the number of Equity Rights from the Offered Equity Rights that Party B may sell shall be correspondingly reduced and Party B shall not sell any of the Offered Equity Rights to the Bona Fide Purchaser unless the Party A is allowed to sell its pro rate share of the Offered Equity Rights as detailed above. If there is no such sale within such seventy (70) calendar days period, then Party B will not sell or transfer the Offered Equity Rights, or any other Equity Rights of the Company, without again complying with the provisions of this Section 27.2.

27.2.2. Any such election by Party A shall be made by a written notice (a “Co-Sale Notice”) to Party B, with a copy to the Company, during the Acceptance Period. If Party A does not provide a Co-Sale Notice within the Acceptance Period it shall be deemed to have rejected such offer and waived its co-sale rights under this Section 27.2, and Party B shall be free within seventy (70) calendar days of the date of expiration of the period for submission of a Co-Sale Notice, to sell the Offered Equity Rights at the price and on the terms contained in the Shareholder Offeror Notice, provided that, to the extent approved by the Party A, ongoing obligations of Party B (i.e. grant of the License) shall continue to apply and further provided that the purchaser of any such Offered Equity Rights has agreed in writing to assume the other obligations of Party B under this Agreement. If there is no such sale within such seventy (70) calendar days period, then Party B will not sell or transfer the Offered Equity Rights, or any other Equity Rights of the Company, without again complying with the provisions of this Section 27.2. 27.3. Party B’s Right of First Offer 27.3.1. If Party A proposes to Dispose of any of its respective Equity Rights in the Company (other than pursuant to a Permitted Transferee) it shall give Party B a Shareholder Offeror Notice (which will only include sub section (2) and (3) of such notice, as the Party A is not required to have a Bona Fide Offer prior to sending such notice) giving Party B the opportunity to purchase all of the Equity Rights of the Company identified in any such Shareholder Offeror Notice in accordance with the provisions of Section 27.1.2-27.1.7 above which will apply, mutatis mutandis. Party A shall not sell any Equity Rights to a direct competitor of the Company and/or Party B without the approval of the Chairman of the Board of Party B.

27.3.2. Defined Terms. The following defined terms used in this Section 27 (Party A’s Right of First Refusal, Co-Sale Right, Party B’s Right of First Offer) and Section 33 (Party A Conversion Right to Party B Equity Rights) have the respective meanings set forth below: 27.3.3. A “Bona Fide Offer” means a binding valid offer (including all material details and documents pertaining thereto) from a Bona Fide Purchaser (defined below) to purchase some or all of the Equity Rights of the Company owned by a Shareholder. 27.3.4. A “Bona Fide Purchaser” is any unaffiliated third party that is ready, willing and able to purchase or otherwise acquire any Equity Rights of the Company from a Shareholder. 27.3.5. A “Shareholder Offeror Notice” is a written notice provided by Party B to the Party A setting forth (1) Party B’s intention to Dispose of its Equity Rights (pursuant to a Bona Fide Offer), (2) the type, class, and number of Equity Rights of the Company proposed to be Disposed of by Party B (the “Offered Equity Rights”), (3) the price and all other commercial and payment terms and conditions upon which Party B proposes to Dispose of its Equity Rights, (4) the manner in which the price and such other terms and conditions were or shall be established, and (5) the identity of the Bona Fide Purchaser. 27.3.6. An “IPO”, an initial public offering of Company’s Equity Rights or of Party B securities or of any other corporation, as the case may be, on any international stock exchange, following the transformation of the Company into a foreign investment company limited by shares, to the extent required under PRC Law;

27.3.7. “Exit Event”, means: (i) any merger, reorganization or consolidation of the Company with or into another entity, or the acquisition of the Company by means of any transaction or series of related transactions, following which the existing shareholders of the Company as of immediately prior to such transaction or series of related transactions hold, by virtue of such transaction or series of related transactions, less than 50% of the voting power of the surviving or acquiring entity or less than 50% of the issued and outstanding share capital of the surviving or acquiring entity, or (ii) a sale, transfer, grant of exclusive license or other disposition of all or substantially all of the assets of the Company, in a single transaction or a series of related transactions. “Party B Exit Event” shall have the same meaning as the above Exit Event definition referencing Party B instead of the Company where applicable. 27.3.8. “Dispose” or “Disposition” means the sale, assignment, transfer, creation of any liens or encumbrances or other forms of disposition of Equity Rights in the Company (including, without limitation, any Equity Rights in the Company issued pursuant to any employee stock option plan); provided, however, that the term “Dispose” or “Disposition” will not include any liens or encumbrances made by Party B to any financial institution as security for its debts or obligations, and further provided, that with respect to any Disposition of Party A Equity Rights, it will not include any sale, assignment, transfer, creation of any liens or encumbrances or other forms of disposition to any Competitor of the Company and/or Party B, unless approved in advance by Party B. 27.3.9. “Permitted Transferee” means a transfer to (1) any legal entity which controls, is controlled by, or is under common control with such legal entity transferor, (2) in case of a transfer by a legal entity transferor which is a partnership (including a limited partnership) or a limited liability company, to any partners or retired partners, members or retired members, or partnership (including a limited partnership) or limited liability company managed by the same management company (or the same manager of any such limited liability company) or to the partners or members thereof, or (3) in case of a transfer by a legal entity transferor which is a trustee, the beneficial owner of the Equity Rights, all provided that: (A) the provisions of this Agreement shall continue to be applicable to the Equity Rights of the Company following any such transfer, (B) as a condition to any such transfer, the Permitted Transferee/s shall undertake in writing to be bound by the provisions of this Agreement, and (C) the restrictions on the Disposition of Equity Rights of the Company under this Agreement shall apply to any disposition of Equity Rights of the Company held by the Permitted Transferee(s) mutatis mutandis. The term “Control” as used herein, means the ability to direct or cause the direction of the activity of a person or entity, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and it shall be deemed “control” in the event of ownership, solely or jointly with others, of half or more of the voting power, or the ability, solely or jointly with others, to designate a majority of the members of the board of directors or the manager(s) of any limited liability company or the general partner of any general partnership; provided, however, that for the purposes of this Section 1 only, the Disposition of any Equity Rights in a Permitted Transferee which is a legal entity (i.e., incorporated entity, limited liability company, trust or partnership) in which the sole or primary asset is Equity Rights of the Company (such legal entity shall be referred to as a “Holding Company”) shall be regarded as a Disposition of the Equity Rights of the Company, and the provisions of this Section 1 will apply accordingly. the Disposition of any Equity Rights in a Permitted Transferee which is a legal entity (i.e., incorporated entity, limited liability company, trust or partnership) in which the sole or primary asset is Equity Rights of the Company (such legal entity shall be referred to as a “Holding Company”) shall be regarded as a Disposition of the Equity Rights of the Company, and the provisions of this Section 1 will apply accordingly. 28. Preemptive Rights

28.1. Following the Closing, until immediately prior to the consummation of an IPO of the securities of the Company or an Exit Event, in the event that the Company proposes to issue or sell any New Securities (as defined below), the Company shall first offer to each of the Shareholders the right to purchase such number of New Securities reflecting a Shareholder’s Pro-Rata Share (as defined below) of the New Securities. For purposes of this Section 28, a Shareholder’s “Pro-Rata Share” shall mean the ratio of the number of issued Equity Rights of the Company owned by such Shareholder immediately prior to the issuance of New Securities, to the total number of Equity Rights of the Company owned by all Shareholders immediately prior to the issuance by the Company of New Securities. “New Securities” shall mean any equity interest (including different classes of Equity Rights and/or preferred Equity Rights and any Equity Rights issued pursuant to an employee stock option plan) in the Company, whether now authorized or not, and grants of any rights, options or warrants to purchase such equity interests, and securities of any type whatsoever that are exercisable for or convertible into equity interests of the Company, other than (i) securities under an employees option plan approved by the Board, (ii) any type or class of Equity Rights issued pro rata to all Shareholders in recapitalization events or as dividend or bonus Equity Rights (including any adjustments made pursuant to such recapitalization), or (iv) securities offered to the public in an IPO. 28.2. In the event that the Company proposes to issue New Securities, it shall give each of the Shareholders a written notice (a “Rights Notice”) of its intention, describing the type of New Securities, the price, the general terms upon which the Company proposes to issue such New Securities, and the number of New Securities that each Shareholder has the right to purchase hereunder. Pursuant to the purchase mechanics identified in Section 28.3 below, each Shareholder shall have fourteen (14) calendar days from its receipt of a Rights Notice to agree to purchase all or any part of such Shareholder’s Pro Rata Share of such New Securities for the price and upon the general terms specified in the applicable Rights Notice, by giving written notice to the Company setting forth the quantity of New Securities to be purchased.

28.3. In the event that any Shareholder fails to exercise in full its respective preemptive right within the fourteen (14) -day period specified above, the Company shall have ninety (90) calendar days after the expiration of such fourteen (14) -day period to enter into an agreement with a third party to sell the New Securities in respect of which the applicable Shareholders’ pre-emptive right set forth in this Section 27.2 is not exercised, at a price and upon general terms no more favorable to the purchasers thereof than specified in the applicable Rights Notice. In the event that the Company has not entered into an agreement to sell such New Securities within such ninety (90) day period, the Company shall not thereafter issue or sell any New Securities without first again offering such New Securities to each of the Shareholders in the manner provided in this Section 28. 29. Registration Rights To the extent that Party B is granted with any rights to register its rights in the Company for trade in a stock exchange, as part of an IPO of the Company, then Party A shall have the same registration rights as Party B,ona pro-rata basis. 30. Dividend Policy Following the Closing Date, the Company will distribute, in dividends, annually, subject to any legal limitations, 20% (twenty percent) of its distributable profits, taking into account the Company’s operational needs. 31. Anti Dilution Provisions In the event that the Company issues additional Company Equity Rights to an independent third party investor in the first equity investment immediately following the Closing of the transactions contemplated herein only, reflecting a purchase price per share that is lower than the price per share reflected by the Contribution Amount contemplated herein, the Party A will be issued additional Equity Rights of the Company, for no consideration (other than the par value), based on a weighted average formula. This mechanism, will be reflected in the Company’s Amended and Restated Articles of Association.

32. Party A’s Liquidation Preference 32.1. Upon an event of any liquidation, dissolution or winding up of the Company, and upon a Deemed Liquidation event as defined below, the Party A shall be entitled to be paid out of the assets legally available for distribution to Company shareholders, before any payment to any other shareholder by reason of their ownership thereof, amount in cash equal to that part of the Contribution Amount that was actually transferred to the Company. The remaining assets legally available for distribution to Company shareholders shall be distributed to all Company shareholders in proportion to the number of Company Equity Rights then held by them. The Company and Party B undertake (and in the case of Party B such undertaking will include the use of all its powers in the Company, including the right to appoint and dismiss director and officers) to procure that no such transaction will occur unless Party A’s liquidation preference is observed. 32.2. An Exit Event will be treated as a liquidation event thereby triggering payment of the liquidation preference described above (“Deemed Liquidation Event”). 32.3. In the event that due to Chinese Law, Party A’s preference rights may not be exercised as indicated in this section 32 above, the Parties and the Company undertake to introduce an alternative contractual vehicle that will ensure a similar economic outcome to Party A. 33. Party A Conversion Right to Party B Shares 33.1. If Party B contemplates an Party B Exit Event or an IPO, it shall give Party Aa notice (the “Exit Notice”) giving Party A the opportunity to convert all of the Party A’s Equity Rights into shares of Party B and to sell such shares as part of Party B Exit Event or the public market post the IPO (subject to any standoff and no sale periods applicable to other shareholders of Party B) (“Conversion Right”).

33.2. The Conversion Right will be exercised based on the fair value of Party B and the Company, in accordance with the formula, as shall be agreed by the Parties prior to Closing and thereafter attached as Exhibit 33.2 hereto (“Conversion Formula”). 33.3. Any election by the Party A to exercise the Conversion Right shall be made by written notification (a “Conversion Notice”) to be received by Party B within thirty (30) days (the “Acceptance Period”) after the receipt of the Exit Notice by Party A. 33.4. The Conversion Notice shall specify Party A’s consent to convert the entire amount of the Equity Rights of the Company held at the time by the Party A into Party B shares, immediately prior to Party B Exit Event or to the IPO. Failure by Party A to deliver a Conversion Notice during the Acceptance Period shall be deemed an irrevocable waiver by Party A of its rights to exercise its Conversion Right. 33.5. If Party A has issued a Conversion Notice under Section 33.3, Party A’s Equity Rights in the Company will be fully redeemed by the Company at their nominal value, and Party A will be issued with such number of Party B shares, based on the Conversion Formula, all subject to any regulatory approvals that may be required and the Parties undertake to make best efforts in order to obtain any approvals that may be required under Chinese Law to give effect to the Conversion Right. 33.6. In the event that Party A has not submitted a Conversion Notice during the Acceptance Period, then Party B may, during the one hundred (100) day period following the end of the Acceptance Period, consummate the Party B Exit Event or the IPO pursuant to the terms of the applicable Exit Notice, without further obligation to re-offer Party A the right to convert. 33.7. In the event that Party B does not consummate the Party B Exit Event or the IPO within such one hundred (100) day period, any applicable conversion right of the

Party A shall be reinstated, and any Party B Exit Event or the IPO of any shares of Party B shall not be made unless it complies with the provisions of this Section 33. 33.8. The Parties undertake to cooperate with each other to enable Party A to exercise the Conversion Right in accordance with applicable laws. 34. Assistance in the Sale of the Party A’s Equity Rights Provided that at that time Party A has paid all Milestone Payments due by such time, at the request of Party A, the Company shall, and Party B shall use reasonable powers (including the right to appoint and dismiss directors and officers) to cause the Company to assist Party A in selling the Party A’s Equity Rights in the Company (or in such other cases as listed below), including by causing the Company to assist in marketing efforts, conducting road-shows or otherwise, providing any reasonable or necessary information to any prospective purchaser, allowing prospective purchasers to meet with the management of the Company, supporting and facilitating any due diligence requirements, etc. Such undertaking will apply to (i) the sale by Party A alone (at a pre-approved cost to be paid by Party A), (ii) the sale of all of the Company’s Equity Rights or assets pursuant to Party A’s right to force such sale; and (iii) an IPO of the securities of the Company, pursuant to Party A’s right to force it. 35. Party A Exit Rights 35.1. The Party A will have the right to force an IPO of the securities of the Company, provided the underwritten valuation of the Company in such IPO is no less than US$50,000,000, the Company has sufficient operational capital to finance the process and continue its operations as planned and further provided that Party B is not undergoing an IPO during said year. To the extent that the Company has not succeeded in the consummation of an IPO pursuant to the terms of this Section 35.1, the Party A may only force one additional IPO of the securities of the Company, not earlier than eighteen (18) months after the failure of the process.

35.2. Prior to the consummation of an IPO of the securities of the Company, Party A and Party B shall negotiate in good faith and agree on a governance structure and by-laws, but Party A special rights (liquidation preference, anti-dilution, veto rights etc.,) shall expire upon consummation of the Company IPO. 35.3. Party A will have the right to force the sale of the Company or, at Party A’s choice, all of Company’s assets, provided the valuation of such transaction is no less than US$50,000,000 and further provided that the Chairman of Party B does not object to the sale due to such purchaser being a direct competitor of Party B. 35.4. To the extent permitted by law, the Company undertakes to indemnify and hold Party B and each Party A Indemnified Person (as defined above) completely harmless from and against any and all Losses (as defined above) arising from or otherwise related to: (i) any untrue statement of a material fact contained in any prospectus, offering circular, or other offering document relating to any IPO of the securities of the Company; (ii) any failure to state therein a material fact necessary to make the statements therein not misleading; and (iii) any violation of applicable law (including but not limited to, securities laws and exchange requirements applicable to any IPO of the securities of the Company). 36. Books and Records; Administration; Access 36.1. At all times the Company shall keep proper and complete books of account, in which shall be entered fully and accurately the transactions to which the Company is a party, in accordance with applicable law. 36.2. Each Shareholder holding above 15% (“Major Shareholders”) will be granted access to the Company facilities and personnel during normal business hours and with reasonable advance notification for the purpose of monitoring such shareholder’s investment in the Company.

36.3. The Company will deliver to each Major Shareholder the following reports: 36.3.1. annual audited financial reports, ninety (90) days after the end of every calendar year; 36.3.2. quarterly financial reports, within sixty (60) days after the end of every calendar quarter; 36.3.3. monthly financial statements, within ten (10) days after the end of every calendar month; 36.3.4. any other information as shall be determined from time to time by the Board; 36.3.5. Thirty (30) days prior to the end of each fiscal year, a comprehensive operating budget forecasting the Company’s revenues, expenses, and cash position on a month-to-month basis for the upcoming fiscal year and an update to the business plan (including its extension to an additional year); and 36.3.6. promptly following the end of each quarter an up-to-date capitalization table. 37. Tax 37.1. The Company shall pay all categories of taxes in accordance with law and enjoy all preferential treatment of tax reduction or exemption in accordance with the tax law of China and the preferential tax policy as approved by the responsible tax authorities.

37.2. The staff and workers of the Company shall pay on his own the personal income tax in accordance with the “Personal Income Tax Law of the People’s Republic of China”. 38. Finance, Accounting and Auditing 38.1. The financial and accounting system of the Company shall be in accordance with the “Enterprise Accounting System” and the provisions of this Agreement, and shall be formulated with the integration of the practical situations of the Company, and shall be reported to the relevant financial and tax authorities for filing purpose. The accounting of the Company shall adopt the internationally accepted accrual basis and debit and credit accounting system. 38.2. Before the end of January of each fiscal year, the Chief Financial Officer shall according to the audited financial reports compile a report for the distribution of the profit of the preceding fiscal year, and submit to the Board for resolution. 38.3. For the last quarter of each fiscal year, the Chief Financial Officer shall compile the financial budget for the coming fiscal year, and submit to the Board for resolution. 38.4. The fiscal year of the Company is from the first (1st) of January to the thirty-first (31st) of December of each calendar year. All the vouchers, receipts, reports and account keeping books shall be written in Chinese. 38.5. The Company shall adopt Renminbi as the accounts keeping unit. In case of receipts or payments in foreign currency, it shall concurrently be recorded in foreign currency. 38.6. The Company shall employ Chinese registered accountant to undertake financial audit of the Company, and the audited reports of the financial statements for the preceding fiscal year shall be submitted to the Chief Financial Officer by the end of January of each year.

38.7. The Company shall accept the examination and scrutiny of the financial revenues and expenditures, accounting books of the Company by the audit authorities of the government. Any of the Parties shall have the right to recruit auditors to audit the accounting books and operating conditions of the Company at such Party’s own expenses. During the audit, the Company shall provide all necessary assistance. 38.8. The Renminbi account and foreign exchange account opened by the Company in the bank in China shall be managed by the Company. The collection, payment and clearance business of the Renminbi and foreign exchange of the Company shall be handled by the adjacent banking institution, and the conditions offered by that bank shall be more preferential or at least equal to the other competitors. 38.9. Financial Rules will be mutually agreed by the Parties and adopted by the Company subject to the approval of the Board. 38.10. The accountants and auditors of the Company will be mutually agreed by the Parties, provided it is one of the “Big-4” accounting firms (i.e. PWC, Deloitte, EY and KPMG). 38.11. At all times the Company shall keep proper and complete books of account, in which shall be entered fully and accurately the transactions of the Company in accordance with applicable law. 38.12. As part of its operations the Company will put in place from time to time such procedures and policies (including human resource policy, risk management policy, financial management regulations, foreign exchange matters, Board meeting procedures, etc.) as shall be further expanded by the Board. 38.13. Notwithstanding anything to the contrary, the Company shall keep additional books and accounts, follow such additional accounting principals and take all action in order to provide to Party B the needed accounting information in order to be able to fully consolidate the financial results.

39. Equity Share Option Plan It is hereby agreed, that 5% of the Company share capital will be reserved for an employee share option plan. There shall be neither voting rights nor preemptive rights for Equity Rights issued upon exercise of such options (until an IPO). 40. Non Compete Undertaking Party B undertakes and agrees not to compete (including non-solicitation and non-circumvention undertakings) with the Company nor with any of its business activities excluding the BodyTite products (whether as employee, officer, director, service provider, partner, shareholder or other similar capacity), in the Territory. Mr. Moshe Mizrahy shall assume a similar personal undertaking, for so long as it holds shares in Party B. Party B and Mr. Moshe Mizrahi will enter, effective at Closing, into a non-competition, non-solicitation and non-circumvention agreement, in the forms as shall be agreed by the Parties by Closing. 41. Confidentiality 41.1. Each of the Parties (including the Company) undertakes to keep all of the confidential information that it may receive from the other Party with respect to this Agreement and/or the transactions contemplated herein and/or the negotiations leading up to execution of it confidential and/or confidential information of the Company, not to make any use whatsoever of it and not to exploit it other than for the purpose of performance of the contract the subject of this Agreement and not to transfer it to any third party whatsoever. The Company shall keep in confidence and shall not use any and all confidential information disclosed to it by the Parties or which it shall become privy to as a result of the performance of this Agreement or the operation of the Company. 41.2. Confidential information for the purposes of this Agreement shall mean: any information, including this Agreement and the conditions hereof, any data, document, sketch, plan, commercial information, accounting information, professional information, marketing information, scientific information, technical information, commercial information or other information in any form whatsoever and on any medium whatsoever, relating to any of the Parties (including the Company) and/or their businesses, with the exception of information that has come into the public domain other than due to the breach of this undertaking and except for any portion of the information that either of the Parties may be required to disclose under any law or at the demand of any authority, and except for information that the Party (including the Company) bound by confidentiality proves was in its possession prior to it being provided to it by any of the Parties (including the Company) to this Agreement. 41.3. Each of the Parties (including the Company) shall cause all of its officers, employees and persons acting on its behalf to keep all confidential information, confidential and shall be liable towards the other Parties (including the Company) for any disclosure of confidential information by any person acting on its behalf. 42. Term and Termination 42.1. The Company’s term shall be twenty (20) years (the “Term”). Subject to the approval of relevant authorities, the term may be extended by consent of all shareholders of the Company. 42.2. This Agreement may be terminated by the written notice of a Party to the other Parties of an intention to terminate this Agreement pursuant to the procedure set forth in Section 43 below, if: (i) any Party materially breaches this Agreement, the License Agreement or violates the Articles of Association, and such breach or violation is not cured within three (3) months of written notice to the breaching Party (in such case only the non-breaching Parties may terminate); or (ii) the closing conditions set forth in Sections 14-18hereof are not fulfilled by the Closing Date and are not extended or waived; or (iii) the Company becomes bankrupt, or is the subject of proceedings for liquidation or dissolution, or ceases or is unable to carry on business in accordance with this Agreement or becomes unable to pay its debts as they come due.

43. Dissolution, Liquidation and Handling of Assets 43.1. On the day after obtaining the approval from the original examination and approval authorities for dissolution, the Company shall start the liquidation, and the Board shall organize a Liquidation Committee to undertake liquidation of the debts, rights and assets of the Company. The liquidation of the Company shall be undertaken in accordance with the regulations in this Agreement, the Articles of Association and the related laws. 43.2. In case the Company is dissolved pursuant to the provisions of this Agreement, the Board of Directors shall form a Liquidation Committee within fifteen (15) days from the date of dissolution. The members of the Liquidation Committee shall be appointed from the existing Directors or be taken up by professional staff employed. The Liquidation Committee shall exercise the following scope of authorities during the period of liquidation: (1) Clean up the property of the Company, compile the balance sheet and inventory list of the property, and formulate the liquidation plan; (2) Inform the unidentified creditors through announcement in public notice, inform the identified creditors through written notice. (3) Handle the non-ending operation of the Company. (4) Propose the methods of evaluation and handling of the property. (5) Pay outstanding taxes. (6) Clean up the creditors’ rights and debts. (7) Handle the remaining property of the Company after repaying the debts. (8) Represent the Company to participate in civil claims proceedings. (9) Other duties or powers as required or authorized by related laws.

43.3. The liquidation plan formulated by the Liquidation Committee shall be endorsed by the Board, and then submitted to the original examination and approval authorities for record purpose. 43.4. After paying the liquidation fee and repaying all outstanding debts, the remaining properties shall be distributed according to the proportion of the investment on the registered capital by Parties, all subject to the provisions of Section 32 (Liquidation Preference) of this Agreement. 43.5. After the Liquidation Committee has completed all the tasks as specified in the liquidation plan, it shall compile a liquidation report. After endorsement by the Board, the liquidation report shall be submitted to the original examination and approval authorities for record purpose. 43.6. After filing the liquidation report with the original examination and approval authorities, the Liquidation Committee shall be responsible for handling the tax, customs, de-registration of the industry and commerce identity and announce the termination of the Company through public notice. 44. Management 44.1. Managers 44.1.1. The Company shall adopt a management system under which the General Manager shall be responsible to and under the leadership of the Board. 44.1.2. The General Manager, the Finance Manager, the Operation Manager and the Technical Manager shall be nominated by Party B, subject to the prior consent of Party A, and appointed by the Board. 44.2. Terms of Office and Dismissal. The terms of office of the General Manager and other senior management personnel shall normally be three (3) years, or as otherwise determined by the Board. They may be dismissed at any time by a resolution of the Board, subject to their personal labor agreements.

44.3. Responsibilities and Powers of the General Manager. The duties of the General Manager shall consist of carrying out the decisions of the Board and organising, directing and deciding all matters relating to the day-to-day operation and management of the Company, and achieving the operation target determined by the Board. Within the limitations specified in the restated Articles of Association, this Agreement, and as may be determined by the Board, the General Manager shall represent the Company in all matters concerning its day-to-day operations and management. 44.4. Employees and Wages. The employees recruitment, dismissal, wages and salaries, welfare, labor insurance, retirement insurance, labor discipline and other matters of the Company shall be executed in accordance with the “Labor Laws of the People’s Republic of China”, “Labor Contract Laws of the People’s Republic of China” and the implementation practices as formulated by the various levels of the responsible authorities. It shall be autonomously decided by the Company without any interference from external parties. The Company shall sign the labor contract with the employees of the Company on an individual basis, and the labor contract shall be filed with the relevant responsible authorities for record purpose. 44.5. The standard of wages and salaries, the form of wages and other systems, and the bonus and subsidies for the staff shall be determined by the Board. 44.6. In case the annual executive management fee received by any one of the Executive Management appointed by the Parties of the Company or appointed by any respective parties is eligible for paying any categories of tax (including personal income tax), it shall be the sole responsibility of and paid by such Executive Management. 45. Miscellaneous. 45.1. Further Assurances. Each of the Shareholders hereto shall perform such further acts and execute such further documents as may reasonably be necessary to carry out and give full effect to the provisions of this Agreement and the intentions of the Shareholders as reflected thereby. 45.2. Costs and Expenses. Except as otherwise expressly agreed to between the Parties in writing, the Company shall bear all costs and expenses associated with this Agreement, including the completion, execution and delivery thereof, costs associated with the formation of the Company and the consummation of the transactions contemplated therein. 45.3. Governing Law and Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the Republic of China, without regard to its principles concerning conflicts of laws. All disputes, questions or differences whatsoever which shall at any time hereafter arise between the Parties hereto (including the Company) or their respective representatives or any of them, and which the Parties are unable to settle amicably between them, concerning or relating to this Agreement or the validity, construction, meaning, operation or effect thereof, or any clause herein contained, or as to the rights, duties or liabilities of the Parties hereto under or by virtue of this Agreement, shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce by one (1) arbitrator appointed in accordance with the said Rules. Arbitration proceedings shall take place in Israel and be conducted in the English language. Judgment upon any award rendered by the arbitrator may be entered in any court having jurisdiction or application may be made to such court for a judicial acceptance of the award and an order of enforcement as the case may be. As between the Parties, the English version of this Agreement and any other transaction document will prevail. 45.4. Prevailing Language of Documents. The English and Chinese versions of this Agreement and all Exhibits shall be of equal effect. 45.5. Successors and Assigns; Assignment. Except as otherwise expressly limited herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the Shareholders. Neither Shareholder may assign its rights or obligations under this Agreement without the prior written consent of the other Shareholder.

45.6. Inconsistency. In any case of inconsistency between the terms and conditions of this Agreement and the Amended and Restated Articles of Association of the Company or any other organizational document of the Company, the terms and conditions of this Agreement, to the extent permitted under applicable law, shall supersede. 45.7. Entire Agreement; Amendment and Waiver. This Agreement constitutes the full and entire understanding and agreement between the Parties (including the Company) with regard to the subject matters hereof and thereof and supersedes any prior oral or written agreement concerning the subject matters hereof. Any term of this Agreement may be amended and the observance of any term hereof may be waived (either prospectively or retroactively and either generally or in a particular instance) only with the written consent of all Shareholders. 45.8. Notices. Any notices required or permitted to be given hereunder may be sent by registered mail, telex, facsimile or e-mail. Notices sent by mail shall be deemed given seven (7) days after mailing, postage prepaid. Notices by telex, facsimile or e-mail shall be deemed given on the date transmitted with written verification of receipt. Until changed by written notice given by either Shareholder to the other, the addresses of the Shareholders for the purpose of this Agreement are as set forth in the beginning of this Agreement. 45.9. Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any Shareholder upon any breach or default under this Agreement, shall be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent, or approval of any kind or character on the part of any Shareholder of any breach or default under this Agreement, or any waiver on the part of any Shareholder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any of the Shareholders, shall be cumulative and not alternative.

45.10. Severability. If any provision of this Agreement is held by a competent tribunal to be unenforceable under applicable law, then such provision shall be excluded from this Agreement and the remainder of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms; provided, however, that in such event this Agreement shall be interpreted so as to give effect, to the greatest extent consistent with and permitted by applicable law, to the meaning and intention of the excluded provision as determined by such court of competent jurisdiction. 45.11. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and enforceable against the Shareholders actually executing such counterpart, and all of which together shall constitute one and the same instrument. [The remainder of this page is intentionally left blank]

Guangzhou Sino-Isreal Bio-Industry Investment Fund (LLP) By its General Partner, Guangzhou Elim Biotech Industrial Venture Capital Management Company By: Title: Date: Invasix Ltd. By: Name: Title: Date: Guangzhou InMode Medical Technology Ltd. By: Name: Title: Date:

Exhibit 11.1.3 - Additional Capital Contribution post Closing Pursuant to Section 11.1.3 of the Agreement, the Party A shall pay the following sums as invested by Party A as a capital reserve: 1. 12,403,922RMB within thirty (30) days after Closing (equal to 50M*25%- initial capital contribution made by the Party A at the Closing).17.5 Million RMB (equal to 50M*35%), upon initiating of production and manufacturing line in the Territory. 2. 20 Million RMB (equal to 50M*40%), upon completion of sales and positioning of the first 10 InMode platforms in the Territory.

19.1.3 Business License

http://cri.gz.gov.cn

19.1.7 Amended and Restated Articles of Association of the Company

Amended and Restated Articles of Association
of
Guangzhou InMode Medical Technology Ltd.

广州盈美特医疗科技有限公司
之
章程修订本

Chapter I
第一章
General Provisions
总则

Article 1. General.These Articles of Association are established in accordance with the Company Law of the People's Republic of China, the Law of the People's Republic of China on Chinese-Foreign Equity Joint Ventures, and the Contract on Establishment of Guangzhou InMode Medical Technology Ltd.(the "**JV Agreement**"). These Articles of Association shall be the Company's code of conduct and shall be strictly observed by all equityholders, directors, supervisors and executive management staff of the Guangzhou InMode Medical Technology Ltd (the "**Company**").

第 1 条综述。本《公司章程》依据《中华人民共和国公司法》、《中华人民共和国中外合资经营企业法》和《设立广州盈美特医疗科技有限公司合同》（以下简称"**《合资经营协议》**"）之规定而制定。本章程应作为本公司的行为准则，本公司的全体股东、董事、监事和行政管理人员均应严格遵守。

Article 2. Company name: Guangzhou InMode Medical Technology Ltd..

第 2 条公司名称：广州盈美特医疗科技有限公司。

Article 3. Domicile: Unit 103-1 1/F, No.6 Luoxuan3rd., Bio-Island, Guangzhou

第 3 条住所：广州生物岛螺旋三路 6 号首层 103-1 单元

Article 4. The form of the Company: Limited Liability Company （Sino-foreign joint venture）.

第 4 条公司形式：有限责任公司（中外合资）。

Article 5. The Chairman of the Board of Directors of the Company (the "**Board**") shall be the legal representative of the Company.

第 5 条本公司的董事会（以下简称"**董事会**"）董事长应为本公司的法定代表人。

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Article 6. Purpose of the Company: The Company will be engaged, inter alia, in the importation, marketing and sale of all Invasix Ltd.’s Products in the Territory (as defined below). The Territory is defined as the People’s Republic of China, Hong Kong, Taiwan and Macau (the “Territory”). The Company may also independently develop, design and manufacture products and devices based on Invasix Ltd.’s intellectual property and technology (as defined in the JV Agreement) and to operate a production line (or lines) for said purpose; also carry out clinical trials and regulatory activities, and the sales, marketing, distribution,support and warranty of the said products. Article 7. Category of core business: Research and testing development. Article 8. Scope of business: Medical research and testing development; Biotechnology research; the sale of non-licensing medical devices; export and import of goods (except for exclusively controlled and sold merchandise) (or other business as may be approved by the Administration of Industry and Commerce). ((Excluding business prohibited by the laws and regulations or is included in the restricted or forbidden categories of the Catalogue of Industries for Guiding Foreign Investment; business shall not involve goods that are subject to the administration of state-run trade, if the business is subject to quota control or licensing administration, quota or license shall be obtained pursuant to the relevant provisions.) Article 9. Authorized business: N/A. Article 10. The total amount of investment into the Company: RMB280,000. The Company’s registered capital: RMB 196,078. Chapter II

Equityholders and Capital Contributions Article 11. Equityholders and Capital Contributions: Equityrightholder’s Name Date for Capital Contribution Amount of Capital Contribution( 1K RMB) Ratio of Capital Contribution Form of Capital Contribution Guangzhou Sino-Israel Bio-Industry Investment Fund (LLP)(“Party A”) Before 1st May 2017 96.078K RMB (“Investment Amount) 49% Cash Invasix Ltd. (“Party B”), Invasix Ltd. Party A and Party B are collectively hereafter referred to as the “Parties” Before 1st Mar. 2017 100KRMB 51% Cash Chapter III Company’s Equity and Rights of Equityholders Article 12. Definitions. The following terms used herein shall have the meanings defined as follows:

a. “Bona Fide Offer” means a binding valid offer (including all material details and documents pertaining thereto) from a Bona Fide Purchaser (defined below) to purchase some or all of the Equity rights of the Company owned by an Equity holder. b. “Bona Fide Purchaser” is any unaffiliated third party that is ready, willing and able to purchase or otherwise acquire any Equity rights of the Company from an Equity holder. c. “Dispose” or “Disposition” means the sale, assignment, transfer, creation of any liens or encumbrances or other forms of disposition of Equity rights in the Company (including, without limitation, any Equity rights in the Company issued pursuant to any employee stock option plan); provided, however, that the term “Dispose” or “Disposition” will not include any liens or encumbrances made by Party B to any financial institution as security for its debts or obligations, and further provided, that with respect to any Disposition of Party A Equity rights, it will not include any sale, assignment, transfer, creation of any liens or encumbrances or other forms of disposition to any Competitor of the Company and/or Party B, unless approved in advance by Party B. d. “Exit Event”, means: (i) any merger, reorganization or consolidation of the Company with or into another entity, or the acquisition of the Company by means of any transaction or series of related transactions, following which the existing equityholders of the Company as of immediately prior to such transaction or series of related transactions hold, by virtue of such transaction or series of related transactions, less than 50% of the voting power of the surviving or acquiring entity or less than 50% of the issued and outstanding equity right capital of the surviving or acquiring entity, or (ii) a sale, transfer, grant of exclusive license or other disposition of all or substantially all of the assets of the Company, in a single transaction or a series of related transactions. “Party B Exit Event” shall have the same meaning as the above Exit Event definition referencing Party B instead of the Company where applicable.

e. “Investment Amount” shall mean the amount of funds actually invested and received by the Company from Party A in exchange for equity rights of the Company as provided in the JV Agreement or otherwise. f. “IPO”, an initial public offering of Company’s Equity rights or of Party B securities or of any other corporation, as the case may be, on any international stock exchange. g. “JV Agreement” shall mean that agreement entered into by and between Party A, Party B and the Company dated 8thOct., 2016 regarding the investment, operations and conversion of the Company into an Equity Joint Venture Company. h. “New Securities” shall mean any equity interest (including different classes of ordinary equity rights and/or preferred equity rights and any equity rights issued pursuant to an employee stock option plan) in the Company, whether now authorized or not, and grants of any rights, options or warrants to purchase such equity interests, and securities of any type whatsoever that are exercisable for or convertible into equity interests of the Company, other than (i) securities under an employee’s option plan approved by the Board, (ii) any type or class of equity rights issued pro rata to all Equityholders in recapitalization events or as dividend or bonus equity rights (including any adjustments made pursuant to such recapitalization), or (iv) securities offered to the public in an IPO. i. “Permitted Transferee” means (a) with respect to (1) any legal entity which controls, is controlled by, or is under common control with such legal entity transferor, (2) in case of a transfer by a legal entity transferor which is a partnership (including a limited partnership) or a limited liability company, to any partners or retired partners, members or retired members, or partnership (including a limited partnership) or limited liability company managed by the same management company (or the same manager of any such limited liability company) or to the partners or members thereof, or (3) in case of a transfer by a legal entity transferor which is a trustee, the beneficial owner of the equity rights, all provided that: (A) the provisions of the JV Agreement shall continue to be applicable to the Equity rights of the Company following any such transfer, (B) as a condition to any such transfer, the Permitted Transferee/s shall undertake in writing to be bound by the provisions of theJV Agreement, and (C) the restrictions on the Disposition of Equity rights of the Company under theJV Agreement shall apply to any disposition of Equity rights of the Company held by the Permitted Transferee(s) mutatis mutandis. The term “Control” as used herein, means the ability to direct or cause the direction of the activity of a person or entity, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and it shall be deemed “control” in the event of ownership, solely or jointly with others, of half or more of the voting power, or the ability, solely or jointly with others, to designate a majority of the members of the board of directors or the manager(s) of any limited liability company or the general partner of any general partnership; provided, however, that for the purposes of this Article 13 only, the Disposition of any equity rights in a Permitted Transferee which is a legal entity (i.e., incorporated entity, limited liability company, trust or partnership) in which the sole or primary asset is equity rights of the Company (such legal entity shall be referred to as a “Holding Company”) shall be regarded as a Disposition of the Equity rights of the Company, and the provisions of this Article 13 will apply accordingly. j. “Pro-Rata Equity right” shall mean the ratio of the number of issued Equity rights of the Company owned by such Equityholder immediately prior to the issuance of New Securities, to the total number of Equity rights of the Company owned by all Equityholders immediately prior to the issuance by the Company of New Securities.

k. “Equityholder Offeror Notice” is a written notice provided by Party B to the Party A setting forth (1) Party B’s intention to Dispose of its Equity rights (pursuant to a Bona Fide Offer), (2) the type, class, and number of Equity rights of the Company proposed to be Disposed of by Party B (the “Offered Equity rights”), (3) the price and all other commercial and payment terms and conditions upon which Party B proposes to Dispose of its Equity rights, (4) the manner in which the price and such other terms and conditions were or shall be established, and (5) the identity of the Bona Fide Purchaser. l. “Equity rights” or “Company Equity rights” shall mean the Company’s equity right capital or any other security interest as stipulated under Chinese law for an Equity Joint Venture Company. Article 13. Lockup Period. During a period of twenty four (24) months from the Closing (“Lockup Period”), but provided that such period shall lapse upon an IPO of the securities of the Company, the Equityholders shall not sell, transfer, assign, pledge, hypothecate, mortgage or dispose of, by gift or otherwise, or in any way encumber or make any other Disposition any of their Equity rights in the Company, without the prior written consent of the other Equityholders, provided that an Equityholder shall be entitled to make a Disposition of its fully paid up Equity rights to its respective Permitted Transferee, and further provided, however, that such transferee shall execute a joinder to the JV Agreement, consenting to be bound under the same rights and obligations which apply to its respective transferor, as further set forth in Article 12.h)above. Article 14. Disposition of Equity rights. Following the Lockup Period and prior to the first to occur of the consummation of an IPO of the securities of the Company or an Exit Event, Dispositions of Equity rights in the Company, other than a transfer to a Permitted Transferee, shall be subject to the following, as applicable: Article 15. Party A’s Right of First Refusal

a. Party B shall only sell Equity rights of the Company further to a Bona Fide Offer. If Party B reaches an agreement to sell Company’s Equity rights further to a Bona Fide Offer, it shall give Party A an Equityholder Offeror Notice within ten (10) working days of the receipt of any such Bona Find Offer, giving Party A the opportunity to purchase all of the Equity rights of the Company identified in any such Equityholder Offeror Notice in accordance with the provisions of this Article 15. b. Any election by Party A to purchase Equity rights of the Company from Party B pursuant to this Article15 shall be made by written notification (an “Acceptance Notice”) to be received by Party B within twenty-one (21) working days (the “Acceptance Period”) after the receipt of the Equityholder Offeror Notice by Party A. c. The Acceptance Notice shall specify Party A’s consent to purchase the entire amount of the Equity rights of the Company offered by Party B under the Equityholder Offeror Notice. Failure by Party Ato deliver an Acceptance Notice during the Acceptance Period shall be deemed an irrevocable waiver by Party A of its rights under this Article 15 with respect to the Offered Equity rights in any such Equityholder Offeror Notice (but shall not act as a waiver of such Equityholder’s rights with respect to the Co-Sale Rights set forth in Article 16 below). d. If Party Ahas issued an Acceptance Notice under this Article 15, the Offered Equity rights shall be transferred by Party B to Party A pursuant to the terms identified in the applicable Equityholder Offeror Notice within fourteen (14) working days from the end of the Acceptance Period subject to full payment therefore. e. Party B shall sell and transfer the Offered Equity rights to Party A free and clear of any encumbrances, against payment by Party A of the applicable consideration specified in the Equityholder Offeror Notice.

f. In the event that not all Offered Equity rights are elected to be purchased by Party A pursuant to Article 15b) above, then (1) the Acceptance Notice shall be deemed to be null and void and the Equityholder Offeror may, during the seventy (70) day period following the end of the Acceptance Period, Dispose of such Offered Equity rights pursuant to the terms of the applicable Equityholder Offeror Notice, provided that ongoing obligations of Party B (i.e. grant of the License) shall continue to bind Party B, and further provided that the purchaser of any such Offered Equity rights has agreed in writing to assume the obligations of Party B under these Articles of Association, and (2) Party A may exercise its co-sale rights under Article 16 below. g. In the event that Party B does not consummate the Disposition of the Offered Shares within such seventy (70) day period, any applicable right of right of first refusal provided hereunder shall be reinstated, and any Disposition of any shares of the Company by Party B shall not be made unless it complies with the provisions of this Article 15. Article 16. Co-Sale Rights a. If Party A does not exercise its right of first refusal as per Article 15 above, it may nevertheless provide during the Acceptance Period a Co-Sale Notice in which it may sell, at the price and on the terms stated in such Equityholder Offeror Notice, a pro rata portion of the total number of Offered Equity rights being sold by Party B equal to the product obtained by multiplying the number of the Offered Equity rights by a fraction, the numerator of which is the number of Equity rights of the Company held by Party A and the denominator of which is the sum of the total number of Equity rights owned by Party B and by Party A. To the extent the Party A exercises such right of Co-Sale, the number of equity rights from the Offered Equity rights that Party B may sell shall be correspondingly reduced and Party B shall not sell any of the Offered Equity rights to the Bona Fide Purchaser unless Party A is allowed to sell its pro rate equity right of the Offered Equity rights as detailed above. If there is no such sale within such seventy (70) calendar days period, then Party B will not sell or transfer the Offered Equity rights, or any other equity rights of the Company, without again complying with the provisions of this Article 16.

b. Any such election by Party A shall be made by a written notice (a “Co-Sale Notice”) to Party B, with a copy to the Company, during the Acceptance Period. If Party A does not provide a Co-Sale Notice within the Acceptance Period it shall be deemed to have rejected such offer and waived its co-sale rights under this Article 16, and Party B shall be free within seventy (70) calendar days of the date of expiration of the period for submission of a Co-Sale Notice, to sell the Offered Equity rights at the price and on the terms contained in the Equityholder Offeror Notice, provided that, to the extent approved by Party A, ongoing obligations of Party B (i.e. grant of the License) shall continue to apply and further provided that the purchaser of any such Offered Equity rights has agreed in writing to assume the other obligations of Party B under this Articles of Association. If there is no such sale within such seventy (70) calendar days period, then Party B will not sell or transfer the Offered Equity rights, or any other Equity rights of the Company, without again complying with the provisions of this Article 16. Article 17. Party B’ s Right of First Offer If Party A proposes to Dispose of any of its respective Equity rights in the Company (other than pursuant to a Permitted Transferee) it shall give Party B an Equityholder Offeror Notice (which will only include subsection (2) and (3) of such notice, as the Party A is not required to have a Bona Fide Offer prior to sending such notice) giving Party B the opportunity to purchase all of the Equity rights of the Company identified in any such Equityholder Offeror Notice in accordance with the provisions of Article 15 and Article 16 above which will apply, mutatis mutandis. Party A shall not sell any

Equity rights to a direct competitor of the Company and/or Party B without the approval of the Chairman of the Board of Party B. Article 18. Preemptive Rights a. Until immediately prior to the consummation of an IPO of the securities of the Company or an Exit Event, in the event that the Company proposes to issue or sell any New Securities, the Company shall first offer to each of the Equityholders the right to purchase such number of New Securities reflecting a Equityholder’s Pro-Rata Equity right of the New Securities. b. In the event that the Company proposes to issue New Securities, it shall give each of the Equityholders a written notice (a “Rights Notice”) of its intention, describing the type of New Securities, the price, the general terms upon which the Company proposes to issue such New Securities, and the number of New Securities that each Equityholder has the right to purchase hereunder. Pursuant to the purchase mechanics identified in Article 18c) below, each Equityholder shall have fourteen (14) calendar days from its receipt of a Rights Notice to agree to purchase all or any part of such Equityholder’s Pro Rata Equity right of such New Securities for the price and upon the general terms specified in the applicable Rights Notice, by giving written notice to the Company setting forth the quantity of New Securities to be purchased. c. In the event that any Equityholder fails to exercise in full its respective preemptive right within the 14-day period specified above, the Company shall have ninety (90) calendar days after the expiration of such 14-day period to enter into an agreement with a third party to sell the New Securities in respect of which the applicable Equityholders’ pre-emptive right set forth in this Article 18is not exercised, at a price and upon general terms no more favorable to the purchasers thereof than specified in the applicable Rights Notice. In the event that the Company has not entered into an agreement to sell such New Securities within such ninety (90) -day period, the Company shall not thereafter issue or sell any

New Securities without first again offering such New Securities to each of the Equityholders in the manner provided in this Article 18. Article 19. Anti-Dilution Provisions. In the event that the Company issues additional Company Equity rights to an independent third party investor in the first equity investment immediately following the Closing of the JV Agreement only, reflecting a purchase price per equity right that is lower than the price per equity right reflected by the Investment Amount contemplated in the JV Agreement, the Party A shall be issued additional Equity rights of the Company, for no consideration (other than the par value), based on a broad based weighted average formula as follows: For Example: ORIGINAL NUMBER OF EQUITY RIGHTS ISSUED TO PARTY A = 49 Original Number of Equity rights issued to all Parties = 100 Original Price Per Equity Right paid by Party A = 2 New Price Per Equity Right paid by Third Party = 1.75 New Number of Equity Rights Issued to Third Party = 50 (100X2) + (1.75X50) = 287.5 : (100+50) = 1.916 ANTI DILUTION PROTECTION FOR PARTY A WILL BE: 49x 2 = 98 98 : 1.916 = 51.14

51.14 : (100+ 50) = 34.09% Article 20. Party A’s Liquidation Preference a. Upon an event of any liquidation, dissolution or winding up of the Company, and upon a Deemed Liquidation event as defined below, Party A shall be entitled to be paid out of the assets legally available for distribution to Company equityholders, before any payment to any other equityholder by reason of their ownership thereof, an amount in cash equal to that part of the Investment Amount that was actually transferred to the Company. The remaining assets legally available for distribution to Company equityholders shall be distributed to all Company equityholders in proportion to the number of Company Equity rights then held by them. The Company and Party B shall use their best efforts (and in the case of Party B this shall include the use of all its powers in the Company, including the right to appoint and dismiss directors and officers) to procure that no such transaction will occur unless Party A’s liquidation preference is observed. b. An Exit Event will be treated as a liquidation event thereby triggering payment of the liquidation preference described above (“Deemed Liquidation Event”). c. In the event that due to Chinese Law, Party A’s preference rights may not be exercised as indicated herein, the Company and its Equityholders shall undertake to introduce an alternative contractual vehicle that will ensure a similar economic outcome to Party A. Article 21. Ratio of Profit Distribution. The Company is liable to all responsibilities against external parties as limited by the total assets of the Company, and each of the Equityholders shall take up limited liability of the Company according to its respective investment in the Company. The Equityholders shall share the profit, undertake the risk and loss as stipulated in these Articles, in accordance with the pro-rated holdings of each of the Equityholders in the Company (subject to any other contractual arrangement between the Equityholders). Between the Equityholders and the Company, each Equityholders shall not mutually undertake any associated responsibilities of the other Equityholders and shall not bind the other Equityholders.

Article 22. Equity right Option Plan. 5% of the Company’s equity right capital will be reserved for an employee equity right option plan. There shall be neither voting rights nor preemptive rights for Equity rights issued upon exercise of such options (until an IPO). Chapter IV The Board and Supervisor of the Company Article 23. The Board. The Board shall be responsible for determining the overall policies and objectives of the Company and to supervise the activities of the management of the Company, as further described herein. All rights and powers not otherwise granted to the management of the Company under any applicable law or by contract, shall vest with the Board. Article 24. Duties of the Board. The duties and powers of the Board include but are not limited to: a. Approve the annual budget and financial statements of the Company; b. Determine the overall policies and objectives of the Company; c. Appoint, dismiss and supervise the management and other personnel of the Company; d. Appoint the accountants and auditors of the Company; e. Take all decisions on behalf of the Company, as specified herein; and

f. Other authorities stipulated by the Articles of Association or by any applicable laws and regulations in China. Article 25. Members of the Board a. The Board consists of six (6) members, three (3) directors to be appointed by the Party A (the “Party A Directors”) and three (3) directors to be appointed by Party B (the “Party B Directors”) (all of the directors shall be collectively referred to as the “Directors”). In the event, however, that Party A fails to pay a portion of the required Milestone Payment, in the event such Milestone Payment has been triggered, and its proportion of equity right ownership of the Company’s Equity rights is reduced accordingly under the JV Agreement, each one-third reduction of such equity right ownership shall cause Party A to forfeit the right to appoint one (1) director, and Party B shall have the right to appoint each such director in its place. b. by notice in writing to the Company by the Equityholder entitled to appoint such Director, as set forth above. A Director shall only be dismissed and/or replaced by the Equityholder that appointed him/her subject to Article 25a) above. The term of office of the Directors will be renewed every three (3) years. c. The Chairperson of the Board shall preside at every meeting of the Board. The Chairperson of the Board shall be one of the Directors appointed by Party B, The Vice Chairperson of the Board shall be appointed by Party A. If at any meeting the Chairperson is not present within fifteen (15) minutes of the time fixed for the meeting, the Directors present shall choose someone to be the Chairperson of such meeting. Subject to the protective provisions set forth in Article 28, the Chairperson shall be entitled to an additional or casting vote in a Board meeting. The duties and responsibilities of the Chairperson and Vice Chairperson, are as further described in this Articles of Association.

d. A Director may appoint an alternate for a specific matter or for a certain meeting by issuance of notice in this regard to the Company at least two (2) days prior to the date of the Board meeting. If a Director serves as an alternate for one or more additional directors, he/she shall have the number of votes equal to the number of directors he/she represents. e. None of the Directors or alternate Directors shall be entitled to receive from the Company any remuneration for their services as Directors. Article 26. Meetings of the Board. a. Meetings of the Board shall be convened by prior written notice of not less than ten(10) days, specifying the date and time (which must be reasonable to all members of the board taking into consideration different time zones, applicable public holidays and rest days), place and agenda of the meeting, which shall be given to all Directors and their alternates. Said notice may be waived or shortened upon the agreement in writing of all Directors. The Board will convene at least once a year. The chairperson of the Board may convene a meeting of the Board at the request made by more than one-third of the directors. Unless otherwise agreed in writing by all directors, the Board meetings shall be held at the GDD. b. Any action of the Board consented to in writing (including via facsimile or e-mail) by all the Directors shall be valid as if so voted upon at a Board meeting duly called and held. c. The Board shall be allowed to hold meetings using any means of telecommunication, provided that all Directors participating in the meeting can speak simultaneously and hear and be heard by all other Directors participating in the meeting, and provided further that the minutes of said meetings are thereafter signed by the Chairperson and Vice Chairperson of the meeting.

d. The legal quorum necessary for the holding of a meeting of the Board is the presence, either in person or by proxy, of at least2/3 of the appointed Directors in office at that time, subject to applicable laws. e. If within half an hour of the time for the scheduled meeting, a legal quorum is not present, the meeting shall be postponed by one (1) working day and shall be held at the same place and time (“First Adjourned Meeting”). A quorum for such First Adjourned Meeting of the Board shall be 2/3 of the Directors present either in person or by proxy, and in the absence of a quorum, then a second adjourned meeting will be convened, within one (1) working day from the date of the First Adjourned Meeting, and shall be held at the same place and time (“Second Adjourned Meeting”). Quorum at the Second Adjourned Meeting shall be 2/3 of the Directors that are present, either in person or by proxy. In the absence of a legal quorum at the Second Adjourned Meeting, the absentee Director will grant a proxy to one of the Directors that is present. f. Subject to the protective provisions contained in Article 28below and the Chairperson’s casting vote, each of the Directors shall have an equal voting right, on every resolution, without regard to whether the vote thereon is conducted by a show of hands, by written ballot or by any other means. Article 27. Voting Rules for the Board. Subject to the protective provisions contained in Article 28 below, any decision, action or resolution of the Board, shall be taken by a simple majority vote, subject to the Chairperson’s casting vote, as applicable, provided however, that in accordance with applicable Law, any decisions on the following matters shall be made only after being unanimously agreed upon by the directors present at the Board meeting:(1) Amendment of the Articles;(2) Termination and dissolution of the Company;(3) Increase or reduction of the registered capital of the Company;(4) Merger or division of the Company.

Article 28. Protective Provisions Notwithstanding anything to the contrary stated in these Articles, and subject to the Payment Default provision in JV Agreement Article of 12.1.5, any decision, action or resolution of the Company taken by the Board with respect to the following matters shall require the affirmative vote or written consent of at least one of the Party A Directors, as applicable: a. The making of any loan or advance to, or ownership of any stock or other securities of, any subsidiary or other corporation, partnership, or other entity; b. The making of any loan or advance to any person, including, any employee or director, except advances and similar expenditures in the ordinary course of business or under the terms of an employee stock or option plan approved by the Board; c. A guarantee any indebtedness except for trade accounts of the Company or any subsidiary arising in the ordinary course of business; d. The making of any investment inconsistent with any investment policy approved by the Board; e. The incurring of any aggregate indebtedness in excess of 25% of the annual budget that is not already included in a Board-approved budget; f. The entering into, or becoming a party, to any transaction with any director, officer or employee of the Company or any other related party, or to any transaction in which a related party has an interest; g. The change of the principal business of the Company, entering new lines of business, or exiting the current line of business; h. To sell, assign, license, pledge or encumber material technology or intellectual property, other than licenses granted in the ordinary course of business; or

i. The entering into any corporate strategic relationship involving the payment contribution or assignment by the Company or to the Company of assets greater than the equivalent ofUS$l million; j. Any changes to the Company’s signatory rights; k. liquidate, dissolve or wind up the affairs of the Company, or effect any merger or consolidation or any other Deemed Liquidation Event (as defined herein); l. amend, alter, or repeal any provision of any of the Company’s incorporation documents; m. create, authorize the creation of, or issue any other security of the Company; n. pay any dividend excluding dividend to be paid in accordance with the Dividend Policy described below; o. create or hold capital stock in any subsidiary that is not a wholly-owned subsidiary or dispose of any subsidiary stock or all or substantially all of any subsidiary assets; p. increase or decrease the size of the Board; or q. approve of a reorganization or an IPO of the securities of the Company, a sale of all or substantially all of the assets of the Company, or a merger of the Company or any Deemed Liquidation Event (as such terms are defined herein). Article 29. Committees of the Board. Subject to applicable law, the Board may delegate any or all of its powers to committees, each consisting of two or more persons (all of whose members must be Directors), and it may from time to time revoke such delegation or alter the composition of any such committee. Any committee so formed, shall, in the exercise of the powers so delegated, conform to any regulations imposed on it by the Board. The meetings and proceedings of any such committee shall, mutatis mutandis, be governed by the provisions herein contained for regulating the meetings of the Board, so far as not superseded by any regulations adopted by the Board under this Article 29.Unless otherwise expressly provided by the Board in delegating powers to a committee, such committee shall not be empowered to further delegate such powers. Article 30. Supervisor of the Company a. The Company shall not have a supervisory committee, but shall appoint a supervisor (the “Supervisor”). Supervisor shall be appointed by both Party A and Party B. The term of appointment of the Supervisor shall be three (3) years. When the term expires, the Supervisor may be re-elected and reappointed by Party A and Party B. .Directors and senior management staff shall not assume the position of a Supervisor. b. The role of the Supervisor (or supervisors in case more than one is appointed) shall include the following responsibilities: i. Check the financial affairs of the Company. ii. Supervise the acts of senior management personnel, Directors, and recommend to the Board on corrective actions regarding Directors and senior management personnel. iii. Propose to convene temporary meetings of the Board, and bring forward proposals at meetings of the Board. iv. The Supervisor shall be invited to attend all meetings of the Board as a non-voting attendee, and may raise questions or suggestions about the meeting agenda discussed by the Board.

Chapter V Company Employees Article 31. Labor Matters. The employees recruitment, dismissal, wages and salaries, welfare, labor insurance, retirement insurance, labor discipline and other matters of the Company shall be executed in accordance with the “Labor Laws of the People’s Republic of China”, “Labor Contract Laws of the People’s Republic of China and the implementation practices as formulated by the various levels of the responsible authorities. It shall be autonomously decided by the Company without any interference from external parties. The Company shall sign the labor contract with the employees of the Company on an individual basis, and the labor contract shall be filed with the relevant responsible authorities for recording purposes. Article 32. Wages. The standard of wages and salaries, the form of wages and other systems, and the bonus and subsidies for the staff shall be determined by the Board. Article 33. Taxation. In case the annual executive management fee received by any one of the executive management Staff appointed by the Equityholders of the Company or appointed by any respective parties is subject to any tax (including personal income tax), it shall be the sole responsibility of and paid by such executive management personnel. Chapter VI Finance, Accounting and Auditing Article 34. Company Financial and Accounting System. The financial and accounting system of the Company shall be in accordance with the “Enterprise Accounting System”. Article 35. Annual Financial Report. Before the end of January of each fiscal year, the Chief Financial Officer shall according to the audited financial reports compile a report for the distribution of the profit of the preceding fiscal year, in accordance with the dividend policy described below, and submit it to the Board for resolution. Article 36. Annual Budget. During the last quarter of each fiscal year, the Chief Financial Officer shall compile the financial budget for the coming fiscal year, and submit it to the Board for resolution. Article 37. Fiscal Year. The fiscal year of the Company is from the first (1st) of January to the thirty-first (31st) of December of each calendar year. All the vouchers, receipts, reports and account keeping books shall be written in Chinese with an English translation. Article 38. Official Currency for Accounts. The Company shall adopt Renminbi as the accounts keeping unit. In case of receipts or payments in foreign currency, it shall concurrently be recorded in foreign currency. Article 39. Company Auditors. The Company shall employ a Chinese registered accountant to undertake the financial audit of the Company, and the audited reports of the financial statements for the preceding fiscal year shall be submitted to the Chief Financial Officer by the end of January of each year. The Chinese accountants and auditors of the Company will be mutually agreed by the Parties, provided it is one of the Chinese offices of the “Big-4” accounting firms (i.e. PWC, Deloitte, EY and KPMG). Article 40. Review of Company Books and Records. The Company shall accept the examination and scrutiny of the financial revenues and expenditures, and the accounting books of the Company by the auditing authorities of the government. The Equityholders shall have the right to recruit auditors to audit the accounting books and operating conditions of the Company at their own expense. During the audit the Company shall provide all necessary assistance. Article 41. Company Bank Accounts. The Renminbi account and foreign exchange account opened by the Company in the bank in China shall be managed by the Company. The collection, payment and clearance business of the Renminbi and foreign exchange of the Company shall be handled by the relevant banking institution, and the conditions offered by that bank shall be more preferential or at least equal to its competitors. Article 42. Complete Books and Records. At all times the Company shall keep proper and complete books of account, in which shall be entered fully and accurately the transactions of the Company in accordance with applicable law. Article 43. Financial Rules. Financial Rules will be mutually agreed by the Parties and adopted by the Company subject to the approval of the Board. Article 44. Equityholders’ Information Rights. Each major Equityholder holding above 15% (“Major Equityholders”) will be granted access to the Company facilities and personnel during normal business hours and with reasonable advance notification for the purpose of monitoring such equityholder’s investment in the Company. The Company will deliver to each Major Equityholder the following reports: a. An annual audited financial reports, within [90] days after the end of every calendar year; b. A quarterly financial reports, within [60] days after the end of every calendar quarter; c. A monthly financial statements, within 10 (ten) days after the end of every calendar month; d. Any other information as shall be determined from time to time by the Board; e. Thirty (30) days prior to the end of each fiscal year, a comprehensive operating budget forecasting the Company’s revenues, expenses, and cash position on a month-to-month basis for the upcoming fiscal year and an update to the Business Plan (including its extension to an additional year); and f. Promptly following the end of each quarter, an up-to-date capitalization table.

Article 45. Policies and Procedures. As part of its operations the Company will put in place from time to time such procedures and policies (including human resource policy, risk management policy, financial management regulations, foreign exchange matters, Board meeting procedures, etc.) as shall be further expanded by the Board. Chapter VIII Operating Term Article 46. Term of Operations. The Company’s term shall be twenty (20) years (the “Term”).Subject to the approval of relevant authorities, the Term may be extended by consent of all equity rightholders of the Company. Chapter IX Dissolution, Liquidation and Handling of Assets Article 47. On the day after obtaining the approval from the original examination and approval authorities for dissolution, the Company shall start the liquidation, and the Board shall organize a Liquidation Committee to undertake liquidation of the debts, rights and assets of the Company. The liquidation of the Company shall be undertaken in accordance with the regulations in the JV Agreement, these Articles of Association and the related laws. Article 48. In case the Company is dissolved pursuant to the provisions of the JV Agreement, the Board shall form a Liquidation Committee within 15 (fifteen) days from the date of dissolution. The members of the Liquidation Committee shall be appointed from the existing Directors or be taken up by employed professional staff. The Liquidation Committee shall exercise the following scope of authorities during the period of liquidation:

a. Clean up the property of the Company, compile the balance sheet and inventory list of the property, and formulate the liquidation plan. b. Inform the unidentified creditors through announcement in public notice, inform the identified creditors through written notice. c. Handle the non-ending operation of the Company. d. Propose the methods of evaluation and handling of the property. e. Pay outstanding taxes. f. Clean up the creditors’ rights and debts. g. Handle the remaining property of the Company after repaying the debts. h. Represent the Company to participate in civil claims proceedings. i. Other duties or powers as required or authorized by related laws. Article 49. The liquidation plan formulated by the Liquidation Committee shall be endorsed by the Board, and then submitted to the original examination and approval authorities for record purpose. Article 50. After paying the liquidation fee and repaying all outstanding debts, the remaining properties shall be distributed according to the proportion of the investment on the registered capital by Parties, all subject to the provisions of Article 20 (Liquidation Preference) of this Articles of Association. Article 51. After the Liquidation Committee has completed all the tasks as specified in the liquidation plan, it shall compile a liquidation report. After endorsement by the Board, the liquidation report shall be submitted to the original examination and approval authorities for record purpose. Article 52. After filing the liquidation report with the original examination and approval authorities, the Liquidation Committee shall be responsible for handling the tax, customs, de-registration of the industry and commerce identity and announce the termination of the Company through public notice. Chapter X Management Article 53. Managers. The Company shall adopt a management system under which the General Manager shall be responsible to and under the leadership of the Board. Article 54. The General Manager, the Finance Manager, the Operation Manager and the Technical Manager shall be nominated by Party B, subject to the prior written consent of Party A, and appointed by the Board. Article 55. Terms of Office and Dismissal. The terms of office of the General Manager and other senior management personnel shall normally be three (3) years, or as otherwise determined by the Board. They may be dismissed at any time by a resolution of the Board, subject to their personal labor agreements. Article 56. Responsibilities and Powers of the General Manager. The duties of the General Manager shall consist of carrying out the decisions of the Board and organising, directing and deciding all matters relating to the day-to-day operation and management of the Company, and achieving the operation target determined by the Board. Within the limitations specified in these Articles of Association, the JV Agreement, and as may be determined by the Board, the General Manager shall represent the Company in all matters concerning its day-to-day operations and management.

Article 57. The Company’s Executive Management Staff (the “Executive Management Staff”) may include one Chief Executive Officer,one Deputy CEO, one Chief Financial Officer and, one Managing Director. All appointed candidates of the Equityholders shall be employed by the Board. Article 58. The term of the Executive Management Staff is three (3) years. The Executive Management Staff may, after the expiry of their term of office, hold a consecutive term upon re-employment. Article 59. The Executive Management Staff may concurrently serve as the Directors of the Board. Article 60. The other management staff of the Company other than the Executive Management Staff shall be openly recruited in the local area or from other locations in China, overseas or recommended by the Equityholders. Article 61. For the Executive Management Staff hereof described in this Chapter, in case of abuse of power, pursuit of personal gain, graft and corruption, dereliction of duty or participation in activities detrimental to the benefits of the Company, with resolution of the Board, he shall be dismissed or ceased from duty at any time. In case it causes economic damages to the Company, he shall bear the responsibility of compensation. Article 62. If any Executive Management Staff is dismissed by the Board or ceases to serve as an Executive Management Staff member for any other reason, the original recommending Equityholder shall recommend the successor for the appointment of the Board, and the Board will approve such recommendation. Chapter XI Supplementary Articles

Article 63. Amendments to the Articles of Association. The amendment to the Articles of Association shall be unanimously agreed and decided by the Board and submitted to the registeration authority for approval. Article 64. Submission of the Articles of Association. Where the Articles of Association are legally required to be submitted to registration authority, it shall come into force upon obtaining such approval. Article 65. General. Matters uncovered by the Articles of Association shall be governed in accordance with the JV Agreement, resolutions of the Board, and applicable laws and regulations of People’s Republic of China.

(Signature Page of the Articles of Association) Guangzhou InMode Medical Technology Ltd. By: Name: Title: Date: Signature of equityholders: Guangzhou Sino-Israel Bio-Industry Investment Fund (LLP) By its General Partner, Guangzhou Elim Biotech Industrial Venture Capital Management Company By: Name: Title: Invasix Ltd. By: Name: Title: Signature page AoA

 19.1.9 Indemnification Agreement

FORM OF DIRECTOR INDEMNIFICATION AGREEMENT Guangzhou InMode Medical Technology Ltd, INDEMNIFICATION AGREEMENT This Indemnification Agreement (the “Agreement”) is effective as of January 11, 2017, by and between Guangzhou InMode Medical Technology Ltd., a company incorporated under the laws of the Peoples Republic of China, with its principal offices at Unit 103-1, 1st Floor, No. 6. Luoxuan 3 rd. International Bio-Island, Guangzhou, Guangdong, China (the “Company”), and Mr. Alon Yaari, Nationality its Israeli, L.D. number 032240673, residing at 4/A Hapnina St., Zichron Yaakov, Israel (the “Indemnitee”). Recitals A. The Company and Indemnitee recognize the difficulty in obtaining full and adequate liability insurance for directors, officers, employees, agents and fiduciaries, the significant increases in the cost of such insurance and the general reductions in the coverage of such insurance; B. The Company and Indemnitee further recognize the substantial increase in corporate litigation in general, subjecting directors, officers, employees, agents and fiduciaries to expensive litigation risks at the same time as the availability and coverage of liability insurance have been severely limited; C. The Company desires to attract and retain the services of highly qualified individuals, such as the Indemnitee, to serve the Company and, in part, in order to induce the Indemnitee to continue to provide services to the Company, wishes to provide for the indemnification and advancement of expense to the Indemnitee, to exempt the Indemnitee from liability to the Company, and agree to procure reasonable insurance coverage, all of the foregoing to the Maximum extent permitted by law; and D. In view of the considerations set forth above, the Company desires that Indemnitee shall be indemnified and exempted by the Company, and enjoy appropriate insurance coverage, all as set forth herein. Now, therefore, the Company and the Indemnitee hereby agree as follows:

 1. Indemnification 1.1 Indemnification of Liabilities and Expenses. The Company shall indemnify the Indemnitee to the fullest extent permitted by law and subject to the limitations set forth in paragraph 1.2, with respect to the following liabilities and expenses imposed on or incurred by the Indemnitee due to an act or omission by the Indemnitee in his capacity as a director, of the Company, or any subsidiary thereof (regardless whether it is a subsidiary of the Company at the date hereof), or as a director, officer, employee, agent or fiduciary of another corporation, collaboration, partnership, joint venture, trust or other enterprise, serving at the request of the Company (the “Corporate Capacity”): (i) any financial obligation imposed on the Indemnitee in favor of another person by, or expended by the Indemnitee as a result of, a court judgment, including a settlement or an arbitrator’s award approved by court, by reason of or arising in connection with any Indemnifiable Event (as defined below); (ii) any and all reasonable litigation expenses (including attorneys’ Fees) and all other costs, expenses and financial obligations (collectively, “Expenses”) incurred by the Indemnitee or charged to the Indemnitee by court in connection with a proceeding instituted against the Indemnitee by the Company or on its behalf or by another person, or in any criminal proceedings in which Indemnitee is acquitted, or in any criminal proceedings of a crime which does not require proof of mens red (criminal intent) in which Indemnitee is convicted; and (iii) all Expenses expended by the Indemnitee due to an investigation or a proceeding instituted against the Indemnitee by an authority qualified to conduct such investigation or proceeding, where such investigation or proceeding is concluded without the filing of an indictment against the Indemnitee and without any financial obligation imposed on the Indemnitee in lieu of criminal proceedings, or that is concluded without the Indemnitee’s indictment but with a financial obligation imposed on Indemnitee in lien of criminal proceedings with respect to a crime that does not require proof of mens red (criminal intent). Such payments of Expenses shall be made by the Company as soon as practicable but in any event no later than fifteen (15) days after written demand by the Indemnitee therefor is presented to the Company. 1.2. Indemnifiable Event; Limit Amounts. For the purpose of this Agreement, an “Indemnifiable Event” shall mean any event or occurrence falling all or in part within any one or more of the categories set forth below. Indemnification pursuant to paragraph 1.1(i) with respect to each such Indemnifiable Events described below is limited to US$1,000,000 (the “Limit Amount”). The Limit Amount shall be subject to continuing review and consideration by the Company, and may be amended, if the Board of Directors determines that such Limit Amount is unreasonable in the circumstances, including if it is less than the financial obligation or Expenses which can be expected to be incurred by the Indemnitee in connection with the corresponding Indemnifiable Event. If the Limit Amount is insufficient to cover all amounts to which the Indemnitee and all other persons to whom the Company has agreed to indemnify for the matters and in the circumstances described herein. Then such amount shall be allocated to such persons pro rata according to the percentage of their culpability, an finally determined by a court in the relevant claim, or, absent such determination or in the event such persons are parties to different claims, in equal amounts.

The Indemnifiable Events are described as follows: a) Any claim or demand made by customer, suppliers, contractors or other third parties transacting any form of business with the Company or its subsidiaries, in the ordinary course of their respective businesses, relating to the negotiations or performance of such transactions, representations or inducements provided in connection thereto or otherwise, b) Any claim or demand made in connection with any transaction not in the ordinary course of business of either the Company, its subsidiaries or the party making such claim, including the sale, lease or purchase of any assets or business. c) Any claim or demand made by employees, consultants, agents or other individuals or entities employed by or providing services to the Company or its subsidiaries relating to compensation owed to them or damages or liabilities suffered by them in connection with such employment or service. d) Any claim or demand made under any securities laws of any jurisdiction and/or any stock exchange rules and regulations of any jurisdiction or by reference thereto, or related in the failure to disclose any information in the manner or time such information is required to be disclosed pursuant to such laws, or related to inadequate or improper disclosure of information to shareholders, or prospective shareholders, or related to the purchasing, holding or disposition of securities of the company or any other investment activity involving or affected by such securities, including any actions relating to an offer or issuance of securities of the Company or of its subsidiaries to the public by prospectus or privately by private placement, in Israel or abroad, including the details that shall be set forth in the documents in connection with execution thereof, e) Any claim or demand made for actual or alleged infringement, misappropriation or misuse of any third party’s intellectual property rights by the Company or its subsidiaries, including without limitation confidential information, patents, copyrights, design rights, service marks, trade secrets, copyrights, misappropriation of ideas by the Company or its subsidiaries.

f) Actions taken in connection with the intellectual property of the Company and any subsidiary, and its protection, including the registration or assertion of rights to intellectual property and the defense of claims relating thereto. g) Any claim or demand made by any lenders or other creditors or for moneys borrowed by, or other indebtedness of, the Company or its subsidiaries. h) Any claim or demand made by any third party suffering any personal injury and/or bodily injury or damage to business or personal property through any act or omission attributed to the Company or its subsidiaries, or their respective employees, agents or other persons acting or allegedly acting on their behalf. i) Any claim or demand made directly or indirectly in connection with complete or partial failure, by the Company or any subsidiary thereof, or their respective directors, officers and employees, to pay, report, keep applicable records or otherwise, of any foreign, federal, state, county, local, municipal or city taxes or other compulsory payments of any nature whatsoever, including, without limitation, income, sales, use, transfer, excise, value added, registration, severance, stamp, occupation, customs, duties, real property, personal property, capital stock, social security, unemployment, disability, payroll or employee withholding or other withholding, including any interest, penalty or addition thereto, whether disputed or not. j) Any claim or demand made by purchasers, holders, lessors or other users of products of the Company, or individuals treated with such products, for damages or losses related to such use or treatment. k) Any administrative, regulatory or judicial actions orders, decrees, suits, demands, demand letters, directives, claims, liens, investigations, proceedings or notices of noncompliance or violation by any governmental entity or other person alleging potential responsibility or liability arising out of, based on or related to (x) the presence of, release, spilt, emission, leaning, dumping, pouring, deposit, disposal, discharge, leaching or migration into the environment (each a “Release”) or threatened Release of, or exposure to, any hazardous, toxic, explosive or radioactive substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing material, polychlorinated biphenyls (“PCBs”) or PCB-containing materials or equipment, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any environmental law, at any location, whether or not owned, operated, leased or managed by the Company or any of its subsidiaries, or (y) circumstances forming the basis of any violation of any environmental law or environmental permit, license, registration or other authorization required under applicable environmental law.

l) Any administrative, regulatory or judicial actions, orders, decrees, suits, demands, demand letters, directives, claims, liens, investigations, proceedings or notices of noncompliance or violation by any governmental entity or other person alleging the failure to comply with any statute, law, ordinance, rule, regulation, order or decree of any governmental entity applicable to the Company or any of its subsidiaries, or any of their respective businesses or operations. m) Participation, and/or non-participation at the Company’s board meetings, incompliance regarding the substance and the process of reaching board resolutions, bona fide expression of opinion and/or voting and/or abstention from voting at the Company’s board meetings. n) Approval of corporate actions including the approval of the acts of the Company’s management, their resolutions, guidance and their supervision. o) Claims of failure to exercise business judgment and a reasonable level of proficiency, expertise, care and other forms of fiduciary duties and duties of loyalty in regard of the Company’s business, as required under applicable laws. p) Resolutions and/or actions relating to a merger of the Company and/or of its subsidiaries, the issuance of shares or securities exercisable into shares of the Company, changing the share capital of the Company, formation of subsidiaries, reorganization, winding up or sale of all or part of the business, operations or shares of the Company. 1.3. Mandatory Payment of Expenses. Notwithstanding any other provision of this Agreement other than Section 7 hereof, to the extent that the Indemnitee has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any action, suit, proceeding, inquiry or investigation referred to in Section 1.1 hereof or in the defense of any claim, issue or matter therein, the Indemnitee shall be indemnified against all financial obligations and Expenses incurred by the Indemnitee in connection therewith.

2. Indemnification Procedure 2.1. Notice; Cooperation by Indemnitee. The Indemnitee shall, as a condition precedent to the Indemnitee’s right to be indemnified under this Agreement, give the Company notice in writing as soon as practicable of any claim made against the Indemnitee for which indemnification will or could be sought under this Agreement, provided, however, that any failure to provide such notice shall not affect the Indemnitee’s rights to indemnification hereunder unless and to the extent that such failure to provide notice materially and adversely prejudices the Company’s right to defend against such action. Notice to the Company shall be directed to the Chairman of the Company’s Board of Directors at the address shown on the signature page of this Agreement (or such other address as the Company shall designate in writing to the Indemnitee). In addition, the Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within the Indemnitee’s power. 2.2. No Presumptions; Burden of Proof. For purposes of this Agreement, the termination of any claim by judgment, order, settlement (whether without court approval) or conviction, or upon a plea of guilty, shall not create a presumption that the Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law. 2.3. Notice to Insurers. If, at the time of the receipt by the Company of a notice of a claim the Company has liability insurance in effect which may cover such claim, the Company shall give prompt notice of the commencement of such claim to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such action, suit, proceeding, inquiry or investigation in accordance with the terms of such policies. 2.4. Selection of Counsel. In the event that the Company shall he obligated to indemnify the Indemnitee and/or pay the Expenses of any claim, and the proceedings have not been initiated, against the Indemnitee by the Company or on its behalf; then the Company shall be entitled to assume the defense of such claim with counsel selected by the Company, which counsel is reasonably reputable with experience in the relevant field, and the Company will not be liable to the Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same claim; The Company shall and shall cause the counsel retained by it to take all necessary steps to bring the claim to a close and will keep the Indemnitee informed of key steps in the process. The counsel retained by the Company to conduct the defense pursuant to this Section shall be bound by a fiduciary duty to the Indemnitee and to the Company, The Company shall have the right to conduct such defense as it sees fit in its sole discretion.

3. Additional Indemnification Rights; Non-exclusivity. In the event of any change after the date of this Agreement of any applicable law, statute or rule which expands the right of a corporation of the Company’s state of incorporation to indemnify a member of its board, of directors or an officer, employee, agent or fiduciary, it is the intent of the parties hereto that the Indemnitee shall enjoy by this Agreement the greater benefits afforded by such change. 4. No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment in connection with any claim made against Indemnitee to the extent the Indemnitee has otherwise actually received payment (under any insurance policy, the Articles of Association or otherwise) of the amounts otherwise indemnifiable hereunder, except for the difference, if any, between the amounts received by the Indemnitee as aforesaid and the total obligations, liabilities and/or Expenses incurred by the Indemnitee in connection with such claim. The Company will be entitled to receive any amount collected by Indemnitee from a third party in connection with liabilities actually indemnified hereunder, to be transferred by the Indemnitee to the Company within fifteen (15) days following the receipt of said amount. Any amount received from D&O Insurance (as defined below) shall not be deducted, from the Limit Amount hereunder. 5. Partial Indemnification. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion or the obligations, liabilities and/or Expenses incurred in connection with any claim, but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify the Indemnitee for the portion of such obligations, liabilities, and/or Expenses to which the Indemnitee is entitled. 6. Exemption. To the maximum extent permitted by law, the Company hereby exempts and releases Indemnitee from any and all liability to the Company related to any breach by the Indemnitee of his or her duly of care to the Company, subject to the provisions of Section 7.1 below and provided that in no event shall the Indemnitee be exempted in advance for a breach of his duty of care to the Company in a distribution. 7. Exceptions. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant, to the terms of this Agreement: 7.1. Excluded Acts and Omissions. To the extent it is prohibited under applicable law, to indemnify, insure or exempt Indemnitee from or against any liability arising out of: (i) the Indemnitee’s breach of fiduciary duty (other than, in case of insuring the Indemnity, a breach of fiduciary duty to the Company, provided that the Indemnitee has acted or omitted to act in good faith and had reasonable ground to believe such action will not prejudice the Company’s interests), (ii) intentional or reckless beach by the Indemnitee of his or her duly of care to the Company, but other than if done in negligence only, or (iii) the indemnitee’s action taken with the intention to unduly profit therefrom, and (iv) any fine or penalty payment to propitiate an offense imposed on the Indemnitee.

7.2. Claims Initiated by Indemnitee. To indemnify or advance expenses to Indemnitee with respect to claims initiated or brought voluntarily by the Indemnitee and not by way of defense, except: (i) with respect to proceedings brought to establish or enforce a right to indemnification under this Agreement or any other agreement of insurance policy or under the Company’s Articles of Association now or hereafter in effect relating to claims for indemnification, release, exemption or insurance of the Indemnitee by reason of his Corporate Capacity, (ii) in specific cases if the Board of Directors has approved the initiation or bringing of such suit, or (iii) as otherwise required under the laws of the Company’s place of incorporation, regardless of whether the Indemnitee ultimately is determined to be entitled to such indemnification, advance expense payment of insurance recovery, as the case may be; 8. Required Approvals. If for the validation of any of the undertakings in this Agreement any act, resolution, approval or other procedure is required; the Company undertakes to cause them to be done or adopted in a manner which will enable the Company to fulfill all its undertakings as aforesaid. 9. Post Factum Indemnity. Nothing contained in this Agreement derogates from the Company’s right to indemnify the Indemnitee post factum for any amounts which the Indemnitee may he obligated to pay as set forth in Section 1.1 above without the limitations set forth in Section 1.2 above. 10. Counterparts. This Agreement may be executed in one or more counterparts, each of which skill constitute an original. 11. Binding Effect; Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise) to all, or substantially all the business and/or assets of the Company, spouses, heirs, personal and legal representative, executors and administrators. 12. Notice. All notices and other communications required or permitted hereunder shall be in writing, shall be effective when given and shall in any event be deemed to be given: (a) five (5) business days after deposit with the applicable postal service, if delivered by first class mail, postage prepaid, (b) upon delivery, if delivered by hand, (c) one business day after the business day of deposit with BMS or similar overnight courier, freight prepaid, or (d) one day after the business day of delivery by facsimile transmission, if delivered by facsimile transmission, with copy by first class mail, postage prepaid, and shall be addressed if to Indemnitee, at the Indemnitee’s address as set forth beneath Indemnitee’s signature to this Agreement and if to the Company at the address of its principal corporate offices or at such other address as such party may designate by ten days’ advance written notice to the other patry hereto.

13. Consent to Jurisdiction. The Company and Indemnitee each hereby irrevocably consent to the arbitration procedures, in accordance with the terms of the joint venture agreement between the Company and its shareholders, dated September 23, 2016, Mutais mutandis. 14. Severability. The provisions of this Agreement shall be severable in the event that any of the provision hereof (including any provision within, a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable, to the fullest extent permitted by law. Furthermore, to the fullest extent possible, the provisions of this Agreement (including, without limitations, each portion of this Agreement containing any provision held to be invalid, void or otherwise unenforceable that is not itself invalid, void or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable. 15. Choice of Law. This Agreement shall he governed by and its provisions construed and enforced in accordance with the laws of the Peoples Republic of China without regard to the conflict of laws principles thereof or of any other jurisdiction. 16. Subrogation. In the event of payment under this Agreement, the Company shall he subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such lights. 17. Amendment and Termination. No amendment, modification, termination or cancellation of this Agreement shall he effective unless it is in writing signed by both the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver. 18. Integration and Entire Agreement. This Agreement sets forth the entire understanding between the parties hereto and supersedes and usages all previous written and oral negotiations, commitments, understandings and agreements relating to the subject matter hereof between the parties hereto.

Exhibit - Indemnification Agni - 06092016 IN WITNESS WHEREOF, the parties hereto have executed this Indemnification Agreement as of the date first above written GUANGZHOU INMODE MEDICAL TECHNOLOGY LTD. By: Mr. Moshe Mizrahy Title: Chairman of the Board Signature: AVRAHAM KARASSIK Name Signature: Nationality Isreal: I.D. #: 0516656

FORM OF DIRECTOR INDEMNIFICATION AGREEMENT Guangzhou InMode Medical Technology Ltd. INDEMNIFICATION AGREEMENT This Indemnification Agreement (the “Agreement”) is effective as of January 11, 2017, by and between Guangzhou InMode Medical Technology Ltd., a company incorporated under the laws of the Peoples Republic of China, with its principal offices at Unit 103-1, 1st Floor, No. 6, Luoxuan 3 rd. International Bio-Island, Guangzhou, Guangdong, China, (the “Company”), and Mr. Alon Yaari, Nationality as Israeli, I.D. number 032240673, residing at 4/A Hapnina St., Zichron Yaakov, Israel (the “Indemnitee”). Recitals A. The Company and Indemnitee recognize the difficulty in obtaining full and adequate liability insurance for directors, officers, employees, agents and fiduciaries, the significant increases in the cost of such insurance and the general reductions in the coverage of such insurance; B. The Company and Indemnitee further recognize the substantial increase in corporate litigation in general, subjecting directors, officers, employees. agents and fiduciaries to expensive litigation risks at the same time as the availability and coverage of liability insurance have been severely limited; C. The Company desires to attract and Team retain the services of highly qualified individuals, such as the Indemnitee, to serve the Company and, in part, in order to induce the Indemnitee to continue to provide services to the Company, wishes to provide for the indemnification and advancement of expense to the Indemnitee, to exempt the Indemnitee from liability to the Company, and agree to procure reasonable insurance coverage, all of the foregoing to the maximum extent permitted by law; and D. In view of the considerations set forth above, the Company desires that Indemnitee shall be indemnified and exempted by the Company, and enjoy appropriate insurance coverage, all as set forth herein. Now, therefore, the Company and the Indemnitee hereby agree as follows:

1. Indemnification 1.1 Indemnification of Liabilities and Expenses. The Company shall indemnify the Indemnitee to the fullest extent permitted by law and subject to the limitations set forth in paragraph 1.2, with respect to the following liabilities and expenses imposed on or incurred by the Indemnitee due to an act or omission by the Indemnitee in his capacity as a director, of the Company, or any subsidiary thereof (regardless whether it is a subsidiary of the Company at the date hereof), or as a director, officer, employee, agent or fiduciary of another corporation, collaboration, partnership, joint venture, trust or other enterprise, serving at the request of the Company (the “Corporate Capacity’): (i) any financial obligation imposed on the Indemnitee in favor of another person by, or expended by the Indemnitee as a result of, a court judgment., including a settlement or an arbitrator’s award approved by court, by reason of or arising in connection with any Indemnifiable Event (as defined below); (ii) any and all reasonable litigation expenses (including attorneys’ Fees) and all other costs, expenses and financial obligations (collectively, “Expenses”) incurred by the Indemnitee or charged to the Indemnitee by court in connection with a proceeding instituted against the Indemnitee by the Company or on its behalf or by another person, or in any criminal proceedings in which Indemnitee is acquitted, or in any criminal proceedings of a crime which does not require proof of mens red (criminal intent) in which Indemnitee is convicted; and (iii) all Expenses expended by the Indemnitee due to an investigation or a proceeding instituted against the Indemnitee by an authority qualified to conduct such investigation or proceeding, where such investigation or proceeding is concluded without the filing of an indictment against the Indemnitee and without any financial obligation imposed on the Indemnitee in lieu of criminal proceedings, or that is concluded without the Indemnitee’s indietiment but with a financial obligation imposed on Indemnitee in lien of criminal proceedings with respect to a crime that does not require proof of mens rea (criminal intent). Such payments of Expenses shall be made by the Company as soon as practicable but in any event no later than fifteen (15) days after written demand by the Indemnitee therefor is presented to the Company. 1.2. Indemnifiable Event; Limit Amounis. For the purpose of this Agreement, an “Indemnifiable Event” shall mean any event or occurrence falling all or in part within any one or more of the categories set forth below. Indemnification pursuant to paragraph 1.l(i) with respect to each such Indemnifiable Eents described below is limited to US$1,000,000 (the “Limit Amount”). The Limit Amount shall be subject to continuing review and consideration by the Company, and may be amended, if the Board of Directors determines that such Limit Amount is unreasonable in the circumstances, including if it is less than the financial obligation or Expenses which can be expected to he incurred by the Indemnitee in connection with the corresponding Indemnifiable Event, If the Limit Amount is insufficient to cover all amounts to which the Indemnitee and all other persons to whom the Company lias agreed to indemnify for the matters and in the circumstances described herein. then such amount shall be allocated to such persons pro rata according to the percentage of their culpability, an finally determined by a court in the relevant claim, or absent such determination or in the event such persons are parties to different claims,, in equal amounts.

The Indemnifiable Events are described as follows: a) Any claim or demand made by customer, suppliers, contractors or other third parties transacting any form of business with the Company or its subsidiaries, in the ordinary course of their respective businesses, relating to the negotiations or performance of such transactions, representations or inducements provided in connection thereto or otherwise, b) Any claim or demand made in connection with arty transaction not in the ordinary course of business of either the Company, its subsidiaries or the party making such claim, including the sale, lease or purchase of any assets or business. e) Any claim or demand made by employees, consultants, agents or other individuals or entities employed by or providing services to the Company or its subsidiaries relating to compensation owed to them or damages or liabilities; suffered by them in connection with such employment or service. d) Any claim or demand made under any securities laws of any jurisdiction and/or any stock exchange rules and regulations of any jurisdiction or by reference thereto, or related in the failure to disclose any information in the manner or time such information is required to be disclosed pursuant to such laws, or related to inadequate or improper disclosure of information to shareholders, or prospective shareholder or related to the purchasing, holding or disposition of securities of the company or any other investment activity involving or affected by such securities, including any actions relating to an offer or issuance of securities of the Company or of its subsidiaries to the public by prospectus or privately by private placement, in Israel or abroad., including the details that shall be set forth in the documents in connection with execution thereof, e) Any claim or demand made for actual or alleged infringement, misappropriation or misuse of any third party’s intellectual property rights by the Company or its subsidiaries, including without limitation confidential information, patents, copyrights, design rights, service marks, trade secrets, copyrights, misappropriation of ideas by the Company or its subsidiaries.

f) Actions taken in connection with the intellectual property of the Company and any subsidiary, and its protection, including the registration or assertion of rights to intellectual property and the defense of claims relating thereto. g) Any claim or demand made by any leaders or other creditors or for moneys borrowed by, or other indebtedness of, the Company or its subsidiaries h) Any claim or demand made by any third party suffering any personal injury and/or bodily injury or damage to business or personal property through any act or omission attributed to the Company or its subsidiaries, or their respective employees, agents or other persons acting or allegedly acting on their behalf. i) Any claim or demand made directly or indirectly in connection with complete or partial failure, by the Company or any subsidiary thereof, or their respective directors, officers and employees, to pay, report, keep applicable records or otherwise, of any foreign, federal, state, county, local, municipal or city taxes or other compulsory payments of any nature whatsoever, including, without limitation, income, sales. use, transfer, exeise, value added, registration, severance, stamp, occupation, customs, duties, real property, personal property, capital stock, social security, unemployment, disability, payroll or employee withholding or other withholding, including any interest, penalty or addition thereto, whether disputed or not. j) Any claim or demand made by purchasers, holders, lessors or other users of products of the Company, or individuals treated with such products, for damages or losses related to such use or treatment. K) Any administrative, regulatory or judicial actions orders, decrees, suits, demands, demand letters, directives, claims, liens, investigations, proceedings or notices of noncompliance or violation by any governmental entity or other person alleging potential responsibility or liability arising out of, based on or related to (i) the present of, release, spilt, emission, leaning, dumping, pouring, deposit, disposal, discharge, leaching or migration into the environment (each a “Release”) or threatened Release of, or exposure to, any hazardous, toxic, explosive or radioactive substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing material, polychlorinated biphenyls (“PCBs”) or PCB-containing materials or equipment, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any environmental law, at any location, whether or not owned, operated, leased or managed by the Company or any of its subsidiaries, or (y) circumstances forming the basis of any violation of any environmental law or environmental permit, license, registration or other authorization required under applicable environmental law.

l) Any administrative, regulatory or judicial actions, orders, decrees, suits, demands, demand letters, directives, claims, liens, investigations, proceedings or notices of noncompliance or violation by any governmental entity or other person alleging the failure to comply with any statute, law, ordinance, rule, regulation, order or decree of any governmental entity applicable to the Company or any of its subsidiaries, or any of their respective businesses or operations. m) Participation, and/or non-participation at the Company’s board meetings, incompliance regarding the substance and the process of reaching board resolutions, bona fide expression of opinion and/or voting and/or abstention from voting at the Company’s board meetings, n) Approval of corporate actions including the approval of the acts of the Company’s management, their resolutions, guidance and their supervision. o) Claims of failure to exercise business judgment and a reasonable level of proficiency, expertise, care and other forms of fiduciary duties and duties of loyalty in regard of the Company’s business, as required under applicable laws, p) Resolutions and/or actions relating to a merger of the Company and/or of its subsidiaries, the issuance of shares or securities exercisable into shares of the Company, changing the share capital of the Company, formation of subsidiaries, reorganization, winding up or sale of all or part of the business operations or shares of the Company. 1.3. Mandatory Payment of Expenses. Notwithstanding any other provision of this Agreement other than Section 7 hereof, to the extent that the Indemnitee has been succeessful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any action, suit, proceeding, inquiry or investigation referred to in Section 1.1 hereof or in the defense of any claim, issue or matter therein, the Indemnitee shall be indemnified against all financial obligations and Expenses incurred by the Indemnitee in connection therewith.

2. Indemnification Procedure 2.1. Notice; Cooperation by Indemnitee. The Indemnitee shall, as a condition precedent to the Indemnitee’s right to be indemnified under this Agreement, give the Company notice in writing as soon as practicable of any claim made against the Indemnitee for which indemnification will or could be sought under this Agreement, provided, however, that any failure to provide such notice shall not affect the Indemnitee’s rights to indemnification hereunder unless and to the extent that such failure to provide notice materially and adversely prejudices the Company’s right to defend against such action. Notice to the Company shall he directed to the Chairman of the Company’s Board of Directors at the address shown on the signature page of this Agreement (or such other address as the Company shall designate in writing to the Indemnitee), In addition. The Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within the Indemnitee’s power, 2.2. No Presumptions. Burden of Proof, For purposes of this Agreement, the termination of any claim by judgment, order, settlemant (whether without court approval) or conviction, or upon a plea of guilty, shall not create a presumption that the Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law. 2.3. Notice to Insurers. If, at the time of the receipt by the Company of a notice of a claim the Company has liability insurance in effect which may cover such claim, the Company shall give prompt notice of the commencement of such claim to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such action, suit, proceeding, inquiry or investigation in accordance with the terms of such policies 2.4. Selection of Counsel. In the event that the Company shall he obligated to indemnify the Iudemnitee and/or pay the Expenses of any claim, and the proceedings have not been initiated, against the Indemnitee by the Company or on its behalf; then the Company shall be entitled to assume the defense of such claim with counsel selected by the Company, which counsel is reasonably reputable with experience in the relevant field, and the Company will not be liable to the Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same claim; The Company shall and shall cause the counsel retained by it to take all necessary steps to bring the claim to a close and will keep the Indemnitee informed of key steps in the process. The counsel retained by the Company to conduct the defense pursuant to this Section shall he bound by a fiduciary duty to the Indemnitee and to the Company, The Company shall have the right to conduct such defense as it. sees fit in its sole discretion.

 3. Additional Indemnification Rights; Non-exclusivity, In the event of any change after the date of this Agreement of any applicable law, statute or rule which expands the right of a corporation of the Company’s state of incorporation to indemnify a member of its board, of directors or an officer, employee, agent or fiduciary, it is the intent of the parties hereto that the Indemnitee shall enjoy by this Agreement the greater benefits afforded by such change. 4. No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment in connection with any claim made against Indemnitee to the extent the Indemnitee has otherwise actually received payment (under any insurance policy, the Articles of Association or otherwise) of the amounts otherwise indemnifiable hereunder, except for the difference, if any, between the amounts received by the Indemnitee as aforesaid and the total obligations, liabilities and/or Expenses incurred by the Indemnitee in connection with such claim. The Company will be entitled to receive any amount collected by Indemnitee from a third party in connection with liabilities actually indemnified hereunder, to be transferred by the Indemnitee to the Company within fifteen (15) days following the receipt of said amount. Any amount received from D&O Insurance (as defined below) shall not be deducted, from the Limit Amount hereunder. 5. Partial Indemnification. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion or the obligations, liabilities and/or Expenses incurred in connection with any claim, but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify the Indemnitee for the portion of such obligations, liabilities, and/or Expenses to which the Indemnitee is entitled. 6. Exemption. To the maximum extent permitted by law, the Company hereby exempts and releases Indemnitee from any and all liability to the Company related to any breach by the Indemnitee of his or her duly of care to the Company, subject to the provisions of Section 7.1 below and provided that in no event shall the Indemnitee be exempted in advance for a breach of his duty of care to the Company in a distribution. 7. Exceptions. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant, to the terms of this Agreement: 7.1. Excluded Acts and Omissions. To the extent it is prohibited under applicable law, to indemnify, insure or exempt indemnitee from or against any liability arising out of: (i) the Indemnitee’s breach of fiduciary duty (other than, in case of insuring the Indemnity, a bread of fiduciary duty to the Company, provided that the Indemnitee has acted or omitted to act in good faith and had reasonable ground to believe such action will not prejudice the Company’s interests), (ii) intentional or reckless beach by the Indemnitee of his or her duly of care to the Company, but other than if done in negligence only, or (iii) the indemnitee’s action taken with the intention to unduly profit therefrom, and (iv) any line or penalty payment to propitiate am offense imposed on the Indemnitee.

7.2. Claims Initiated by Indemnitee. To indemnify or advance expenses to Indemnitee with respect to claims initiated or brought voluntarily by the Indemnitee and not by way of defense, except: (i) with respect to proceedings brought to establish or enforce a right Lo indemnification under this Agreement or any other agreement of insurance policy or under the Company’s Articles of Association now or hereafter in effect relating to claims: for indemnification, release, exemption or insurance of the Indemnitee by reason of his Corporate Capacity, (ii) in specific cases if the Board of Directors has approved the initiation or bringing of such suit, or (iii) us other wise required under the laws of the Company’s place of incorporation, regardless of whether the Indemnitee ultimately is determined to be entitled to such indemnification, advance expense payment of insurance recovery, as the case may be; 8. Required Approvals. If for the validation of any of the undertakings in this Agreement any act, resolution, approval or other procedure is required; the Company undertakes to cause them to be cone or adopted in a manner which will enable the Company to fulfill all its undertakings as aforesaid. 9. Post Factum Indemnity. Nothing contained in this Agreement derogates from the Company’s right to indemnify the Indemnitee post factum for any amounts which the Indemnitee may he obligated to pay as set forth in Section 1.1 above without the limitations set forth in Section 1.2 above. 10. Counterparts. This Agreement may be executed in one or more counterparts, each of which skill constitute an original. 11. Binding Effect: Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise) to all, or substantially all the business and/or assets of the Company, spouses, heirs, personal and legal representative, executors and administrators. 12. Notice. All notices and other communications required or permitted hereunder shall be in writing, shall be effective when given and shall in any event be deemed to be given: (a) five (5) business days after deposit with the applicable postal service, if delivered by first class mail; postage prepaid, (b) upon delivery, if delivered by hand, (c) one; business day after the business day of deposit with BMS or similar overnight courier, freight prepaid, or (d) one day after the business day of delivery by facsimile transmission, if delivered by facsimile transmission, with, copy by first class mail, postage prepaid, and shall be addressed if to Indemnitee, at the Indemnitee’s address as set forth beneath indemnitee’s signature to this Agreement and if to the Company at the address of its principal corporate offices or at such other address as such party may designate by ten days’ advance written notice to the other patty hereto.

13. Consent to Jurisdiction. The Company and Indemnitee each hereby irrevocably consent to the arbitration procedures, in accordance with the terms of the joint venture agreement between the Company and its shareholders, dated September 23, 2016, Mutais mutandis. 14. Severability. The provisions of this Agreement shall be severable in the event that any of the provision hereof (including any provision within, a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable, to the fullest extent permitted by law. Furthermore, to the fullest extent possible, the provisions of this Agreement (including, without limitations, each portion of this Agreement containing any provision held to be invalid, void or otherwise unenforceable that is not itself invalid, void or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable. 15. Choice of Law. This Agreement shall he governed by and its provisions construed and enforced in accordance with the laws of the Peoples Republic of China without regard to the conflict of laws principles thereof or of any other jurisdiction. 16. Subrogation. In the event of payment under this Agreement, the Company shall he subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such lights. 17. Amendment and Termination. No amendment, modification, termination or cancellation of this Agreement shall he effective unless It is in writing signed by both the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver, 18. Integration and Entire Agreement. This Agreement sets forth the entire understanding between the parties hereto and supersedes and usages all previous written and oral negotiations, commitments, understandings and agreements relating to the subject matter hereof between the parties hereto.

Exhibit - Indemnification Agni - 06092016 IN WITNESS WHEREOF, the parties hereto have executed this Indemnification Agreement as of the date first above written GUANGZHOU INMODE MEDICAL TECHNOLOGY LTD. By:Mr Moshe Mizrahy Title:Chairman of the Board Signature /s/ Moshe Mizrahy ALON YAARI Name Signature: /s/ Alon Yaari Nationality: Israeli I.D. #: 032240673

FORM OF DIRECTOR INDEMNIFICATION AGREEMENT Guangzhou InMode Medical Technology Ltd. INDEMNIFICATION AGREEMENT This Indemnification Agreement (the “Agreement”) is effective as of January 11, 2017, by and between Guangzhou InMode Medical Technology Ltd., a company incorporated under the laws of the Peoples Republic of China, with its principal offices at Unit 103-1, 1st Floor, No. 6, Luoxuan 3 rd. International Bio-Island, Guangzhou, Guangdong, China, (the “Company”), and Mr. Moshe Mizrahy, Nationality as Israeli, I.D. number 051825396, residing at 2 Yatziz St, Tel Aviv, Israel (the “Indemnitee”). Recitals A. The Company and Indemnitee recognize the difficulty in obtaining full and adequate liability insurance for directors, officers, employees, agents and fiduciaries, the significant increases in the cost of such insurance and the general reductions in the coverage of such insurance; B. The Company and Indemnitee further recognize the substantial increase in corporate litigation in general, subjecting directors, officers, employees. agents and fiduciaries to expensive litigation risks at the same time as the availability and coverage of liability insurance have been severely limited; C. The Company desires to attract and Team retain the services of highly qualified individuals, such as the Indemnitee, to serve the Company and, in part, in order to induce the Indemnitee to continue to provide services to the Company, wishes to provide for the indemnification and advancement of expense to the Indemnitee, to exempt the Indemnitee from liability to the Company, and agree to procure reasonable insurance coverage, all of the foregoing to the maximum extent permitted by law; and D. In view of the considerations set forth above, the Company desires that Indemnitee shall be indemnified and exempted by the Company, and enjoy appropriate insurance coverage, all as set forth herein. Now, therefore, the Company and the Indemnitee hereby agree as follows:

1. Indemnification 1.1 Indemnification of Liabilities and Expenses. The Company shall indemnify the Indemnitee to the fullest extent permitted by law and subject to the limitations set forth in paragraph 1.2, with respect to the following liabilities and expenses imposed on or incurred by the Indemnitee due to an act or omission by the Indemnitee in his capacity as a director, of the Company, or any subsidiary thereof (regardless whether it is a subsidiary of the Company at the date hereof), or as a director, officer, employee, agent or fiduciary of another corporation, collaboration, partnership, joint venture, trust or other enterprise, serving at the request of the Company (the “Corporate Capacity’): (i) any financial obligation imposed on the Indemnitee in favor of another person by, or expended by the Indemnitee as a result of, a court judgment., including a settlement or an arbitrator’s award approved by court, by reason of or arising in connection with any Indemnifiable Event (as defined below); (ii) any and all reasonable litigation expenses (including attorneys’ Fees) and all other costs, expenses and financial obligations (collectively, “Expenses”) incurred by the Indemnitee or charged to the Indemnitee by court in connection with a proceeding instituted against the Indemnitee by the Company or on its behalf or by another person, or in any criminal proceedings in which Indemnitee is acquitted, or in any criminal proceedings of a crime which does not require proof of mens red (criminal intent) in which Indemnitee is convicted; and (iii) all Expenses expended by the Indemnitee due to an investigation or a proceeding instituted against the Indemnitee by an authority qualified to conduct such investigation or proceeding, where such investigation or proceeding is concluded without the filing of an indictment against the Indemnitee and without any financial obligation imposed on the Indemnitee in lieu of criminal proceedings, or that is concluded without the Indemnitee’s indietiment but with a financial obligation imposed on Indemnitee in lien of criminal proceedings with respect to a crime that does not require proof of mens rea (criminal intent). Such payments of Expenses shall be made by the Company as soon as practicable but in any event no later than fifteen (15) days after written demand by the Indemnitee therefor is presented to the Company. 1.2. Indemnifiable Event; Limit Amounis. For the purpose of this Agreement, an “Indemnifiable Event” shall mean any event or occurrence falling all or in part within any one or more of the categories set forth below. Indemnification pursuant to paragraph 1.l(i) with respect to each such Indemnifiable Eents described below is limited to US$1,000,000 (the “Limit Amount”). The Limit Amount shall be subject to continuing review and consideration by the Company, and may be amended, if the Board of Directors determines that such Limit Amount is unreasonable in the circumstances, including if it is less than the financial obligation or Expenses which can be expected to he incurred by the Indemnitee in connection with the corresponding Indemnifiable Event, If the Limit Amount is insufficient to cover all amounts to which the Indemnitee and all other persons to whom the Company lias agreed to indemnify for the matters and in the circumstances described herein. then such amount shall be allocated to such persons pro rata according to the percentage of their culpability, an finally determined by a court in the relevant claim, or absent such determination or in the event such persons are parties to different claims,, in equal amounts.

The Indemnifiable Events are described as follows: a) Any claim or demand made by customer, suppliers, contractors or other third parties transacting any form of business with the Company or its subsidiaries, in the ordinary course of their respective businesses, relating to the negotiations or performance of such transactions, representations or inducements provided in connection thereto or otherwise, b) Any claim or demand made in connection with arty transaction not in the ordinary course of business of either the Company, its subsidiaries or the party making such claim, including the sale, lease or purchase of any assets or business. e) Any claim or demand made by employees, consultants, agents or other individuals or entities employed by or providing services to the Company or its subsidiaries relating to compensation owed to them or damages or liabilities; suffered by them in connection with such employment or service. d) Any claim or demand made under any securities laws of any jurisdiction and/or any stock exchange rules and regulations of any jurisdiction or by reference thereto, or related in the failure to disclose any information in the manner or time such information is required to be disclosed pursuant to such laws, or related to inadequate or improper disclosure of information to shareholders, or prospective shareholder or related to the purchasing, holding or disposition of securities of the company or any other investment activity involving or affected by such securities, including any actions relating to an offer or issuance of securities of the Company or of its subsidiaries to the public by prospectus or privately by private placement, in Israel or abroad., including the details that shall be set forth in the documents in connection with execution thereof, e) Any claim or demand made for actual or alleged infringement, misappropriation or misuse of any third party’s intellectual property rights by the Company or its subsidiaries, including without limitation confidential information, patents, copyrights, design rights, service marks, trade secrets, copyrights, misappropriation of ideas by the Company or its subsidiaries.

f) Actions taken in connection with the intellectual property of the Company and any subsidiary, and its protection, including the registration or assertion of rights to intellectual property and the defense of claims relating thereto. g) Any claim or demand made by any leaders or other creditors or for moneys borrowed by, or other indebtedness of, the Company or its subsidiaries h) Any claim or demand made by any third party suffering any personal injury and/or bodily injury or damage to business or personal property through any act or omission attributed to the Company or its subsidiaries, or their respective employees, agents or other persons acting or allegedly acting on their behalf. i) Any claim or demand made directly or indirectly in connection with complete or partial failure, by the Company or any subsidiary thereof, or their respective directors, officers and employees, to pay, report, keep applicable records or otherwise, of any foreign, federal, state, county, local, municipal or city taxes or other compulsory payments of any nature whatsoever, including, without limitation, income, sales. use, transfer, exeise, value added, registration, severance, stamp, occupation, customs, duties, real property, personal property, capital stock, social security, unemployment, disability, payroll or employee withholding or other withholding, including any interest, penalty or addition thereto, whether disputed or not. j) Any claim or demand made by purchasers, holders, lessors or other users of products of the Company, or individuals treated with such products, for damages or losses related to such use or treatment. K) Any administrative, regulatory or judicial actions orders, decrees, suits, demands, demand letters, directives, claims, liens, investigations, proceedings or notices of noncompliance or violation by any governmental entity or other person alleging potential responsibility or liability arising out of, based on or related to (i) the present of, release, spilt, emission, leaning, dumping, pouring, deposit, disposal, discharge, leaching or migration into the environment (each a “Release”) or threatened Release of, or exposure to, any hazardous, toxic, explosive or radioactive substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing material, polychlorinated biphenyls (“PCBs”) or PCB-containing materials or equipment, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any environmental law, at any location, whether or not owned, operated, leased or managed by the Company or any of its subsidiaries, or (y) circumstances forming the basis of any violation of any environmental law or environmental permit, license, registration or other authorization required under applicable environmental law.

l) Any administrative, regulatory or judicial actions, orders, decrees, suits, demands, demand letters, directives, claims, liens, investigations, proceedings or notices of noncompliance or violation by any governmental entity or other person alleging the failure to comply with any statute, law, ordinance, rule, regulation, order or decree of any governmental entity applicable to the Company or any of its subsidiaries, or any of their respective businesses or operations. m) Participation, and/or non-participation at the Company’s board meetings, incompliance regarding the substance and the process of reaching board resolutions, bona fide expression of opinion and/or voting and/or abstention from voting at the Company’s board meetings, n) Approval of corporate actions including the approval of the acts of the Company’s management, their resolutions, guidance and their supervision. o) Claims of failure to exercise business judgment and a reasonable level of proficiency, expertise, care and other forms of fiduciary duties and duties of loyalty in regard of the Company’s business, as required under applicable laws, p) Resolutions and/or actions relating to a merger of the Company and/or of its subsidiaries, the issuance of shares or securities exercisable into shares of the Company, changing the share capital of the Company, formation of subsidiaries, reorganization, winding up or sale of all or part of the business operations or shares of the Company. 1.3. Mandatory Payment of Expenses. Notwithstanding any other provision of this Agreement other than Section 7 hereof, to the extent that the Indemnitee has been succeessful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any action, suit, proceeding, inquiry or investigation referred to in Section 1.1 hereof or in the defense of any claim, issue or matter therein, the Indemnitee shall be indemnified against all financial obligations and Expenses incurred by the Indemnitee in connection therewith.

2. Indemnification Procedure 2.1. Notice; Cooperation by Indemnitee. The Indemnitee shall, as a condition precedent to the Indemnitee’s right to be indemnified under this Agreement, give the Company notice in writing as soon as practicable of any claim made against the Indemnitee for which indemnification will or could be sought under this Agreement, provided, however, that any failure to provide such notice shall not affect the Indemnitee’s rights to indemnification hereunder unless and to the extent that such failure to provide notice materially and adversely prejudices the Company’s right to defend against such action. Notice to the Company shall he directed to the Chairman of the Company’s Board of Directors at the address shown on the signature page of this Agreement (or such other address as the Company shall designate in writing to the Indemnitee), In addition. The Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within the Indemnitee’s power, 2.2. No Presumptions. Burden of Proof, For purposes of this Agreement, the termination of any claim by judgment, order, settlemant (whether without court approval) or conviction, or upon a plea of guilty, shall not create a presumption that the Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law. 2.3. Notice to Insurers. If, at the time of the receipt by the Company of a notice of a claim the Company has liability insurance in effect which may cover such claim, the Company shall give prompt notice of the commencement of such claim to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such action, suit, proceeding, inquiry or investigation in accordance with the terms of such policies 2.4. Selection of Counsel. In the event that the Company shall he obligated to indemnify the Indemnitee and/or pay the Expenses of any claim, and the proceedings have not been initiated, against the Indemnitee by the Company or on its behalf; then the Company shall be entitled to assume the defense of such claim with counsel selected by the Company, which counsel is reasonably reputable with experience in the relevant field, and the Company will not be liable to the Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same claim; The Company shall and shall cause the counsel retained by it to take all necessary steps to bring the claim to a close and will keep the Indemnitee informed of key steps in the process. The counsel retained by the Company to conduct the defense pursuant to this Section shall he bound by a fiduciary duty to the Indemnitee and to the Company, The Company shall have the right to conduct such defense as it. sees fit in its sole discretion.

3. Additional Indemnification Rights; Non-exclusivity, In the event of any change after the date of this Agreement of any applicable law, statute or rule which expands the right of a corporation of the Company’s state of incorporation to indemnify a member of its board, of directors or an officer, employee, agent or fiduciary, it is the intent of the parties hereto that the Indemnitee shall enjoy by this Agreement the greater benefits afforded by such change. 4. No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment in connection with any claim made against Indemnitee to the extent the Indemnitee has otherwise actually received payment (under any insurance policy, the Articles of Association or otherwise) of the amounts otherwise indemnifiable hereunder, except for the difference, if any, between the amounts received by the Indemnitee as aforesaid and the total obligations, liabilities and/or Expenses incurred by the Indemnitee in connection with such claim. The Company will be entitled to receive any amount collected by Indemnitee from a third party in connection with liabilities actually indemnified hereunder, to be transferred by the Indemnitee to the Company within fifteen (15) days following the receipt of said amount. Any amount received from D&O Insurance (as defined below) shall not be deducted, from the Limit Amount hereunder. 5. Partial Indemnification. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion or the obligations, liabilities and/or Expenses incurred in connection with any claim, but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify the Indemnitee for the portion of such obligations, liabilities, and/or Expenses to which the Indemnitee is entitled. 6. Exemption. To the maximum extent permitted by law, the Company hereby exempts and releases Indemnitee from any and all liability to the Company related to any breach by the Indemnitee of his or her duly of care to the Company, subject to the provisions of Section 7.1 below and provided that in no event shall the Indemnitee be exempted in advance for a breach of his duty of care to the Company in a distribution. 7. Exceptions. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant, to the terms of this Agreement: 7.1. Excluded Acts and Omissions. To the extent it is prohibited under applicable law, to indemnify, insure or exempt indemnitee from or against any liability arising out of: (i) the Indemnitee’s breach of fiduciary duty (other than, in case of insuring the Indemnity, a bread of fiduciary duty to the Company, provided that the Indemnitee has acted or omitted to act in good faith and had reasonable ground to believe such action will not prejudice the Company’s interests), (ii) intentional or reckless beach by the Indemnitee of his or her duly of care to the Company, but other than if done in negligence only, or (iii) the indemnitee’s action taken with the intention to unduly profit therefrom, and (iv) any line or penalty payment to propitiate am offense imposed on the Indemnitee.

7.2. Claims Initiated by Indemnitee. To indemnify or advance expenses to Indemnitee with respect to claims initiated or brought voluntarily by the Indemnitee and not by way of defense, except: (i) with respect to proceedings brought to establish or enforce a right Lo indemnification under this Agreement or any other agreement of insurance policy or under the Company’s Articles of Association now or hereafter in effect relating to claims: for indemnification, release, exemption or insurance of the Indemnitee by reason of his Corporate Capacity, (ii) in specific cases if the Board of Directors has approved the initiation or bringing of such suit, or (iii) us other wise required under the laws of the Company’s place of incorporation, regardless of whether the Indemnitee ultimately is determined to be entitled to such indemnification, advance expense payment of insurance recovery, as the case may be; 8. Required Approvals. If for the validation of any of the undertakings in this Agreement any act, resolution, approval or other procedure is required; the Company undertakes to cause them to be cone or adopted in a manner which will enable the Company to fulfill all its undertakings as aforesaid. 9. Post Factum Indemnity. Nothing contained in this Agreement derogates from the Company’s right to indemnify the Indemnitee post factum for any amounts which the Indemnitee may he obligated to pay as set forth in Section 1.1 above without the limitations set forth in Section 1.2 above. 10. Counterparts. This Agreement may be executed in one or more counterparts, each of which skill constitute an original. 11. Binding Effect: Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise) to all, or substantially all the business and/or assets of the Company, spouses, heirs, personal and legal representative, executors and administrators. 12. Notice. All notices and other communications required or permitted hereunder shall be in writing, shall be effective when given and shall in any event be deemed to be given: (a) five (5) business days after deposit with the applicable postal service, if delivered by first class mail; postage prepaid, (b) upon delivery, if delivered by hand, (c) one; business day after the business day of deposit with BMS or similar overnight courier, freight prepaid, or (d) one day after the business day of delivery by facsimile transmission, if delivered by facsimile transmission, with, copy by first class mail, postage prepaid, and shall be addressed if to Indemnitee, at the Indemnitee’s address as set forth beneath indemnitee’s signature to this Agreement and if to the Company at the address of its principal corporate offices or at such other address as such party may designate by ten days’ advance written notice to the other patty hereto.

13. Consent to Jurisdiction. The Company and Indemnitee each hereby irrevocably consent to the arbitration procedures, in accordance with the terms of the joint venture agreement between the Company and its shareholders, dated September 23, 2016, Mutais mutandis. 14. Severability. The provisions of this Agreement shall be severable in the event that any of the provision hereof (including any provision within, a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable, to the fullest extent permitted by law. Furthermore, to the fullest extent possible, the provisions of this Agreement (including, without limitations, each portion of this Agreement containing any provision held to be invalid, void or otherwise unenforceable that is not itself invalid, void or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable. 15. Choice of Law. This Agreement shall he governed by and its provisions construed and enforced in accordance with the laws of the Peoples Republic of China without regard to the conflict of laws principles thereof or of any other jurisdiction. 16. Subrogation. In the event of payment under this Agreement, the Company shall he subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such lights. 17. Amendment and Termination. No amendment, modification, termination or cancellation of this Agreement shall he effective unless It is in writing signed by both the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver, 18. Integration and Entire Agreement. This Agreement sets forth the entire understanding between the parties hereto and supersedes and usages all previous written and oral negotiations, commitments, understandings and agreements relating to the subject matter hereof between the parties hereto.

Exhibit - Indemnification Agni - 06092016 IN WITNESS WHEREOF, the parties hereto have executed this Indemnification Agreement as of the date first above written GUANGZHOU INMODE MEDICAL TECHNOLOGY LTD. By:Mr Moshe Mizrahy Title:Chairman of the Board Signature /s/ Moshe Mizrahy MOSHE MIZRAHY Name Signature: /s/ Moshe Mizrahy Nationality: Israeli I.D. #: 051825396

  FORM OF DIRECTOR INDEMNIFICATION AGREEMENT Guangzhou InMode Medical Technology Ltd. INDEMNIFICATION AGREEMENT This Indemnification Agreement (the “Agreement”) is effective as of January 11, 2017, by and between Guangzhou InMode Medical Technology Ltd., a company incorporated under the laws of the Peoples Republic of China, with its principal offices at Unit 103-1, 1st Floor, No. 6, Luoxuan 3 rd. International Bio-Island, Guangzhou, Guangdong, China, (the “Company”), and Mr. Avner Lushi, Nationality as Israeli, I.D. number 022840607, residing at 36 Smadar St., Ramat Gan, Israel (the “Indemnitee”). Recitals A. The Company and Indemnitee recognize the difficulty in obtaining full and adequate liability insurance for directors, officers, employees, agents and fiduciaries, the significant increases in the cost of such insurance and the general reductions in the coverage of such insurance; B. The Company and Indemnitee further recognize the substantial increase in corporate litigation in general, subjecting directors, officers, employees. agents and fiduciaries to expensive litigation risks at the same time as the availability and coverage of liability insurance have been severely limited; C. The Company desires to attract and Team retain the services of highly qualified individuals, such as the Indemnitee, to serve the Company and, in part, in order to induce the Indemnitee to continue to provide services to the Company, wishes to provide for the indemnification and advancement of expense to the Indemnitee, to exempt the Indemnitee from liability to the Company, and agree to procure reasonable insurance coverage, all of the foregoing to the maximum extent permitted by law; and D. In view of the considerations set forth above, the Company desires that Indemnitee shall be indemnified and exempted by the Company, and enjoy appropriate insurance coverage, all as set forth herein. Now, therefore, the Company and the Indemnitee hereby agree as follows:

  1. Indemnification 1.1 Indemnification of Liabilities and Expenses. The Company shall indemnify the Indemnitee to the fullest extent permitted by law and subject to the limitations set forth in paragraph 1.2, with respect to the following liabilities and expenses imposed on or incurred by the Indemnitee due to an act or omission by the Indemnitee in his capacity as a director, of the Company, or any subsidiary thereof (regardless whether it is a subsidiary of the Company at the date hereof), or as a director, officer, employee, agent or fiduciary of another corporation, collaboration, partnership, joint venture, trust or other enterprise, serving at the request of the Company (the “Corporate Capacity’): (i) any financial obligation imposed on the Indemnitee in favor of another person by, or expended by the Indemnitee as a result of, a court judgment., including a settlement or an arbitrator’s award approved by court, by reason of or arising in connection with any Indemnifiable Event (as defined below); (ii) any and all reasonable litigation expenses (including attorneys’ Fees) and all other costs, expenses and financial obligations (collectively, “Expenses”) incurred by the Indemnitee or charged to the Indemnitee by court in connection with a proceeding instituted against the Indemnitee by the Company or on its behalf or by another person, or in any criminal proceedings in which Indemnitee is acquitted, or in any criminal proceedings of a crime which does not require proof of mens red (criminal intent) in which Indemnitee is convicted; and (iii) all Expenses expended by the Indemnitee due to an investigation or a proceeding instituted against the Indemnitee by an authority qualified to conduct such investigation or proceeding, where such investigation or proceeding is concluded without the filing of an indictment against the Indemnitee and without any financial obligation imposed on the Indemnitee in lieu of criminal proceedings, or that is concluded without the Indemnitee’s indietiment but with a financial obligation imposed on Indemnitee in lien of criminal proceedings with respect to a crime that does not require proof of mens rea (criminal intent). Such payments of Expenses shall be made by the Company as soon as practicable but in any event no later than fifteen (15) days after written demand by the Indemnitee therefor is presented to the Company. 1.2. Indemnifiable Event; Limit Amounis. For the purpose of this Agreement, an “Indemnifiable Event” shall mean any event or occurrence falling all or in part within any one or more of the categories set forth below. Indemnification pursuant to paragraph 1.l(i) with respect to each such Indemnifiable Eents described below is limited to US$1,000,000 (the “Limit Amount”). The Limit Amount shall be subject to continuing review and consideration by the Company, and may be amended, if the Board of Directors determines that such Limit Amount is unreasonable in the circumstances, including if it is less than the financial obligation or Expenses which can be expected to he incurred by the Indemnitee in connection with the corresponding Indemnifiable Event, If the Limit Amount is insufficient to cover all amounts to which the Indemnitee and all other persons to whom the Company lias agreed to indemnify for the matters and in the circumstances described herein. then such amount shall be allocated to such persons pro rata according to the percentage of their culpability, an finally determined by a court in the relevant claim, or absent such determination or in the event such persons are parties to different claims,, in equal amounts.

 The Indemnifiable Events are described as follows: a) Any claim or demand made by customer, suppliers, contractors or other third parties transacting any form of business with the Company or its subsidiaries, in the ordinary course of their respective businesses, relating to the negotiations or performance of such transactions, representations or inducements provided in connection thereto or otherwise, b) Any claim or demand made in connection with arty transaction not in the ordinary course of business of either the Company, its subsidiaries or the party making such claim, including the sale, lease or purchase of any assets or business. e) Any claim or demand made by employees, consultants, agents or other individuals or entities employed by or providing services to the Company or its subsidiaries relating to compensation owed to them or damages or liabilities; suffered by them in connection with such employment or service. d) Any claim or demand made under any securities laws of any jurisdiction and/or any stock exchange rules and regulations of any jurisdiction or by reference thereto, or related in the failure to disclose any information in the manner or time such information is required to be disclosed pursuant to such laws, or related to inadequate or improper disclosure of information to shareholders, or prospective shareholder or related to the purchasing, holding or disposition of securities of the company or any other investment activity involving or affected by such securities, including any actions relating to an offer or issuance of securities of the Company or of its subsidiaries to the public by prospectus or privately by private placement, in Israel or abroad., including the details that shall be set forth in the documents in connection with execution thereof, e) Any claim or demand made for actual or alleged infringement, misappropriation or misuse of any third party’s intellectual property rights by the Company or its subsidiaries, including without limitation confidential information, patents, copyrights, design rights, service marks, trade secrets, copyrights, misappropriation of ideas by the Company or its subsidiaries.

  f) Actions taken in connection with the intellectual property of the Company and any subsidiary, and its protection, including the registration or assertion of rights to intellectual property and the defense of claims relating thereto. g) Any claim or demand made by any leaders or other creditors or for moneys borrowed by, or other indebtedness of, the Company or its subsidiaries h) Any claim or demand made by any third party suffering any personal injury and/or bodily injury or damage to business or personal property through any act or omission attributed to the Company or its subsidiaries, or their respective employees, agents or other persons acting or allegedly acting on their behalf. i) Any claim or demand made directly or indirectly in connection with complete or partial failure, by the Company or any subsidiary thereof, or their respective directors, officers and employees, to pay, report, keep applicable records or otherwise, of any foreign, federal, state, county, local, municipal or city taxes or other compulsory payments of any nature whatsoever, including, without limitation, income, sales. use, transfer, exeise, value added, registration, severance, stamp, occupation, customs, duties, real property, personal property, capital stock, social security, unemployment, disability, payroll or employee withholding or other withholding, including any interest, penalty or addition thereto, whether disputed or not. j) Any claim or demand made by purchasers, holders, lessors or other users of products of the Company, or individuals treated with such products, for damages or losses related to such use or treatment. K) Any administrative, regulatory or judicial actions orders, decrees, suits, demands, demand letters, directives, claims, liens, investigations, proceedings or notices of noncompliance or violation by any governmental entity or other person alleging potential responsibility or liability arising out of, based on or related to (i) the present of, release, spilt, emission, leaning, dumping, pouring, deposit, disposal, discharge, leaching or migration into the environment (each a “Release”) or threatened Release of, or exposure to, any hazardous, toxic, explosive or radioactive substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing material, polychlorinated biphenyls (“PCBs”) or PCB-containing materials or equipment, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any environmental law, at any location, whether or not owned, operated, leased or managed by the Company or any of its subsidiaries, or (y) circumstances forming the basis of any violation of any environmental law or environmental permit, license, registration or other authorization required under applicable environmental law.

  l) Any administrative, regulatory or judicial actions, orders, decrees, suits, demands, demand letters, directives, claims, liens, investigations, proceedings or notices of noncompliance or violation by any governmental entity or other person alleging the failure to comply with any statute, law, ordinance, rule, regulation, order or decree of any governmental entity applicable to the Company or any of its subsidiaries, or any of their respective businesses or operations. m) Participation, and/or non-participation at the Company’s board meetings, incompliance regarding the substance and the process of reaching board resolutions, bona fide expression of opinion and/or voting and/or abstention from voting at the Company’s board meetings, n) Approval of corporate actions including the approval of the acts of the Company’s management, their resolutions, guidance and their supervision. o) Claims of failure to exercise business judgment and a reasonable level of proficiency, expertise, care and other forms of fiduciary duties and duties of loyalty in regard of the Company’s business, as required under applicable laws, p) Resolutions and/or actions relating to a merger of the Company and/or of its subsidiaries, the issuance of shares or securities exercisable into shares of the Company, changing the share capital of the Company, formation of subsidiaries, reorganization, winding up or sale of all or part of the business operations or shares of the Company. 1.3. Mandatory Payment of Expenses. Notwithstanding any other provision of this Agreement other than Section 7 hereof, to the extent that the Indemnitee has been succeessful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any action, suit, proceeding, inquiry or investigation referred to in Section 1.1 hereof or in the defense of any claim, issue or matter therein, the Indemnitee shall be indemnified against all financial obligations and Expenses incurred by the Indemnitee in connection therewith.

  2. Indemnification Procedure 2.1. Notice; Cooperation by Indemnitee. The Indemnitee shall, as a condition precedent to the Indemnitee’s right to be indemnified under this Agreement, give the Company notice in writing as soon as practicable of any claim made against the Indemnitee for which indemnification will or could be sought under this Agreement, provided, however, that any failure to provide such notice shall not affect the Indemnitee’s rights to indemnification hereunder unless and to the extent that such failure to provide notice materially and adversely prejudices the Company’s right to defend against such action. Notice to the Company shall he directed to the Chairman of the Company’s Board of Directors at the address shown on the signature page of this Agreement (or such other address as the Company shall designate in writing to the Indemnitee), In addition. The Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within the Indemnitee’s power, 2.2. No Presumptions. Burden of Proof, For purposes of this Agreement, the termination of any claim by judgment, order, settlemant (whether without court approval) or conviction, or upon a plea of guilty, shall not create a presumption that the Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law. 2.3. Notice to Insurers. If, at the time of the receipt by the Company of a notice of a claim the Company has liability insurance in effect which may cover such claim, the Company shall give prompt notice of the commencement of such claim to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such action, suit, proceeding, inquiry or investigation in accordance with the terms of such policies 2.4. Selection of Counsel. In the event that the Company shall he obligated to indemnify the Indemnitee and/or pay the Expenses of any claim, and the proceedings have not been initiated, against the Indemnitee by the Company or on its behalf; then the Company shall be entitled to assume the defense of such claim with counsel selected by the Company, which counsel is reasonably reputable with experience in the relevant field, and the Company will not be liable to the Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same claim; The Company shall and shall cause the counsel retained by it to take all necessary steps to bring the claim to a close and will keep the Indemnitee informed of key steps in the process. The counsel retained by the Company to conduct the defense pursuant to this Section shall he bound by a fiduciary duty to the Indemnitee and to the Company, The Company shall have the right to conduct such defense as it. sees fit in its sole discretion.

 3. Additional Indemnification Rights; Non-exclusivity, In the event of any change after the date of this Agreement of any applicable law, statute or rule which expands the right of a corporation of the Company’s state of incorporation to indemnify a member of its board, of directors or an officer, employee, agent or fiduciary, it is the intent of the parties hereto that the Indemnitee shall enjoy by this Agreement the greater benefits afforded by such change. 4. No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment in connection with any claim made against Indemnitee to the extent the Indemnitee has otherwise actually received payment (under any insurance policy, the Articles of Association or otherwise) of the amounts otherwise indemnifiable hereunder, except for the difference, if any, between the amounts received by the Indemnitee as aforesaid and the total obligations, liabilities and/or Expenses incurred by the Indemnitee in connection with such claim. The Company will be entitled to receive any amount collected by Indemnitee from a third party in connection with liabilities actually indemnified hereunder, to be transferred by the Indemnitee to the Company within fifteen (15) days following the receipt of said amount. Any amount received from D&O Insurance (as defined below) shall not be deducted, from the Limit Amount hereunder. 5. Partial Indemnification. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion or the obligations, liabilities and/or Expenses incurred in connection with any claim, but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify the Indemnitee for the portion of such obligations, liabilities, and/or Expenses to which the Indemnitee is entitled. 6. Exemption. To the maximum extent permitted by law, the Company hereby exempts and releases Indemnitee from any and all liability to the Company related to any breach by the Indemnitee of his or her duly of care to the Company, subject to the provisions of Section 7.1 below and provided that in no event shall the Indemnitee be exempted in advance for a breach of his duty of care to the Company in a distribution. 7. Exceptions. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant, to the terms of this Agreement: 7.1. Excluded Acts and Omissions. To the extent it is prohibited under applicable law, to indemnify, insure or exempt indemnitee from or against any liability arising out of: (i) the Indemnitee’s breach of fiduciary duty (other than, in case of insuring the Indemnity, a bread of fiduciary duty to the Company, provided that the Indemnitee has acted or omitted to act in good faith and had reasonable ground to believe such action will not prejudice the Company’s interests), (ii) intentional or reckless beach by the Indemnitee of his or her duly of care to the Company, but other than if done in negligence only, or (iii) the indemnitee’s action taken with the intention to unduly profit therefrom, and (iv) any line or penalty payment to propitiate am offense imposed on the Indemnitee.

  7.2. Claims Initiated by Indemnitee. To indemnify or advance expenses to Indemnitee with respect to claims initiated or brought voluntarily by the Indemnitee and not by way of defense, except: (i) with respect to proceedings brought to establish or enforce a right Lo indemnification under this Agreement or any other agreement of insurance policy or under the Company’s Articles of Association now or hereafter in effect relating to claims: for indemnification, release, exemption or insurance of the Indemnitee by reason of his Corporate Capacity, (ii) in specific cases if the Board of Directors has approved the initiation or bringing of such suit, or (iii) us other wise required under the laws of the Company’s place of incorporation, regardless of whether the Indemnitee ultimately is determined to be entitled to such indemnification, advance expense payment of insurance recovery, as the case may be; 8. Required Approvals. If for the validation of any of the undertakings in this Agreement any act, resolution, approval or other procedure is required; the Company undertakes to cause them to be cone or adopted in a manner which will enable the Company to fulfill all its undertakings as aforesaid. 9. Post Factum Indemnity. Nothing contained in this Agreement derogates from the Company’s right to indemnify the Indemnitee post factum for any amounts which the Indemnitee may he obligated to pay as set forth in Section 1.1 above without the limitations set forth in Section 1.2 above. 10. Counterparts. This Agreement may be executed in one or more counterparts, each of which skill constitute an original. 11. Binding Effect: Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise) to all, or substantially all the business and/or assets of the Company, spouses, heirs, personal and legal representative, executors and administrators. 12. Notice. All notices and other communications required or permitted hereunder shall be in writing, shall be effective when given and shall in any event be deemed to be given: (a) five (5) business days after deposit with the applicable postal service, if delivered by first class mail; postage prepaid, (b) upon delivery, if delivered by hand, (c) one; business day after the business day of deposit with BMS or similar overnight courier, freight prepaid, or (d) one day after the business day of delivery by facsimile transmission, if delivered by facsimile transmission, with, copy by first class mail, postage prepaid, and shall be addressed if to Indemnitee, at the Indemnitee’s address as set forth beneath indemnitee’s signature to this Agreement and if to the Company at the address of its principal corporate offices or at such other address as such party may designate by ten days’ advance written notice to the other patty hereto.

  13. Consent to Jurisdiction. The Company and Indemnitee each hereby irrevocably consent to the arbitration procedures, in accordance with the terms of the joint venture agreement between the Company and its shareholders, dated September 23, 2016, Mutais mutandis. 14. Severability. The provisions of this Agreement shall be severable in the event that any of the provision hereof (including any provision within, a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable, to the fullest extent permitted by law. Furthermore, to the fullest extent possible, the provisions of this Agreement (including, without limitations, each portion of this Agreement containing any provision held to be invalid, void or otherwise unenforceable that is not itself invalid, void or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable. 15. Choice of Law. This Agreement shall he governed by and its provisions construed and enforced in accordance with the laws of the Peoples Republic of China without regard to the conflict of laws principles thereof or of any other jurisdiction. 16. Subrogation. In the event of payment under this Agreement, the Company shall he subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such lights. 17. Amendment and Termination. No amendment, modification, termination or cancellation of this Agreement shall he effective unless It is in writing signed by both the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver, 18. Integration and Entire Agreement. This Agreement sets forth the entire understanding between the parties hereto and supersedes and usages all previous written and oral negotiations, commitments, understandings and agreements relating to the subject matter hereof between the parties hereto.

  Exhibit - Indemnification Agni - 06092016 IN WITNESS WHEREOF, the parties hereto have executed this Indemnification Agreement as of the date first above written GUANGZHOU INMODE MEDICAL TECHNOLOGY LTD. By:Mr Moshe Mizrahy Title:Chairman of the Board Signature /s/ Moshe Mizrahy AVNER LUSHI Name Signature: /s/ Avner Lushi Nationality: Israeli I.D. #: 022840607

  FORM OF DIRECTOR INDEMNIFICATION AGREEMENT Guangzhou InMode Medical Technology Ltd. INDEMNIFICATION AGREEMENT This Indemnification Agreement (the “Agreement”) is effective as of January 11, 2017, by and between Guangzhou InMode Medical Technology Ltd., a company incorporated under the laws of the Peoples Republic of China, with its principal offices at Unit 103-1, 1st Floor, No. 6, Luoxuan 3 rd. International Bio-Island, Guangzhou, Guangdong, China, (the “Company”), and Mr. Rafael Lickerman, Nationality as Israeli, I.D. number 024070658, residing at 7 Orcn St., Haifa 34731 Israel (the “Indemnitee”). Recitals A. The Company and Indemnitee recognize the difficulty in obtaining full and adequate liability insurance for directors, officers, employees, agents and fiduciaries, the significant increases in the cost of such insurance and the general reductions in the coverage of such insurance; B. The Company and Indemnitee further recognize the substantial increase in corporate litigation in general, subjecting directors, officers, employees. agents and fiduciaries to expensive litigation risks at the same time as the availability and coverage of liability insurance have been severely limited; C. The Company desires to attract and Team retain the services of highly qualified individuals, such as the Indemnitee, to serve the Company and, in part, in order to induce the Indemnitee to continue to provide services to the Company, wishes to provide for the indemnification and advancement of expense to the Indemnitee, to exempt the Indemnitee from liability to the Company, and agree to procure reasonable insurance coverage, all of the foregoing to the maximum extent permitted by law; and D. In view of the considerations set forth above, the Company desires that Indemnitee shall be indemnified and exempted by the Company, and enjoy appropriate insurance coverage, all as set forth herein. Now, therefore, the Company and the Indemnitee hereby agree as follows:

   1. Indemnification 1.1 Indemnification of Liabilities and Expenses. The Company shall indemnify the Indemnitee to the fullest extent permitted by law and subject to the limitations set forth in paragraph 1.2, with respect to the following liabilities and expenses imposed on or incurred by the Indemnitee due to an act or omission by the Indemnitee in his capacity as a director, of the Company, or any subsidiary thereof (regardless whether it is a subsidiary of the Company at the date hereof), or as a director, officer, employee, agent or fiduciary of another corporation, collaboration, partnership, joint venture, trust or other enterprise, serving at the request of the Company (the “Corporate Capacity’): (i) any financial obligation imposed on the Indemnitee in favor of another person by, or expended by the Indemnitee as a result of, a court judgment., including a settlement or an arbitrator’s award approved by court, by reason of or arising in connection with any Indemnifiable Event (as defined below); (ii) any and all reasonable litigation expenses (including attorneys’ Fees) and all other costs, expenses and financial obligations (collectively, “Expenses”) incurred by the Indemnitee or charged to the Indemnitee by court in connection with a proceeding instituted against the Indemnitee by the Company or on its behalf or by another person, or in any criminal proceedings in which Indemnitee is acquitted, or in any criminal proceedings of a crime which does not require proof of mens red (criminal intent) in which Indemnitee is convicted; and (iii) all Expenses expended by the Indemnitee due to an investigation or a proceeding instituted against the Indemnitee by an authority qualified to conduct such investigation or proceeding, where such investigation or proceeding is concluded without the filing of an indictment against the Indemnitee and without any financial obligation imposed on the Indemnitee in lieu of criminal proceedings, or that is concluded without the Indemnitee’s indietiment but with a financial obligation imposed on Indemnitee in lien of criminal proceedings with respect to a crime that does not require proof of mens rea (criminal intent). Such payments of Expenses shall be made by the Company as soon as practicable but in any event no later than fifteen (15) days after written demand by the Indemnitee therefor is presented to the Company. 1.2. Indemnifiable Event; Limit Amounis. For the purpose of this Agreement, an “Indemnifiable Event” shall mean any event or occurrence falling all or in part within any one or more of the categories set forth below. Indemnification pursuant to paragraph 1.l(i) with respect to each such Indemnifiable Eents described below is limited to US$1,000,000 (the “Limit Amount”). The Limit Amount shall be subject to continuing review and consideration by the Company, and may be amended, if the Board of Directors determines that such Limit Amount is unreasonable in the circumstances, including if it is less than the financial obligation or Expenses which can be expected to he incurred by the Indemnitee in connection with the corresponding Indemnifiable Event, If the Limit Amount is insufficient to cover all amounts to which the Indemnitee and all other persons to whom the Company lias agreed to indemnify for the matters and in the circumstances described herein. then such amount shall be allocated to such persons pro rata according to the percentage of their culpability, an finally determined by a court in the relevant claim, or absent such determination or in the event such persons are parties to different claims,, in equal amounts.

  The Indemnifiable Events are described as follows: a) Any claim or demand made by customer, suppliers, contractors or other third parties transacting any form of business with the Company or its subsidiaries, in the ordinary course of their respective businesses, relating to the negotiations or performance of such transactions, representations or inducements provided in connection thereto or otherwise, b) Any claim or demand made in connection with arty transaction not in the ordinary course of business of either the Company, its subsidiaries or the party making such claim, including the sale, lease or purchase of any assets or business. e) Any claim or demand made by employees, consultants, agents or other individuals or entities employed by or providing services to the Company or its subsidiaries relating to compensation owed to them or damages or liabilities; suffered by them in connection with such employment or service. d) Any claim or demand made under any securities laws of any jurisdiction and/or any stock exchange rules and regulations of any jurisdiction or by reference thereto, or related in the failure to disclose any information in the manner or time such information is required to be disclosed pursuant to such laws, or related to inadequate or improper disclosure of information to shareholders, or prospective shareholder or related to the purchasing, holding or disposition of securities of the company or any other investment activity involving or affected by such securities, including any actions relating to an offer or issuance of securities of the Company or of its subsidiaries to the public by prospectus or privately by private placement, in Israel or abroad., including the details that shall be set forth in the documents in connection with execution thereof, e) Any claim or demand made for actual or alleged infringement, misappropriation or misuse of any third party’s intellectual property rights by the Company or its subsidiaries, including without limitation confidential information, patents, copyrights, design rights, service marks, trade secrets, copyrights, misappropriation of ideas by the Company or its subsidiaries.

  f) Actions taken in connection with the intellectual property of the Company and any subsidiary, and its protection, including the registration or assertion of rights to intellectual property and the defense of claims relating thereto. g) Any claim or demand made by any leaders or other creditors or for moneys borrowed by, or other indebtedness of, the Company or its subsidiaries h) Any claim or demand made by any third party suffering any personal injury and/or bodily injury or damage to business or personal property through any act or omission attributed to the Company or its subsidiaries, or their respective employees, agents or other persons acting or allegedly acting on their behalf. i) Any claim or demand made directly or indirectly in connection with complete or partial failure, by the Company or any subsidiary thereof, or their respective directors, officers and employees, to pay, report, keep applicable records or otherwise, of any foreign, federal, state, county, local, municipal or city taxes or other compulsory payments of any nature whatsoever, including, without limitation, income, sales. use, transfer, exeise, value added, registration, severance, stamp, occupation, customs, duties, real property, personal property, capital stock, social security, unemployment, disability, payroll or employee withholding or other withholding, including any interest, penalty or addition thereto, whether disputed or not. j) Any claim or demand made by purchasers, holders, lessors or other users of products of the Company, or individuals treated with such products, for damages or losses related to such use or treatment. K) Any administrative, regulatory or judicial actions orders, decrees, suits, demands, demand letters, directives, claims, liens, investigations, proceedings or notices of noncompliance or violation by any governmental entity or other person alleging potential responsibility or liability arising out of, based on or related to (i) the present of, release, spilt, emission, leaning, dumping, pouring, deposit, disposal, discharge, leaching or migration into the environment (each a “Release”) or threatened Release of, or exposure to, any hazardous, toxic, explosive or radioactive substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing material, polychlorinated biphenyls (“PCBs”) or PCB-containing materials or equipment, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any environmental law, at any location, whether or not owned, operated, leased or managed by the Company or any of its subsidiaries, or (y) circumstances forming the basis of any violation of any environmental law or environmental permit, license, registration or other authorization required under applicable environmental law.

  l) Any administrative, regulatory or judicial actions, orders, decrees, suits, demands, demand letters, directives, claims, liens, investigations, proceedings or notices of noncompliance or violation by any governmental entity or other person alleging the failure to comply with any statute, law, ordinance, rule, regulation, order or decree of any governmental entity applicable to the Company or any of its subsidiaries, or any of their respective businesses or operations. m) Participation, and/or non-participation at the Company’s board meetings, incompliance regarding the substance and the process of reaching board resolutions, bona fide expression of opinion and/or voting and/or abstention from voting at the Company’s board meetings, n) Approval of corporate actions including the approval of the acts of the Company’s management, their resolutions, guidance and their supervision. o) Claims of failure to exercise business judgment and a reasonable level of proficiency, expertise, care and other forms of fiduciary duties and duties of loyalty in regard of the Company’s business, as required under applicable laws, p) Resolutions and/or actions relating to a merger of the Company and/or of its subsidiaries, the issuance of shares or securities exercisable into shares of the Company, changing the share capital of the Company, formation of subsidiaries, reorganization, winding up or sale of all or part of the business operations or shares of the Company. 1.3. Mandatory Payment of Expenses. Notwithstanding any other provision of this Agreement other than Section 7 hereof, to the extent that the Indemnitee has been succeessful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any action, suit, proceeding, inquiry or investigation referred to in Section 1.1 hereof or in the defense of any claim, issue or matter therein, the Indemnitee shall be indemnified against all financial obligations and Expenses incurred by the Indemnitee in connection therewith.

  2. Indemnification Procedure 2.1. Notice; Cooperation by Indemnitee. The Indemnitee shall, as a condition precedent to the Indemnitee’s right to be indemnified under this Agreement, give the Company notice in writing as soon as practicable of any claim made against the Indemnitee for which indemnification will or could be sought under this Agreement, provided, however, that any failure to provide such notice shall not affect the Indemnitee’s rights to indemnification hereunder unless and to the extent that such failure to provide notice materially and adversely prejudices the Company’s right to defend against such action. Notice to the Company shall he directed to the Chairman of the Company’s Board of Directors at the address shown on the signature page of this Agreement (or such other address as the Company shall designate in writing to the Indemnitee), In addition. The Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within the Indemnitee’s power, 2.2. No Presumptions. Burden of Proof, For purposes of this Agreement, the termination of any claim by judgment, order, settlemant (whether without court approval) or conviction, or upon a plea of guilty, shall not create a presumption that the Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law. 2.3. Notice to Insurers. If, at the time of the receipt by the Company of a notice of a claim the Company has liability insurance in effect which may cover such claim, the Company shall give prompt notice of the commencement of such claim to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such action, suit, proceeding, inquiry or investigation in accordance with the terms of such policies 2.4. Selection of Counsel. In the event that the Company shall he obligated to indemnify the Indemnitee and/or pay the Expenses of any claim, and the proceedings have not been initiated, against the Indemnitee by the Company or on its behalf; then the Company shall be entitled to assume the defense of such claim with counsel selected by the Company, which counsel is reasonably reputable with experience in the relevant field, and the Company will not be liable to the Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same claim; The Company shall and shall cause the counsel retained by it to take all necessary steps to bring the claim to a close and will keep the Indemnitee informed of key steps in the process. The counsel retained by the Company to conduct the defense pursuant to this Section shall he bound by a fiduciary duty to the Indemnitee and to the Company, The Company shall have the right to conduct such defense as it. sees fit in its sole discretion.

  3. Additional Indemnification Rights; Non-exclusivity, In the event of any change after the date of this Agreement of any applicable law, statute or rule which expands the right of a corporation of the Company’s state of incorporation to indemnify a member of its board, of directors or an officer, employee, agent or fiduciary, it is the intent of the parties hereto that the Indemnitee shall enjoy by this Agreement the greater benefits afforded by such change. 4. No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment in connection with any claim made against Indemnitee to the extent the Indemnitee has otherwise actually received payment (under any insurance policy, the Articles of Association or otherwise) of the amounts otherwise indemnifiable hereunder, except for the difference, if any, between the amounts received by the Indemnitee as aforesaid and the total obligations, liabilities and/or Expenses incurred by the Indemnitee in connection with such claim. The Company will be entitled to receive any amount collected by Indemnitee from a third party in connection with liabilities actually indemnified hereunder, to be transferred by the Indemnitee to the Company within fifteen (15) days following the receipt of said amount. Any amount received from D&O Insurance (as defined below) shall not be deducted, from the Limit Amount hereunder. 5. Partial Indemnification. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion or the obligations, liabilities and/or Expenses incurred in connection with any claim, but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify the Indemnitee for the portion of such obligations, liabilities, and/or Expenses to which the Indemnitee is entitled. 6. Exemption. To the maximum extent permitted by law, the Company hereby exempts and releases Indemnitee from any and all liability to the Company related to any breach by the Indemnitee of his or her duly of care to the Company, subject to the provisions of Section 7.1 below and provided that in no event shall the Indemnitee be exempted in advance for a breach of his duty of care to the Company in a distribution. 7. Exceptions. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant, to the terms of this Agreement: 7.1. Excluded Acts and Omissions. To the extent it is prohibited under applicable law, to indemnify, insure or exempt indemnitee from or against any liability arising out of: (i) the Indemnitee’s breach of fiduciary duty (other than, in case of insuring the Indemnity, a bread of fiduciary duty to the Company, provided that the Indemnitee has acted or omitted to act in good faith and had reasonable ground to believe such action will not prejudice the Company’s interests), (ii) intentional or reckless beach by the Indemnitee of his or her duly of care to the Company, but other than if done in negligence only, or (iii) the indemnitee’s action taken with the intention to unduly profit therefrom, and (iv) any line or penalty payment to propitiate am offense imposed on the Indemnitee.

  7.2. Claims Initiated by Indemnitee. To indemnify or advance expenses to Indemnitee with respect to claims initiated or brought voluntarily by the Indemnitee and not by way of defense, except: (i) with respect to proceedings brought to establish or enforce a right Lo indemnification under this Agreement or any other agreement of insurance policy or under the Company’s Articles of Association now or hereafter in effect relating to claims: for indemnification, release, exemption or insurance of the Indemnitee by reason of his Corporate Capacity, (ii) in specific cases if the Board of Directors has approved the initiation or bringing of such suit, or (iii) us other wise required under the laws of the Company’s place of incorporation, regardless of whether the Indemnitee ultimately is determined to be entitled to such indemnification, advance expense payment of insurance recovery, as the case may be; 8. Required Approvals. If for the validation of any of the undertakings in this Agreement any act, resolution, approval or other procedure is required; the Company undertakes to cause them to be cone or adopted in a manner which will enable the Company to fulfill all its undertakings as aforesaid. 9. Post Factum Indemnity. Nothing contained in this Agreement derogates from the Company’s right to indemnify the Indemnitee post factum for any amounts which the Indemnitee may he obligated to pay as set forth in Section 1.1 above without the limitations set forth in Section 1.2 above. 10. Counterparts. This Agreement may be executed in one or more counterparts, each of which skill constitute an original. 11. Binding Effect: Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise) to all, or substantially all the business and/or assets of the Company, spouses, heirs, personal and legal representative, executors and administrators. 12. Notice. All notices and other communications required or permitted hereunder shall be in writing, shall be effective when given and shall in any event be deemed to be given: (a) five (5) business days after deposit with the applicable postal service, if delivered by first class mail; postage prepaid, (b) upon delivery, if delivered by hand, (c) one; business day after the business day of deposit with BMS or similar overnight courier, freight prepaid, or (d) one day after the business day of delivery by facsimile transmission, if delivered by facsimile transmission, with, copy by first class mail, postage prepaid, and shall be addressed if to Indemnitee, at the Indemnitee’s address as set forth beneath indemnitee’s signature to this Agreement and if to the Company at the address of its principal corporate offices or at such other address as such party may designate by ten days’ advance written notice to the other patty hereto.

  13. Consent to Jurisdiction. The Company and Indemnitee each hereby irrevocably consent to the arbitration procedures, in accordance with the terms of the joint venture agreement between the Company and its shareholders, dated September 23, 2016, Mutais mutandis. 14. Severability. The provisions of this Agreement shall be severable in the event that any of the provision hereof (including any provision within, a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable, to the fullest extent permitted by law. Furthermore, to the fullest extent possible, the provisions of this Agreement (including, without limitations, each portion of this Agreement containing any provision held to be invalid, void or otherwise unenforceable that is not itself invalid, void or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable. 15. Choice of Law. This Agreement shall he governed by and its provisions construed and enforced in accordance with the laws of the Peoples Republic of China without regard to the conflict of laws principles thereof or of any other jurisdiction. 16. Subrogation. In the event of payment under this Agreement, the Company shall he subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such lights. 17. Amendment and Termination. No amendment, modification, termination or cancellation of this Agreement shall he effective unless It is in writing signed by both the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver, 18. Integration and Entire Agreement. This Agreement sets forth the entire understanding between the parties hereto and supersedes and usages all previous written and oral negotiations, commitments, understandings and agreements relating to the subject matter hereof between the parties hereto.

  Exhibit - Indemnification Agni - 06092016 IN WITNESS WHEREOF, the parties hereto have executed this Indemnification Agreement as of the date first above written GUANGZHOU INMODE MEDICAL TECHNOLOGY LTD. By:Mr Moshe Mizrahy Title:Chairman of the Board Signature /s/ Moshe Mizrahy RAFAEL LICKERMAN Name Signature: /s/ Rafael Lickerman Nationality: Israeli I.D. #: 024070658

  FORM OF DIRECTOR INDEMNIFICATION AGREEMENT Guangzhou InMode Medical Technology Ltd. INDEMNIFICATION AGREEMENT This Indemnification Agreement (the “Agreement”) is effective as of January 11, 2017, by and between Guangzhou InMode Medical Technology Ltd., a company incorporated under the laws of the Peoples Republic of China, with its principal offices at Unit 103-1, 1st Floor, No. 6, Luoxuan 3 rd. International Bio-Island, Guangzhou, Guangdong, China, (the “Company”), and Mr. Yehoshua Gleilman, Nationality as Israeli, I.D. number 008459828, residing at 64 Pinks St., Tel Aviv, 34731 Israel (the “Indemnitee”). Recitals A. The Company and Indemnitee recognize the difficulty in obtaining full and adequate liability insurance for directors, officers, employees, agents and fiduciaries, the significant increases in the cost of such insurance and the general reductions in the coverage of such insurance; B. The Company and Indemnitee further recognize the substantial increase in corporate litigation in general, subjecting directors, officers, employees. agents and fiduciaries to expensive litigation risks at the same time as the availability and coverage of liability insurance have been severely limited; C. The Company desires to attract and Team retain the services of highly qualified individuals, such as the Indemnitee, to serve the Company and, in part, in order to induce the Indemnitee to continue to provide services to the Company, wishes to provide for the indemnification and advancement of expense to the Indemnitee, to exempt the Indemnitee from liability to the Company, and agree to procure reasonable insurance coverage, all of the foregoing to the maximum extent permitted by law; and D. In view of the considerations set forth above, the Company desires that Indemnitee shall be indemnified and exempted by the Company, and enjoy appropriate insurance coverage, all as set forth herein. Now, therefore, the Company and the Indemnitee hereby agree as follows:

  1. Indemnification 1.1 Indemnification of Liabilities and Expenses. The Company shall indemnify the Indemnitee to the fullest extent permitted by law and subject to the limitations set forth in paragraph 1.2, with respect to the following liabilities and expenses imposed on or incurred by the Indemnitee due to an act or omission by the Indemnitee in his capacity as a director, of the Company, or any subsidiary thereof (regardless whether it is a subsidiary of the Company at the date hereof), or as a director, officer, employee, agent or fiduciary of another corporation, collaboration, partnership, joint venture, trust or other enterprise, serving at the request of the Company (the “Corporate Capacity’): (i) any financial obligation imposed on the Indemnitee in favor of another person by, or expended by the Indemnitee as a result of, a court judgment., including a settlement or an arbitrator’s award approved by court, by reason of or arising in connection with any Indemnifiable Event (as defined below); (ii) any and all reasonable litigation expenses (including attorneys’ Fees) and all other costs, expenses and financial obligations (collectively, “Expenses”) incurred by the Indemnitee or charged to the Indemnitee by court in connection with a proceeding instituted against the Indemnitee by the Company or on its behalf or by another person, or in any criminal proceedings in which Indemnitee is acquitted, or in any criminal proceedings of a crime which does not require proof of mens red (criminal intent) in which Indemnitee is convicted; and (iii) all Expenses expended by the Indemnitee due to an investigation or a proceeding instituted against the Indemnitee by an authority qualified to conduct such investigation or proceeding, where such investigation or proceeding is concluded without the filing of an indictment against the Indemnitee and without any financial obligation imposed on the Indemnitee in lieu of criminal proceedings, or that is concluded without the Indemnitee’s indietiment but with a financial obligation imposed on Indemnitee in lien of criminal proceedings with respect to a crime that does not require proof of mens rea (criminal intent). Such payments of Expenses shall be made by the Company as soon as practicable but in any event no later than fifteen (15) days after written demand by the Indemnitee therefor is presented to the Company. 1.2. Indemnifiable Event; Limit Amounis. For the purpose of this Agreement, an “Indemnifiable Event” shall mean any event or occurrence falling all or in part within any one or more of the categories set forth below. Indemnification pursuant to paragraph 1.l(i) with respect to each such Indemnifiable Eents described below is limited to US$1,000,000 (the “Limit Amount”). The Limit Amount shall be subject to continuing review and consideration by the Company, and may be amended, if the Board of Directors determines that such Limit Amount is unreasonable in the circumstances, including if it is less than the financial obligation or Expenses which can be expected to he incurred by the Indemnitee in connection with the corresponding Indemnifiable Event, If the Limit Amount is insufficient to cover all amounts to which the Indemnitee and all other persons to whom the Company lias agreed to indemnify for the matters and in the circumstances described herein. then such amount shall be allocated to such persons pro rata according to the percentage of their culpability, an finally determined by a court in the relevant claim, or absent such determination or in the event such persons are parties to different claims,, in equal amounts.

  The Indemnifiable Events are described as follows: a) Any claim or demand made by customer, suppliers, contractors or other third parties transacting any form of business with the Company or its subsidiaries, in the ordinary course of their respective businesses, relating to the negotiations or performance of such transactions, representations or inducements provided in connection thereto or otherwise, b) Any claim or demand made in connection with arty transaction not in the ordinary course of business of either the Company, its subsidiaries or the party making such claim, including the sale, lease or purchase of any assets or business. e) Any claim or demand made by employees, consultants, agents or other individuals or entities employed by or providing services to the Company or its subsidiaries relating to compensation owed to them or damages or liabilities; suffered by them in connection with such employment or service. d) Any claim or demand made under any securities laws of any jurisdiction and/or any stock exchange rules and regulations of any jurisdiction or by reference thereto, or related in the failure to disclose any information in the manner or time such information is required to be disclosed pursuant to such laws, or related to inadequate or improper disclosure of information to shareholders, or prospective shareholder or related to the purchasing, holding or disposition of securities of the company or any other investment activity involving or affected by such securities, including any actions relating to an offer or issuance of securities of the Company or of its subsidiaries to the public by prospectus or privately by private placement, in Israel or abroad., including the details that shall be set forth in the documents in connection with execution thereof, e) Any claim or demand made for actual or alleged infringement, misappropriation or misuse of any third party’s intellectual property rights by the Company or its subsidiaries, including without limitation confidential information, patents, copyrights, design rights, service marks, trade secrets, copyrights, misappropriation of ideas by the Company or its subsidiaries.

  f) Actions taken in connection with the intellectual property of the Company and any subsidiary, and its protection, including the registration or assertion of rights to intellectual property and the defense of claims relating thereto. g) Any claim or demand made by any leaders or other creditors or for moneys borrowed by, or other indebtedness of, the Company or its subsidiaries h) Any claim or demand made by any third party suffering any personal injury and/or bodily injury or damage to business or personal property through any act or omission attributed to the Company or its subsidiaries, or their respective employees, agents or other persons acting or allegedly acting on their behalf. i) Any claim or demand made directly or indirectly in connection with complete or partial failure, by the Company or any subsidiary thereof, or their respective directors, officers and employees, to pay, report, keep applicable records or otherwise, of any foreign, federal, state, county, local, municipal or city taxes or other compulsory payments of any nature whatsoever, including, without limitation, income, sales. use, transfer, exeise, value added, registration, severance, stamp, occupation, customs, duties, real property, personal property, capital stock, social security, unemployment, disability, payroll or employee withholding or other withholding, including any interest, penalty or addition thereto, whether disputed or not. j) Any claim or demand made by purchasers, holders, lessors or other users of products of the Company, or individuals treated with such products, for damages or losses related to such use or treatment. K) Any administrative, regulatory or judicial actions orders, decrees, suits, demands, demand letters, directives, claims, liens, investigations, proceedings or notices of noncompliance or violation by any governmental entity or other person alleging potential responsibility or liability arising out of, based on or related to (i) the present of, release, spilt, emission, leaning, dumping, pouring, deposit, disposal, discharge, leaching or migration into the environment (each a “Release”) or threatened Release of, or exposure to, any hazardous, toxic, explosive or radioactive substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing material, polychlorinated biphenyls (“PCBs”) or PCB-containing materials or equipment, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any environmental law, at any location, whether or not owned, operated, leased or managed by the Company or any of its subsidiaries, or (y) circumstances forming the basis of any violation of any environmental law or environmental permit, license, registration or other authorization required under applicable environmental law.

  l) Any administrative, regulatory or judicial actions, orders, decrees, suits, demands, demand letters, directives, claims, liens, investigations, proceedings or notices of noncompliance or violation by any governmental entity or other person alleging the failure to comply with any statute, law, ordinance, rule, regulation, order or decree of any governmental entity applicable to the Company or any of its subsidiaries, or any of their respective businesses or operations. m) Participation, and/or non-participation at the Company’s board meetings, incompliance regarding the substance and the process of reaching board resolutions, bona fide expression of opinion and/or voting and/or abstention from voting at the Company’s board meetings, n) Approval of corporate actions including the approval of the acts of the Company’s management, their resolutions, guidance and their supervision. o) Claims of failure to exercise business judgment and a reasonable level of proficiency, expertise, care and other forms of fiduciary duties and duties of loyalty in regard of the Company’s business, as required under applicable laws, p) Resolutions and/or actions relating to a merger of the Company and/or of its subsidiaries, the issuance of shares or securities exercisable into shares of the Company, changing the share capital of the Company, formation of subsidiaries, reorganization, winding up or sale of all or part of the business operations or shares of the Company. 1.3. Mandatory Payment of Expenses. Notwithstanding any other provision of this Agreement other than Section 7 hereof, to the extent that the Indemnitee has been succeessful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any action, suit, proceeding, inquiry or investigation referred to in Section 1.1 hereof or in the defense of any claim, issue or matter therein, the Indemnitee shall be indemnified against all financial obligations and Expenses incurred by the Indemnitee in connection therewith.

  2. Indemnification Procedure 2.1. Notice; Cooperation by Indemnitee. The Indemnitee shall, as a condition precedent to the Indemnitee’s right to be indemnified under this Agreement, give the Company notice in writing as soon as practicable of any claim made against the Indemnitee for which indemnification will or could be sought under this Agreement, provided, however, that any failure to provide such notice shall not affect the Indemnitee’s rights to indemnification hereunder unless and to the extent that such failure to provide notice materially and adversely prejudices the Company’s right to defend against such action. Notice to the Company shall he directed to the Chairman of the Company’s Board of Directors at the address shown on the signature page of this Agreement (or such other address as the Company shall designate in writing to the Indemnitee), In addition. The Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within the Indemnitee’s power, 2.2. No Presumptions. Burden of Proof, For purposes of this Agreement, the termination of any claim by judgment, order, settlemant (whether without court approval) or conviction, or upon a plea of guilty, shall not create a presumption that the Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law. 2.3. Notice to Insurers. If, at the time of the receipt by the Company of a notice of a claim the Company has liability insurance in effect which may cover such claim, the Company shall give prompt notice of the commencement of such claim to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such action, suit, proceeding, inquiry or investigation in accordance with the terms of such policies 2.4. Selection of Counsel. In the event that the Company shall he obligated to indemnify the Indemnitee and/or pay the Expenses of any claim, and the proceedings have not been initiated, against the Indemnitee by the Company or on its behalf; then the Company shall be entitled to assume the defense of such claim with counsel selected by the Company, which counsel is reasonably reputable with experience in the relevant field, and the Company will not be liable to the Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same claim; The Company shall and shall cause the counsel retained by it to take all necessary steps to bring the claim to a close and will keep the Indemnitee informed of key steps in the process. The counsel retained by the Company to conduct the defense pursuant to this Section shall he bound by a fiduciary duty to the Indemnitee and to the Company, The Company shall have the right to conduct such defense as it. sees fit in its sole discretion.

  3. Additional Indemnification Rights; Non-exclusivity, In the event of any change after the date of this Agreement of any applicable law, statute or rule which expands the right of a corporation of the Company’s state of incorporation to indemnify a member of its board, of directors or an officer, employee, agent or fiduciary, it is the intent of the parties hereto that the Indemnitee shall enjoy by this Agreement the greater benefits afforded by such change. 4. No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment in connection with any claim made against Indemnitee to the extent the Indemnitee has otherwise actually received payment (under any insurance policy, the Articles of Association or otherwise) of the amounts otherwise indemnifiable hereunder, except for the difference, if any, between the amounts received by the Indemnitee as aforesaid and the total obligations, liabilities and/or Expenses incurred by the Indemnitee in connection with such claim. The Company will be entitled to receive any amount collected by Indemnitee from a third party in connection with liabilities actually indemnified hereunder, to be transferred by the Indemnitee to the Company within fifteen (15) days following the receipt of said amount. Any amount received from D&O Insurance (as defined below) shall not be deducted, from the Limit Amount hereunder. 5. Partial Indemnification. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion or the obligations, liabilities and/or Expenses incurred in connection with any claim, but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify the Indemnitee for the portion of such obligations, liabilities, and/or Expenses to which the Indemnitee is entitled. 6. Exemption. To the maximum extent permitted by law, the Company hereby exempts and releases Indemnitee from any and all liability to the Company related to any breach by the Indemnitee of his or her duly of care to the Company, subject to the provisions of Section 7.1 below and provided that in no event shall the Indemnitee be exempted in advance for a breach of his duty of care to the Company in a distribution. 7. Exceptions. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant, to the terms of this Agreement: 7.1. Excluded Acts and Omissions. To the extent it is prohibited under applicable law, to indemnify, insure or exempt indemnitee from or against any liability arising out of: (i) the Indemnitee’s breach of fiduciary duty (other than, in case of insuring the Indemnity, a bread of fiduciary duty to the Company, provided that the Indemnitee has acted or omitted to act in good faith and had reasonable ground to believe such action will not prejudice the Company’s interests), (ii) intentional or reckless beach by the Indemnitee of his or her duly of care to the Company, but other than if done in negligence only, or (iii) the indemnitee’s action taken with the intention to unduly profit therefrom, and (iv) any line or penalty payment to propitiate am offense imposed on the Indemnitee.

  7.2. Claims Initiated by Indemnitee. To indemnify or advance expenses to Indemnitee with respect to claims initiated or brought voluntarily by the Indemnitee and not by way of defense, except: (i) with respect to proceedings brought to establish or enforce a right Lo indemnification under this Agreement or any other agreement of insurance policy or under the Company’s Articles of Association now or hereafter in effect relating to claims: for indemnification, release, exemption or insurance of the Indemnitee by reason of his Corporate Capacity, (ii) in specific cases if the Board of Directors has approved the initiation or bringing of such suit, or (iii) us other wise required under the laws of the Company’s place of incorporation, regardless of whether the Indemnitee ultimately is determined to be entitled to such indemnification, advance expense payment of insurance recovery, as the case may be; 8. Required Approvals. If for the validation of any of the undertakings in this Agreement any act, resolution, approval or other procedure is required; the Company undertakes to cause them to be cone or adopted in a manner which will enable the Company to fulfill all its undertakings as aforesaid. 9. Post Factum Indemnity. Nothing contained in this Agreement derogates from the Company’s right to indemnify the Indemnitee post factum for any amounts which the Indemnitee may he obligated to pay as set forth in Section 1.1 above without the limitations set forth in Section 1.2 above. 10. Counterparts. This Agreement may be executed in one or more counterparts, each of which skill constitute an original. 11. Binding Effect: Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise) to all, or substantially all the business and/or assets of the Company, spouses, heirs, personal and legal representative, executors and administrators. 12. Notice. All notices and other communications required or permitted hereunder shall be in writing, shall be effective when given and shall in any event be deemed to be given: (a) five (5) business days after deposit with the applicable postal service, if delivered by first class mail; postage prepaid, (b) upon delivery, if delivered by hand, (c) one; business day after the business day of deposit with BMS or similar overnight courier, freight prepaid, or (d) one day after the business day of delivery by facsimile transmission, if delivered by facsimile transmission, with, copy by first class mail, postage prepaid, and shall be addressed if to Indemnitee, at the Indemnitee’s address as set forth beneath indemnitee’s signature to this Agreement and if to the Company at the address of its principal corporate offices or at such other address as such party may designate by ten days’ advance written notice to the other patty hereto.

  13. Consent to Jurisdiction. The Company and Indemnitee each hereby irrevocably consent to the arbitration procedures, in accordance with the terms of the joint venture agreement between the Company and its shareholders, dated September 23, 2016, Mutais mutandis. 14. Severability. The provisions of this Agreement shall be severable in the event that any of the provision hereof (including any provision within, a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable, to the fullest extent permitted by law. Furthermore, to the fullest extent possible, the provisions of this Agreement (including, without limitations, each portion of this Agreement containing any provision held to be invalid, void or otherwise unenforceable that is not itself invalid, void or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable. 15. Choice of Law. This Agreement shall he governed by and its provisions construed and enforced in accordance with the laws of the Peoples Republic of China without regard to the conflict of laws principles thereof or of any other jurisdiction. 16. Subrogation. In the event of payment under this Agreement, the Company shall he subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such lights. 17. Amendment and Termination. No amendment, modification, termination or cancellation of this Agreement shall he effective unless It is in writing signed by both the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver, 18. Integration and Entire Agreement. This Agreement sets forth the entire understanding between the parties hereto and supersedes and usages all previous written and oral negotiations, commitments, understandings and agreements relating to the subject matter hereof between the parties hereto.

  Exhibit - Indemnification Agni - 06092016 IN WITNESS WHEREOF, the parties hereto have executed this Indemnification Agreement as of the date first above written GUANGZHOU INMODE MEDICAL TECHNOLOGY LTD. By:Mr Moshe Mizrahy Title:Chairman of the Board Signature /s/ Moshe Mizrahy YEHOSHUA GLEILMAN Name Signature: /s/ Yehoshua Gleilman Nationality: Israeli I.D. #: 008459828

  19.1.11 License Agreement

  LICENSE AGREEMENT THIS LICENSE AGREEMENT (“Agreement”) is made as of this 8 day of SEPTEMBER. 2016 (the “Effective Date”) by and among: Guangzhou InMode Medical Technology Ltd. (a company in formation) principal place of business will be at:6/F No.3 Luoxuan 4 Rd. bio-island Guangzhou, Guangdong China (“Party A”), and Invasix Ltd., a company incorporated and existing under the laws of Israel, having a principal place of business at: Tavor Building. Sha’ar Yokneam. P.O. Box 533. Yokneam 20692. Israel (“Party B”) (each of the above shall be referred to as a “Party” and collectively as the “Parties”) WHEREAS Party B is the owner of the entire right, title and interest in the Intellectual Property (as defined below): WHEREAS Part B wishes to grant Paris \ and Party A desires to obtain an exclusive perpetual royalty bearing license to use the Intellectual Property in the Territory (as defined below) subject to the terms herein. NOW, THEREFORE, the parties agree as follows: 1. Preamble and Interpretation 1.1 The preamble to this License Agreement forms an integral and binding part of this agreement. 1.2 “Intellectual Property” shall mean all intellectual property belonging to Party B or to Inmode Ltd. (including, directly and indirectly, any and all future developments and rights), except with respect to the intellectual property of the BodyTite platform (the “BodyTite”). 1.3 “Party B Products’” shall mean all devices produced by Party B or InMode Ltd.. and/or by any other subsidiary or affiliate of Party B (subject to Section 2.2 with respect to future developments developed jointly with third parties). 1.3 “Territory” shall mean the territory of People’s Republic of China. Hong Kong, Taiwan and Macau. 2. Grant of License; Undertaking of the Parties 2.1 Party B hereby grants Parry A an exclusive perpetual royalty bearing license, for the Territory, to make use, license, sub-license and transfer the Intellectual Properly (the “License”). 2.2 The License also includes the right to develop, do clinical studies and regulatory- activities, manufacture, sell, market, distribute, support and provide warranty for all of Party B Products (except for the BodyTite) provided, however, that with respect to future developments jointly developed by Party B with third parties. Party B undertakes to make best reasonable efforts to obtain for Party A a sublicensc allowing it to the same rights granted to Party B by such third party, in the Territory. 2.3 Party B represents warrants and undertakes that subject to the terms herein, it does not and will not develop, possess or otherwise own any title, interest or rights to any technology or know-how for the manufacturing sale, market, distribution, support and warranty for all of Party B Products, in any subsidiary or affiliate (including InMode), other than Party B. unless such technology or know-how becomes part of the Intellectual Property.

2.4 Party B shall endeavor to assign existing exclusive distribution rights of the BodyTite to Party A (while it is clarified that the BodyTite is independently distributed and sold by Party B and its distributers in the Territory).

2.5 Party B shall grant the Party A an exclusive and perpetual right to distribute Party B Products in the Territory (except for the BodyTite), at most favorable conditions for the purchase of Party B Products.

2.6 Party B shall provide, free of charge, full support in order to enable Party A to conduct its activity as contemplated to be conducted, including, without limitation, provide with no delay, all necessary assistance by way of knowledge transfer, development of Party A's manufacturing support and maintenance capabilities, second level support if needed, training of Party A's employees and managers, etc. The support services will include, among others, assistance in the erection of the production line by Party A, hire local work force and the training thereof, provide know-how and implementation thereof locally, technical support services, etc. For the removal of doubt and notwithstanding the above to the contrary, Party B will be entitled to a one-time payment from Party A, at a total of US$100,000, for all support services granted, which amount will be paid to Party B not earlier than 24 months from the Closing of the Joint Venture Agreement to be entered into between Party B and Guangzhou Sino-Israel Bio-Industry Investment Fund (LLP) (the "**JVA**").

2.7 All Party B Products will be covered by a warranty, as customary by Party B, during which Party B undertakes to replace or remedy any defects in the Party B Products. Moreover, Party B will obtain product liability insurance coverage, in such amount per event, as customary in the industry, which policy will be in effect at the Effective Date and throughout the term of this Agreement.

2.8 Royalties. Following commencement of production of Party B Products by Party A and the sale thereof within the Territory, Party B will be entitled to a royalty payment from Party A, at fair market value and on such terms as shall be determined by the Parties.

2.9 Party A agrees that this Agreement does not grant it any rights of any nature other than as detailed in this Agreement regarding the Intellectual Property. Except for the express and limited License is granted herein, no other licenses are granted by implication, estoppels or otherwise.

3. Additional Terms

3.1 Sections 23(indemnification), 40 (Confidentiality) and 44 (Miscellaneous) of the JVA are hereby incorporated by reference to this Agreement and shall apply mutatis mutandis herein.

3.2 This License Agreement shall terminate simultaneously with the termination or expiration of the JVA for any reason.

3.3. To the extent that any provision or undertaking herein applies to any subsidiary or affiliate of Party B, including InMode, then Party B shall procure that such subsidiary and/or affiliate, including Inmode, shall perform such provision or undertaking.

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  [Signature Page - Exhibit 11.2 License Agreement) And in witness the Parties sign this Agreement on this 8 day of September, 2016 /s/ Moshe Mizrahy /s/ Moshe Mizrahy INVASIX LTD Guangzhou InMode Medical Technology Ltd. By its authorized signatories: By its authorized signatories: Name and title: Name: Mr. Moshe Mizrahy Name and title: Title: Legal Representative INVASIX LTD 514073618 .D.n [Seal] Execution Copy

  19.1.12 Resolution of the Company Approving the Agreement

  GUANGZHOU INMODE MEDICAL TECHNOLOGY LTD. (The “Company”) WRITTEN RESOLUTIONS OF THE BOARD OF DIRECTORS January 11, 2017 The undersigned, being all of the members of the Board of Directors (the “Board”) of the Company, acting by unanimous written consent, in accordance with the “Law of the People’s Republic of China on Sino-Foreign Equity Joint Ventures”, the “Regulations for the Implementation of the Law of the People’s Republic of China on Sino-foreign Equity Joint Ventures”, other applicable laws, and the Articles of Association of the Company, waiving any rights to prior notice and consenting to the adoption of the following resolutions without a meeting of the Board, do hereby adopt the following resolutions: WHEREAS, on September [23], 2016 the Company entered into that certain Joint Venture Agreement with Guangzhou Sino-Israel Bio-Industry Investment Fund (LLP) (“GIBF”) and Invasix, Ltd. (“Invasix”), including all documents and agreements ancillary thereto, and all transactions contemplated thereby, a copy of which is attached hereto as Exhibit A (the “JV Agreement”). Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them under the JV Agreement; WHEREAS, at the Closing, subject to the approvals of relevant authorities, the Company is willing to change its Articles of Association to the Amended and Restated AOA, a copy of which is attached hereto at Exhibit B (the “Amended and Restated AOA”); WHEREAS, at the Closing, the Company shall enter into those certain Indemnification Agreements with each of the Directors, a copy of which is annexed hereto at Exhibit C (the “Indemnification Agreements”); NOW THEREFORE IT IS HEREBY RESOLVED, JV Agreement That the JV Agreement and any and all transactions contemplated therewith (including, without limitation, the License Agreement, the Non-Compete Undertakings and the Closing Protocol) and including all schedules and exhibits ancillary to the foregoing, all in the forms attached as Exhibit A hereto (collectively, the “Transaction Documents”), are hereby ratified, approved, authorized and adopted on behalf of the Company; Amended and Restated Articles of Association IT IS FURTHER RESOLVED, that with effect as of Closing, the Company’s Articles of Association will be amended, and the Amended and Restated AoA, attached as Exhibit B hereto is hereby ratified, approved, authorized and adopted on behalf of the Company; Execution Copy

  Form of Indemnification Agreements IT IS FURTHER RESOLVED, that with effect as of Closing, all Company Directors will enter into indemnification agreements with the Company, in such form attached as Exhibit C hereto, all which are hereby ratified, approved, authorized and adopted on behalf of the Company; Transaction Signatory Rights IT IS FURTHER RESOLVED, to instruct, authorize and empower and direct the Legal Representative of the Company and the Chairman of the Board, Mr. Moshe Mizrahi, to deliver, execute and sign the Transaction Documents and the Indemnification Agreements on behalf of the Company and that, upon such execution, such documents shall bind the Company in all respects. Furthermore, the Legal Representative is hereby authorized and empowered by his sole signature, to do or cause to be done any and all such further acts and things, and to execute and deliver any and all such additional documents that he may deem necessary or appropriate in order to carry into effect the purposes and intent of the foregoing resolutions. Furthermore, the Legal Representative is hereby authorized to perform fully the Company’s obligations under the JV Agreement, the Transaction Documents and the Indemnification Agreements and any such other documents, agreements, instruments or amendments and to engage or enter into on behalf of the Company without limitation in such other transactions, agreements, arrangements or activities (collectively, the “Activities”) as are reasonably related or incident to, or which will serve to facilitate or enhance for the benefit of the Company and its subsidiaries, the transactions contemplated by these resolutions, including without limitation any modification, extension or expansion (collectively, the “Changes”) of any Activities or of any other transactions, agreements, arrangements or activities resulting from any of the Changes and to enter into such other agreements or understandings as are necessary, appropriate or desirable to effectuate the intent of, or matters reasonably contemplated by, this resolution and each of the foregoing resolutions; Omnibus Resolution IT IS FURTHER RESOLVED, that all acts and things heretofore done by any of the directors or officers, employees, agents or advisors of the Company on behalf of the Company and in its name, on or prior to the date of the adoption of the foregoing resolutions, in connection with the transactions contemplated by such resolutions and under the JV Agreement and the Transaction Documents and/or any and all of the transactions, instruments and ancillary documents contemplated or otherwise related thereby and hereby, including as set forth in the foregoing resolutions approved by the Board that would have been in conformity with the above resolutions if such resolutions had been in effect at the time of such actions, be, and the same hereby are, in all respects ratified, confirmed, approved, authorized and adopted on behalf of the Company; IT IS FURTHER RESOLVED, that this Written Resolution may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. It is being understood that all Execution Copy

  Board members need not sign the same counterpart. This Written Resolution or any counterpart may be executed and delivered by facsimile copies or delivered by electronic communications by portable document format (pdf.), each of which shall be deemed an original. [Remainder of this page intentionally left blank, signature page to follow] Execution Copy

  IT IS FURTHER RESOLVED, that this Written Resolution may be executed hi one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. It is being understood that all Board members need not sign the same counterpart. This Written Resolution or any counterpart may be executed and delivered by facsimile copies or delivered by electronic communication by portable document format (pdf), each of which shall be deemed an original. IN WITNESS THEREOF, the undersigned have executed this written consent to lit; effective as of the date first written above. /s/ Moshe Mizrahy Moshe Mizrahy [seal]

  19.2.1 Non-competition Agreement

Exhibit 18.2.1 (B) Non Competition Undertaking Invasix Ltd. Reference is hereby made to the joint venture agreement executed by and between Gunagzhou Sino-Israel Bio-Industry Investment Fund (LLP) (the "Fund"), Invasix Ltd, ('Invasix") and the Company, which provides, amongst others, for the sale and marketing of Invasix products by the Company in the Republic of China, Macau, Taiwan and Hong Kong (the "Territory"') (the "JVA"), Pursuant to Section 39 of the JVA, the undersigned, hereby agrees and undertakes, effective as of the date of signing of the JVA, and subject to the Closing of the JVA, that it will not, directly or indirectly, on its own behalf and on behalf of any legal entity, owned by Invasix, or any legal entity which is controlled by Invasix through the beneficial ownership of shares, do any of the following in the Territory: i) Engage in any "competing business" activity in the Territory, for its own account or tor the account of others, including without limitation as a shareholder, partner, joint vcnterur, independent contractor, or other similar capacity, "Competing business", shall mean developing, producing (with an intent to sell within the Territory), marketing or selling products or services of the kind or type developed or currently contemplated to be developed, produced, marketed or sold or contemplated to be developed, produced, marketed or sold, by the Company in the field of Medical Aesthetic Products for the Medical/Professional/SPA markets (excluding the BodyTite products, but except for "where such products become part of the Invasix License). ii) as an individual proprietor, partner, stockholder joint venturer, investor, independent contractor or in any other capacity whatsoever (other than as the holder of not more than five percent (5%) of the total outstanding stock of a publicly held company), engage in the business or activity in the Territory of developing, producing, marketing or selling products or services of the kind or type developed or being developed, produced, marketed or sold by the Company, including those products or services contemplated in a plan adopted by the hoard of directors of the Company, except by or for the Company (excluding the BodyTite products, but except for where such products become part of the Invasix License); or iii) interfere with or disrupt, or attempt to interfere with or disrupt, any business relationship, contractual or otherwise, between the Company and any other party, including clients or prospective clients, suppliers, agents, employees or executives of the Company in the Territory; or iv) recruit, solicit or induce, or attempt to induce, any employee or employees of the Company to terminate their engagement with, or otherwise cease their relationship with, the Company. The term "Company" herein, shall include, without limitation, also any legal entity fully owned or controlled by the Company, or any other legal entity which is controlled by the Company through the beneficial ownership of shares.

The undersigned acknowledges that the Investor is entering into the JV Agreement in reliance upon the execution, delivery and performance of this Undertaking by Invasix. This Undertaking and any dispute, controversy or claim arising our of, relating 10 or in connection with this Undertaking, the negotiation, execution, existence, validity, enforceability nr performance of this Undertaking, or for the breach or alleged breach thereof (whether in contract, in tort or otherwise) shall be governed by and construed and enforced in accordance with the Laws of the State of Israel, without giving effcet to any choice of law or conflict of law provision nr rule (whether of the State of Israel or otherwise) that would cause the application of the laws of any other jurisdiction, and the competent courts in Tel-Aviv- Jaffa will have the exclusive jurisdiction. Terms not specifically defined herein will be ascribed with the meaning provided to them under the JV Agreement. And in witness whereof, the undersigned signs this Non-Compete Undertaking effective as of the date of signing of the JV Agreement, and subject to the Closing of the JV Agreement. Invasix Ltd. Name: INVASIX LTD 514073518 D.C Title: Date: September 8, 2016

To: Guangzhou InMode Medical Technology Ltd, (a company in formation) (the "Company") Ladies and Gentlemen, Subject: Non-Compcte Undertakings Reference is hereby made to the joint venture agreement cxccutcd by and between Gunagzhou Sino-Israel (Bio-Industry Investment Fund (LLP) (the "Fund"), Invasix Ltd. ("Invasix") and the Company, which provides, amongst others, for the sale and marketing of Invasix products by the Company in the Republic of China, Macau, Taiwan and Hong Kong (the "Territory") (the "JVA"). Pursuant to Section 39 of the JVA, I, the undersigned, hereby agree and undertake, effective as of the date of signing of the JV Agreement, and subject to the Closing of the JVA, that I will not, directly or indirectly, do any of the following in the Territory: 1. Engage in any "competing business" activity in the Territory, for my own account or for the account of others, including without limitation as a shareholder, director, officer, partner, joint venterur, independent contractor, Consultant or other similar capacity (other than as the holder of not more than 5% of the total outstanding stock of a publicly held company), "Competing business", shall mean developing, producing (with an intent to sell within the Territory), marketing or selling products or services of the kind or type developed or currently contemplated to be developed, produced, marketed or sold or contemplated to be developed, produced, marketed or sold, by the Company in the field of Medical Aesthetic Products for the Medical/Professional/SPA markets (excluding the BodyTile products, but cxcept lor where such products become part of the Invasix License), These undertakings explicitly excludes any business Hone Skinavtions Ltd, does, directly or indirectly in the Territory with respect to Medical / Aesthetic Products for home use and the non-professional markets. 2. Without derogating from my rights to vote and take action in my sole discretion with respect to all Company matters as a director, the Chairman of the Board and the Company representative, I will not: 2.1. interfere with or disrupt, or attempt to interfere with or disrupt, any business relationship, contractual or otherwise, between the Company and any of its suppliers, clients or prospective clients (including their soliciation), 2.2, Recruit, solicit or induce, or attempt to induce, any employee or employees of the Company to terminate their engagement with, or otherwise cease their relationship with the Company. 3. For all purposes relating to this Undertaking , at all times where the name or term "Company" is written or referred to herein, it shall also be deemed to include and refer to all any legal entity fully owned or controlled by the Company. I acknowledge that the Investor and Invasix are entering into the JV Agreement in reliance upon the execution, delivery and performance of this Undertaking by me. 4. The above Undertakings shall continue until the later of: (i) termination or expiration of any role f will hold in the Company pursuant to thee JV Agreement, and (ii) I am no longer a Sharholder of

Invasix or earlier if the Company is dissoled or ceases to do business. For purposes hereof, 'Shareholder of lnvanix' shall mean being the holder, directly or indirectly, of any equity securities of Invasix, including, without limitation, Ordinary Shares and all options, warrants, restricted stock and other rights to acquire Ordinary Shares, owned directly or indirectly by me. 5. This Undertaking and any dispute, controversy or claim arising out of, relating to or in connection with this Undertaking, the negotiation, execution, existence, validity, enforceability ox performance of this Undertaking, or for the breach or alleged breach thereof (whether in contract, in tort or otherwise) shall be governed by and construcd and enforced in accordance with the Laws of the State of Israel, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Israel or otherwise) that would cause the application of the laws of any other jurisdiction, and the competent courts in Tel-Aviv-Jaffa will have the exclusive jurisdiction. 6. Terms not specifically defined herein will be ascribed with the meaning provided to them under the JV Agreement. And in witness whereof, I sign this Non-Compete Undertaking effective as of the date of signing of the JV Agreement, and subject to the Closing of the JV Agreement, Moshc Mizrahy Date: September 8, 2016

Section 19.2.2 Resolution of Invasix approving the Agreement

INVASIX LTD. Israeli company number 514073618 (the “Company”) Written Resolution of the Sole Director of the Company in lieu of a Meeting of the Board of Directors The undersigned, being the sole director of the Company, hereby adopts the following resolutions with the same force and effect as if said resolutions had been duly adopted at a meeting of the board of directors of the Company, and directs that this instrument be filed with the corporate minutes of the Company. WHEREAS, on September 23, 2016 the Company entered into that certain Joint Venture Agreement with Guangzhou Sino-Israel Bio-Industry Investment Fund (LLP) (“GIBF”) and Guangzhou InMode Medical Technology Ltd. (“JV Company”), including all documents and agreements ancillary thereto, and all transactions contemplated thereby, a copy of which is attached hereto as part of Exhibit A (the “JV Agreement”). Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them under the JV Agreement; and WHEREAS, as part of performing the JV Agreement, the Company is responsible for granting the new JV Company established by the GIBF and the Company under the JV Agreement, the License according to the license agreement attached to the JV Agreement (the "JV License Agreement"), and to transfer to the JV Company five (5) Inmode platforms, all in accordance with the terms of the JV Agreement and JV License Agreement. Now, Therefore, It is hereby resolved as follows: 1. Approval of JV Agreement 1.1 It is hereby resolved to authorize and approve the terms of and the execution, delivery and performance by the Company of the JV Agreement and all ancillary documents and agreements related thereto, including the JV License Agreement, the Non-Compete Undertaking of the Company and the Closing Protocol, all in the forms attached hereto as Exhibit A (collectively, the “Transaction Documents”). 1.2 It is further resolved to instruct, authorize and empower and direct the sole Director of the Company, Mr. Moshe Mizrahi, to deliver, execute and sign the Transaction Documents on behalf of the Company and that, upon such execution, such documents shall bind the Company in all respects. 1.3 It is further resolved to appoint, in addition to Mr. Moshe Mizrahy, Mr. Rafael Lickerman, Israeli passport number 12606408, and Mr. Alon Yaari, Israeli passport number 10942275, to serve as additional members of the Board of Directors of the JV Company, on behalf of the Company.

2 2. General Authority 2.1 It is hereby resolved that all actions taken by the sole Director or the Authorized Signatories of the Company on behalf of the Company in furtherance of any of the foregoing resolutions are hereby ratified and confirmed as the acts and deeds of the Company. 2.2 It is further resolved that the sole Director is hereby authorized and directed to take all such further action to prepare, execute and deliver, or approve or authorize, as the case may be, the preparation, execution and delivery of all such further agreements, instrurments and documents, in the name of and on behalf of the Company, and to pay all expenses, fees and taxes, as in his judgment shall be necessary, proper or advisable in order to fully carry out the intent and accomplish the purposes of the foregoing resolutions. Date: [ ], 2016 Sole Director

19.2.3 Bring-down Certificate of CEO of Invasix

CEO Certificate To: January 11, 2017 Guangzhou Sino-Israel Bio-Industry Investment Fund (LLP) Unit 203, 2/F' No. 6 of Luoxiansan Road, International Bio-island Guangzhou Dear Sirs, Re: Invasix Ltd. - CEO Certificate Reference is hereby made to that certain Joint Venture Agreement dated September 23, 2016, by and between Guangzhou Sino-Israel Bio-Industry Investment Fund (LLP) (“GRTF"), Invasix Ltd. ("Invasix") and Guangzhou InMode Medical Technology Ltd. (the "Compan”, and the "JV Agreement" respectively). Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms under the JV Agreement. Pursuant to Section 18.2.3 to the JV Agreement, I the undersigned, Mr. Moshe Mizrahy, the Chief Executive Officer of Invasix, in my capacity as such, hereby certify and cofirm to you on behalf of Invasix as follows: (a) All representations and waranties of Invasix set forth in the JV Agreement are true and correct in all material respects at the time of the Closing Date; (b) All Party B’s Deliverables to be delivered by Invasix to GBEF, have been delivered on the Closing Date. (c) All covenants, agreements and conditions contained in the JV Agreement, to be performed by Invasix on or prior to the Closing Date, have been performed or complied with in all material respects. (d) As of the Closing Date, no material adverse change has occurred with regard to the contemplated business of Invasix. Sincerely yours, INVASIX LTD 514073618 D.C Moshe Mizrahy, CEO Invasix Ltd.

19.2.4 Invasix's Product Liability Insurance

Lloyd's London

howden

Howden Insurance Brokers Limited
1 Whittington Ave
London EC3V 1LE
United Kingdom
Tel: +44 (0) 20 7623 3806
Fax: +44 (0) 20 7623 3807
reception@howdengroup.com
www.howdengroup.com

Effected through

Howden Insurance Brokers Limited

1 Whittington Ave

London

EC3V 1LE

This is to Certify that in accordance with the authorisation granted under Contract Number **B0180CTSBIO1600** to the undersigned by certain Underwriters at Lloyd's, whose definitive numbers and the proportions underwritten by them, which will be supplied on application, can be ascertained by reference to the said Contract which bears the Seal of Lloyd's Policy Signing Office and in consideration of the payment of the premium specified herein, the said Underwriters are hereby bound, severally and not jointly, their Executors and Administrators, to insure in accordance with the terms and conditions contained herein or endorsed hereon.

Notwithstanding anything to the contrary contained herein this Certificate does not cover Loss, Damage or Liability directly or indirectly occasioned by, happening through or in consequence of war, invasion, acts of foreign enemies, hostilities (whether war be declared or not), civil war, rebellion, revolution, insurrection, military or usurped power or confiscation or nationalisation or requisition or destruction of or damage to property by or under the order of any government or public or local authority.

If the Assured shall make any claim knowing the same to be false or fraudulent, as regards amount or otherwise, this Certificate shall become void and all claim hereunder shall be forfeited.

In Witness whereof this Certificate has been signed at the place stated and on the date specified in the Schedule by Howden Insurance Brokers Limited.

Authorised Official ctis

Please examine this Document carefully. If it does not meet your needs, return immediately. In all communications the Number appearing in line one of the schedule should be quoted.

Page 1 of 40

Broker at LLOYDS

A subsidiary of Howden Broking Group Limited, part of the Hyperion Insurance Group. Howden Insurance Brokers Limited is authorised and regulated by the Financial Conduct Authority: Firm reference number 312584. Registered in England and Wales under company registration number 203500. Registered office: 16 Eastcheap, London EC3M 1BD.

Forming part of Certificate No. 1600454 howden IMPORTANT NOTICES FOR THE POLICYHOLDER: It is very important that you read the attached contract fully and with care to ensure you understand all the terms and conditions. We would, however, draw your attention to the following specific matters: Your obligation regarding disclosure of information material to the contract: We wish to draw to your attention the obligation to inform (re)insurers of al material facts prior to the inception of this contract. Any material changes to the risk during the (re)insurance period, at renewal or if the contract is extended or amended must also be disclosed to the (re)insurers. Failure to do so could, depending on the law under which this contract is interpreted, result in the contract being made void from its inception or cancelled and liability in respect of claims being repudiated by the (re)insurers. A material fact is a fact which may influence a (re)insurer’s judgement in their assessment of a risk, including its terms and pricing. If you have any doubt as to whether information is material or not, you should disclose it. Warranties: Warranties are important provisions contained in your insurance contract and must be exactly complied with at all times. Breach of a warranty may, depending on the law under which the contract is interpreted, entitle (re)insurers to terminate the contract from the date of that breach, and in some instances may mean that the contract does not come into effect at all. This is the position regardless of whether there is any connection between the warranty breached and any loss which leads to that breach becoming evident. A warranty may exist in the contract using other terminology and without reference to the word “warranty”. For example you may have completed a proposal/application form and deemed to have warranted the accuracy of information provided, such that any inaccuracy will constitute a breach of warranty. Conditions Precedent to (Re)Insurers’ Liability: There are two types of condition precedent. If a condition precedent to the validity of this contract or the commencement of the (re)insurance is not complied with, the insurer will not come on risk. If a condition precedent to the insurer’s liability under this contract is not complied with, the insurer will not be liable for the loss in question. A condition precedent may exist in the contract using other terminology and without reference to the words “condition precedent”. Subjectivities: Should this (re)insurance be subject to any specific conditions being complied with or information being provided to (re)insurers by a certain date, they will be detailed under the heading “Subjectivities”. Please ensure you comply with any requirements appearing there within the stated timescale as failure to do so may prejudice your coverage. If you cannot comply with the terms, you must notify us in good time. Notification of any claims. All claims or circumstances which may potentially lead to a claim must be notified promptly. The prompt notification of claims is a requirement of all insurance contracts. Please ensure you are familiar with the claims notification procedure contained in this contract and in particular any time constraints as failure to comply with this might prejudice your position should a claim occur. Page 2 of 40 Authorised Signatory

Forming part of Certificate No. 1600454

COMBINED PUBLIC & PRODUCTS LIABILITY (INCLUDING HUMAN CLINICAL TRIALS EXTENSION)

SCHEDULE

Policy No: 1600454

Policyholder: Invasix Ltd

Address: Tavor Building, Yokheam Illit, Israel

Insured's Business Activity: As per submission and information seen and agreed by Underwriters & www.invasix.com

Insured: Invasix Ltd and/or Inmode M.D. Ltd and/or Invasix, Inc. and/or Invasix Corporation and/or Invasix UK Ltd and/or Inmode Japan and/or Inmode France and/or Guangzhou Inmode Medical Technology Ltd

Broker name and address: Howden Israel, Adgar Tower, 35 Efal Street, Petah Tikva, 49511 Israel

Period of Insurance:
From: 28th October 2016) both days inclusive Local Standard Time at
To: 27th April 2018) the address of the **Policyholder**

Limit of Liability:

Section 1 Public Liability:
USD 5,000,000 any one Occurrence
USD 5,000,000 For all the compensation payable under this policy

Section 2 Products Liability:
USD 5,000,000 any one Loss
USD 5,000,000 For all the compensation payable under this policy

The Limits of Indemnity are inclusive of the Deductible, pre-judgment interest and claimants' costs and expenses, unless stated otherwise.
Express Warranties:

Conditions:

- USA/Canada conditions clause, as attached
- Interlocking clause, as attached
- Master policy clause, as attached
- Medical payments, as attached
- Professional Services for Medical Products Sales and Service Personnel - The policy will cover product training and sales support in connection with the sale, loan, lease or delivery of your products is insured. Your medical staff members are insured for liability arising from their providing or failing to provide supervisory or instructional services.
- The definition of Product is amended to include the following: "Medical Professional Services including all bodily injury caused by an occurrence consisting of a negligent act, error or omission in the rendering or failure to render medical professional services whether committed by you or by any person(s) or organization(s) acting under your direction, control or supervision or whose negligent acts, errors or omissions you are legally responsible for in connection with any medical, dental or surgical devices, equipment or appliances, medications, drugs, biologics, blood or blood products which is manufactured, sol or distributed by you. However, medical professional services does not include:
  a. Liability resulting from a criminal act by any health care provider;

Page 3 of 40

Authorised Signatory

howden

Forming part of Certificate No. 1600454

b. Any liability your employee may have as a proprietor, hospital administrator, officer, stockholder, or member of the board of directors, trustees, or governors of any:
(1) Hospital, nursing home or sanitarium; or
(2) Clinic with bed and board facility; or
(3) Laboratory or other business

- Post marketing clinical trials and data analysis is covered
- Optional extended reporting period, as attached
- It is understood and agreed that the insurer's right of cancellation will be strictly limited to the reasons of non-payment of premium, or fraud on behalf of the policyholder, as detailed in the Insurance Contract Law, 5741-1981
- "Change of Risk" sub sections will be amended as follows: sub section 1: will be deleted
- Flat clinical trials cover - Blanket coverage is provided in respect of clinical trials, except were a local policy is required by law. The Underwriter will request the Protocol & Informed Consent for each Clinical trial
- It is hereby noted and agreed that exclusion 16 of the attached Public liability wording and exclusion 19 of the attached Products liability wording are deleted in their entirety
- The definition of Product is amended by the addition of the following:
  'It is hereby understood and agreed that advice given in connection with the product supplied is covered'
- Professional Indemnity – sub-limited to USD 1,000,000, as attached
- Libel and Slander – sub-limited to USD 250,000, as attached
- Loss of Documents – sub-limited to USD 250,000, as attached
- As an extension to Extension 1 of the attached Public Liability wording, it is agreed that this policy will cover regulatory investigation up to the amount of USD 250,000
- HIPPA Proceedings endorsement – sub-limited to USD 500,000 in the aggregate, as attached
- Cyber Liability Extension Endorsement, as attached
- Advertising Liability, as attached
- Primary and Non-Contributory Endorsement, as attached
- Waiver of Subrogation, as attached

Express Warranties
None other than any which may be included in the contract wording. Please read your contract carefully. Breach of a warranty could result in termination of this contract.

Conditions Precedent:
None other than any which may be included in the contract wording. Please read your contract carefully. Breach of a "condition precedent to liability" may entitle Insurers to reduce indemnity for or even reject a claim. Breach of a "condition precedent to contract" entitles an insurer to avoid the contract entirely.

Premium:	USD 127,500 In Full Non-Adjustable	
Payment Terms:	90 days in accordance with the Premium Payment Clause	
Territorial Limits:	Worldwide including the USA and Canada	
Governing Law & Jurisdiction:	Israel as per the attached wording	
Deductible:	USD 5,000	Each and every Loss in respect of General Liability

Page 4 of 40

Authorised Signatory

howden

Forming part of Certificate No. 1600454

	USD 100,000	Each and every Loss in respect of Product Liability Coverage but USD 1,000,000 in annual aggregate

Retroactive Date (Section 2 only): 13th January 2009 but 15th October 2010 in respect of USA/Canada

Order hereon: 100% of above limits and premium

Insurers: 100.00% Syndicate NWL 1218 at Lloyd's as per Contract No. B0180CTSBIO1600

RISK TRANSFER Yes

Risk Transfer (definition):
Some Insurers, as an added protection to our clients, have agreed that monies collected by us from Clients and held to the account of Insurers (or claims monies held for payment to our Clients) will be considered by those Insurers as their money ('Risk Transfer'). This does mean however that in the case of insolvency of the Insurer we may be required to remit premiums to the Administrator or Liquidator and may be prevented from passing claims monies received to Clients.

Where we act as agents of Insurers for the purposes of holding or receiving claim payments or return premiums we will remit them to such parties as Insurers direct us to pay.

Please refer to your Terms of Business Agreement.

Recording, Transmitting and Storing Information

Where the broker maintains risk and claim data/information/documents the broker may hold data/information/documents electronically.

Dated in London: 3rd November 2016

Page 5 of 40

Authorised Signatory ctis

howden

Forming part of Certificate No. 1600454

SEVERAL LIABILITY:

The liability of an insurer under this contract is several and not joint with other insurers party to this contract. An insurer is liable only for the proportion of liability it has underwritten. An insurer is not jointly liable for the proportion of liability underwritten by any other insurer. Nor is an insurer otherwise responsible for any liability of any other insurer that may underwrite this contract.
The proportion of liability under this contract underwritten by an insurer (or, in the case of a Lloyd's syndicate, the total of the proportions underwritten by all the members of the syndicate taken together) is shown in this contract.

In the case of a Lloyd's syndicate, each member of the syndicate (rather than the syndicate itself) is an insurer. Each member has underwritten a proportion of the total shown for the syndicate (that total itself being the total of the proportions underwritten by all the members of the syndicate taken together). The liability of each member of the syndicate is several and not joint with other members. A member is liable only for that member's proportion. A member is not jointly liable for any other member's proportion. Nor is any member otherwise responsible for any liability of any other insurer that may underwrite this contract. The business address of each member is Lloyd's, One Lime Street, London EC3M 7HA. The identity of each member of a Lloyd's syndicate and their respective proportion may be obtained by writing to Market Services, Lloyd's, at the above address.

Although reference is made at various points in this clause to "this contract" in the singular, where the circumstances so require this should be read as a reference to contracts in the plural.

07/03/08
LMA5096

Page 6 of 40

Authorised Signatory ctis

Forming part of Certificate No. 1600454

CERTIFICATE MEMORANDUM

It is hereby understood and agreed that:

(i) Wherever the term "Policy" appears herein, it is deemed to read "Certificate".

(ii) All claims, disputes and enquiries regarding this Certificate shall be addressed to:

Howden Insurance Brokers Ltd.
1 Whittington Ave
London
EC3V 1LE

(iii) All complaints must be made in the first instance to Howden Insurance Brokers but if no satisfaction is received they can be referred to:

Policyholder and Market Assistance
Lloyd's Market Services
One Lime Street
London
EC3M 7HA

Email: complaints@lloyds.com
Telephone: +44 (0)20 7327 5693
Fax: +44 (0)20 7327 5225

(iv) Lloyd's is regulated by the Financial Conduct Authority (FCA)
25 The North Colonnade
Canary Wharf
London E14 5HS

(v) In respect of any claims referred by the Insured to the Coverholder, the Coverholder acts as agent for the Underwriters and not the Insured;

All other terms and conditions of this Policy remain unchanged

Page 7 of 40

Authorised Signatory

Forming part of Certificate No. 1600454

PREMIUM PAYMENT CLAUSE

Notwithstanding any provision to the contrary within this contract or any endorsement hereto, in respect of non payment of premium only the following clause will apply.

The (Re)Insured undertakes that premium will be paid in full to (Re)Insurers within 60 days of inception of this contract (or, in respect of instalment premiums, when due).

If the premium due under this contract has not been so paid to (Re)Insurers by the 60th day from the inception of this contract (and, in respect of instalment premiums, by the date they are due) (Re)Insurers shall have the right to cancel this contract by notifying the (Re)Insured via the broker in writing. In the event of cancellation, premium is due to (Re)Insurers on a pro rata basis for the period that (Re)Insurers are on risk but the full contract premium shall be payable to (Re)Insurers in the event of a loss or occurrence prior to the date of termination which gives rise to a valid claim under this contract.

It is agreed that (Re)Insurers shall give not less than 15 days prior notice of cancellation to the (Re)Insured via the broker. If premium due is paid in full to (Re)Insurers before the notice period expires, notice of cancellation shall automatically be revoked. If not, the contract shall automatically terminate at the end of the notice period.

If any provision of this clause is found by any court or administrative body of competent jurisdiction to be invalid or unenforceable, such invalidity or unenforceability will not affect the other provisions of this clause which will remain in full force and effect.

30/09/08
LSW3001

Page 8 of 40

Authorised Signatory

howden Forming part of Certificate No. 1600454 UNITE D STATES OF AMERICA/CANAD A CONDITIONS CLAUSE Notwithstanding anything to the contrary contained in this Po icy (A) This Policy does not include as an Insured nor indemnify/pay on behalf of any company domici ed and/or registered in any Specified Territory other than any party which has been added as an Insured or Additiona Insured to the Po icy with the Insurers’ authorisation or any Vendor of the Insured’s Products. (B) As far as concerns ega iabi ity arising from any c aim (i) which is made in any Specified Territory (ii) in respect of which action or itigation is brought in a court of aw within any Specified Territory or where action or itigation is brought in a court of aw outside such Territory to enforce a judgement therein (1) The Underwriters shall not beliable for punitive or exemplary damages (2) The Limits of Indemnity specified in the Schedu e are each deemed to be inc usive of a Lega Costs (3) This Po icy does not cover any iabi ity for: (a) Bodi y Injury Property Damage or Other Contingencies direct y or indirect y caused by seepage po ution or contamination (b) The cost of removing null ifying or cI eaning-up seeping poll uting or contaminating substances (c) Fines or pena ties (d) Uninsured Motorists coverage Underinsured Motorists coverage or any obligation of the Insured under “No-FauI t” statelaw (4) A Deductible of USD 100,000 each and every claim shalI apply but USD 1,000,000 in the annualaggregate For the purposes of this Memorandum "Specified Territory" shall mean the United States of America, Canada and any territory within the jurisdiction thereof Page 9 of 40 Authorised Signatory V it—

howden

Forming part of Certificate No. 1600454

"MASTER POLICY" CLAUSE
(in respect of Human Clinical Trials)

This policy is a "Master Policy" which, together with one or more policies issued by Newline or any other insurer to the Insured and/or the Insured's subsidiary(ies) anywhere in the world (such policies being referred to as " the Local Policy or Policies"), form a multinational programme of insurance.

Accordingly:

Difference in Conditions (DIC)

The Master Policy is extended to provide cover where the Insured or the Insured's subsidiary company(ies) make a claim under a Local Policy but that claim is rejected as falling outside the terms of the Local Policy, in which event the Master Policy shall pay on behalf of the Insured or the Insured's subsidiary company(ies) to the extent that such a claim would have been covered if made under this Master Policy.

Difference in Limits (DIL)

The Master Policy is extended to provide cover where the Insured or the Insured's subsidiary company(ies) make a claim under a Local Policy but that claim is in excess of the level of cover provided by the Local Policy, in which event the Master Policy shall pay on behalf of the Insured or the Insured's subsidiary company(ies) on a follow form basis as per Local Policy terms and conditions.

Where any claim arises from an Occurrence where the Underwriters are by law or circumstance prevented from indemnifying the Insured locally, the Insured will be required to handle the defence and investigation of any such claim and the Underwriters will reimburse the Insured accordingly in any other permitted territory where permissible by law.

Notwithstanding the law & jurisdiction clauses contained in the Local Policies, in any dispute under this Master Policy, the law of Israel shall apply and the Israeli courts will have sole judgment.

EXTENDED REPORTING PERIOD (ERP)
This Master Policy provides automatic cover of up to 5 years ERP where the ERP under the Local Policy is less than 5 years, subject to the terms of the ERP under this Master Policy and subject to a maximum of 5 years ERP in total, or 7 years in respect of Israeli policies.

Page 10 of 40

Authorised Signatory ctis

Forming part of Certificate No. 1600454 howden ME DICAL PAYMENTS It is hereby noted that the po icy is extended to cover Medical Payments in respect of each Research subject who sustains Bodily injury arising out of their participation in a Clinical Trial when such injury was incurred during the Period of Insurance. The Research subject must submit to medica examination, at the Insurer’s expense and by physicians of its choice, as often as is reasonably required. Alimit of USD 10,000 appI ies to each and every person. These payments will not exceed the applicable Limits of Liabi ity. It is hereby noted and agreed that the Insurer will make these payments regardless of fault. A deductible of NIL applies to each and every person. Medical Payments meaning reasonab e expenses for: • first aid administered at the time of the Bodily injury; or • necessary medical, surgical, x-ray and dentalservices, including prosthetic devices; or • and necessary ambulance, hospitalprofessiona I, nursing and funeralexpenses. Page 11 of 40 Authorised Signatory V it—

howden

Forming part of Certificate No. 1600454

OPTIONAL EXTENDED REPORTING PERIOD

Option 1:
Notwithstanding anything contained herein to the contrary it is agreed that upon the Policy's expiry, the Insured has the right to purchase an Extended Reporting Period of 1 years and the Underwriters will indemnify the Insured in respect of any Claim first made in writing against the Insured and notified to the Underwriters during the Extended Reporting Period

Provided that

(i) such Claim would have been admissible under this Policy had such Claim been made in accordance with Insuring Agreements of the Cover

(ii) the incident giving rise to such Claim occurred after the Retroactive Date and before the end of the Period of Insurance

(iii) such Claim shall for the purposes of this Policy be deemed to have been made on the last day of the Period of Insurance

(iv) the Extended Reporting Period shall not reinstate or increase the Limits of Indemnity or extend the Period of Insurance

(v) The right to purchase the above Extended Reporting Period is conditional upon payment of an additional premium calculated at *0%* of the annual premium for the Period of Insurance.

Option 2:
Notwithstanding anything contained herein to the contrary it is agreed that upon the Policy's expiry, the Insured has the right to purchase an Extended Reporting Period of *7* years and the Underwriters will indemnify the Insured in respect of any Claim first made in writing against the Insured and notified to the Underwriters during the Extended Reporting Period

Provided that

(i) such Claim would have been admissible under this Policy had such Claim been made in accordance with Insuring Agreements of the Cover

(ii) the incident giving rise to such Claim occurred after the Retroactive Date and before the end of the Period of Insurance

(iii) such Claim shall for the purposes of this Policy be deemed to have been made on the last day of the Period of Insurance

(iv) the Extended Reporting Period shall not reinstate or increase the Limits of Indemnity or extend the Period of Insurance

(v) The right to purchase the above Extended Reporting Period is conditional upon payment of an additional premium calculated at *180%* of the annual premium for the Period of Insurance.

Page 12 of 40

Authorised Signatory

howden

Forming part of Certificate No. 1600454

PROFESSIONAL INDEMNITY

It is agreed that notwithstanding anything contained herein to the contrary the Insurers will indemnify the Insured against all sums which the Insured shall become legally liable to pay for damages or compensation and claimants' costs and expenses and legal defence expenses in respect of any claim arising as a direct result of any negligent act, error or omission in their conduct of the Business

Provided that

(i) such claim is first made in writing against the Insured during any Period of Insurance and is notified to the Insurers during or within 30 days after the expiry of the same Period of Insurance

(ii) should the Insured give notice in accordance with any Claims Notification provisions contained herein during the Period of Insurance (or within 30 days in the event of cancellation or non-renewal) of any Occurrence which may subsequently give rise to a claim made against the Insured then such claim shall be deemed to have been made during the Period of Insurance in which notification was given

(iii) the Insurers shall not be liable for

- **(a)** the amount of the Deductible specified in this Memorandum
- **(b)** any claim brought about or contributed to by any dishonest fraudulent criminal or malicious act or omission of the Insured or consequent upon any deliberate conscious or intentional disregard by the Insured of the need to take all reasonable steps to prevent loss
- **(c)** any claim where the event giving rise to such claim occurred before the Retroactive Date
- **(d)** any claim arising from any cause or circumstances of which the Insured was aware prior to the effective date of this Memorandum
- **(e)** any claim for which the Insured are entitled to indemnity under any other insurance or which is insured elsewhere within this policy
- **(f)** any claim arising out of any neglect error or omission by the Insured to effect or maintain insurance or to provide finance or advice on financial matters other than arising out of the products or business of the insured as described in the policy
- **(g)** any claim arising out of the insolvency of the Insured or any loss sustained by shareholders or stockholders of the Insured in their capacities as such
- **(h)** any claim arising out of any neglect error or omission by the Insured in the preparation of estimates of cost
- **(i)** any claim in respect of the cost of replacing documents which have been lost mislaid damaged or destroyed
- **(j)** any claim in respect of costs in connection with recalling Products
- **(k)** any claim arising out of injurious falsehood or infringement of patent or copyright
- **(l)** any claim arising out of non-delivery or late delivery of Products or non-completion of works or operations

(iv) the liability of the Insurers for all damages compensation claimants' costs and expenses and Insured's own legal expenses shall not exceed in the aggregate for any one Period of Insurance the amount stated in the schedule.

Deductible:	USD 10,000	each and every Loss, however USD 25,000 each and every Loss in the USA and Canada
Retroactive Date:	25th February 2009	

Page 13 of 40

Authorised Signatory

Forming part of Certificate No. 1600454 howden LIBEL AND SLAN DER Underwriters agree to indemnify the Insured against all sums which the Insured shall becomelegall yliable to pay as damages and c aimant’s costs and expenses as a resu t of any C aim made against the Insured during the Period of Insurance for Libe and S ander by reason of words written or spoken by: (a) the Insured or (b) any emp oyee of the Insured (c) any director of the Insured Cover under this extension is sub-limited to USD 250,000 any oneloss and in the aggregate. Page 14 of 40 Authorised Signatory "

Forming part of Certificate No. 1600454 howden LOSS OF D OCUMENTS If during the Period of Insurance the Insured discovers that any Documents entrusted to the Insured, which may now or hereafter be, or be supposed or be ieved to be, in the custody of the Insured or in the custody of any other person to or with whom such Documents have been entrusted, odged or deposited by the Insured in the ordinary course of business, have been destroyed or damaged orlost or mislaid and after diligent search cannot be found, the Insurer will indemnify the Insured against any a) I ega 11 iability which the Insured may incur to any other person in consequence of such Documents being destroyed, damaged,lost or mislaid, b) cost and expenses incurred by the Insured in replacing or restoring such Documents, c) costs and expenses incurred with the written consent of the Insurer in the defence or settlement of any claim to establishliability as described in a) above. Page 15 of 40 Authorised Signatory V it—

howden Forming part of Certificate No. 1600454 HIPAA PROCEE PINGS ENP ORSEMENT It is understood and agreed as foll ows: 1. Subject to the HIPAA proceeding deductible in the amount of USD 10,000, the maximumlimit ofliabiI ity of the Insurer for all damages and claim expenses related to all HIPAA Proceedings as set forth in paragraphs, shall not exceed USD 500,000, regardless of the number of such proceedings, persons, insureds, claims, or all eged violations. The HIPAA Proceeding Limit of Liability is included within, and is not in addition to the each claim and aggregatelimits ofliabiI ity set forth on the Declarations. HIPAA Proceeding means claim that is an administrative proceeding, complaint, investigation, or hearing instituted by the Department of Health and Human Services or its designee all eging a violation of responsibilities or duties imposed upon the Insured under the Health Insurance Portability and Accountability Act ("HIPAA") or any ruI es or regulations promulgated thereunder, with respect to the management and disclosure of confidentialhealth information. HIPAA Proceeding deductible means the amount of the insured’s retainedliabiI ity for payment of covered damages or claim expenses for HIPAA proceedings as set forth in paragraphs 2. above, the HIPAA Proceeding Limit of Liability. Notification Costs means amounts incurred by the Insured to comply with a statutory mandate requiring notification of an individualin compliance with privacy protectionlaws reguI ating the disclosure of confidentiaI heaIth information. Page 16 of 40 Authorised Signatory V it—

howden

Forming part of Certificate No. 1600454

CYBER LIABILITY EXTENSION ENDORSEMENT
("CLAIMS MADE" BASIS)

This endorsement attaches to and forms part of Policy No. 1600454

Notwithstanding Section 2 Exclusion 23. the **Underwriters** shall, subject to the terms, conditions, limitations and exclusions of this **Policy**, indemnify the **Insured** against:

(1) legal liability for damages in respect of a **Claim** for:

(a) third party financial loss arising directly from a hacking attack or virus that has emanated from or passed through the **Insured's** computer systems;

(b) third party financial loss arising directly from the third party's inability to access the **Insured's** computer systems in the way in which the **Insured** have authorised them to as a direct result of the **Insured's** computer systems failure or impairment due to a hacking attack or virus; or

(c) third party financial loss arising directly from the loss or theft of the **Insured's** data or data for which the **Insured** is responsible or held to be responsible arising directly from a hacking attack or virus.

(2) legal liability for claimants' costs and expenses in connection with paragraph (1) above;

(3) **Legal Costs** arising from a **Claim** for which there is cover under paragraph (1) above,

provided that the **Claim** is first made against the **Insured** during the **Period of Insurance**.

Additional Exclusion

The **Underwriters** shall not be liable to indemnify the **Insured** in respect of any liability, claim or loss arising out of, caused by, resulting from, in consequence of, in connection with or in any way involving any act, error, omission, event, circumstance or occurrence happening, or alleged to have happened, prior to the retroactive date for this endorsement.

Limits of liability:

(a) USD 100,000 any one **Claim** (inclusive of **Legal Costs**); and

(b) USD 100,000 in the aggregate.

Deductible: USD 10,000 each and every Loss, however USD 25,000 each and every Loss in the USA and Canada

Retroactive date: 28th October 2016

The inclusion herein of more than one **Insured** shall not operate to increase the limit of the **Underwriters'** liability.

Except as otherwise stated, all other terms, conditions, **Limits of Liability** and exclusions remain unchanged.

Page 17 of 40

Authorised Signatory

Forming part of Certificate No. 1600454 howden A DVERTISING LIABILITY (a) It is agreed that this Po icy is extended to indemnify the Insured for a sums which the Insured shall becomelegall yliable to pay as damages or compensation in respect of Advertising LiabiI ity arising out of an Occurrence during the Period of Insurance in connection with the Business (b) "Advertising Liabi ity" sha mean (i) ibe s ander or defamation (ii) any infringement of copyright or of title or of slogan (iii) piracy or unfair competition or idea misappropriation under an implied contract (iv) any invasion of right of privacy committed or aIleged to have been committed in any advertisement pub Iicity artic Ie broadcast or telecast and arising out of the Insured's advertising activities (c) The Underwriters will not indemnify the Insured in respect of claims made for (i) failure of performance of contract except claims for unauthorised appropriation of ideas based upon all eged breach of an implied contract (ii) infringement of registered trade mark service mark or trade name by use thereof as the registered trade mark service mark or trade name of goods or services sold offered for sale or advertised except tit Ies or slogans (iii) incorrect description of any article or commodity (iv) mistake in advertised price (d) For the purpose of this Memorandum the term "Property Damage" where used in this Policy other than in the Definition of "Property Damage" sha be deemed to read "Property Damage or Advertising LiabiI ity" Page 18 of 40 Authorised Signatory V it—

Forming part of Certificate No. 1600454 howden PRIMARY NON-CONTRIBUTORY EN P ORSEMENT If coverage is provided to an additionalinsured under a written contract which requires that this insurance be primary and non-contributory, we will not invoke the Pouble Insurance policy condition. However, this coverage amendment is subject to the folIowing: 1. “Bodily injury” or “property damage” arising out of “your work” was performed after the effective date of this Policy; 2. The additionaI insured damage to which this amendment applies must be covered under this Policy; 3. Subject to the policylimits of this Policy, the most we will pay on behalf of the additionalinsured is the amount of insurance required by the contract. 4. This endorsement applies specificall y to primary non-contributory additionalinsured contracts between you and such person or organization that requires this Policy will apply before any other valid and coll ectible insurance. Page 19 of 40 Authorised Signatory " -C*—

Forming part of Certificate No. 1600454 howden WAIVER OF SUBROGATION The Underwriter waives the right of subrogation against persons in the service of the insured, shareho ders of the insured, members of the board of directors of the insured, any other individua or entity to who prior to the occurrence of the insured event the insured has undertaken in writing that its insurance covers wi contain a waiver of the right of subrogation to their benefit. The Underwriter waives the right of subrogation against: 1. Officers emp oyed in accordance with management agreements between the insured and companies under the contro of the officers as aforementioned. Simi ar y, the insurer waives the right of subrogation against the companies which are under the contro of the officers as aforementioned. 2. Self-employed persons (including former salaried employees) who are employed by the insured and paid by invoice. The right of the insured to receive indemnity under this po icy wi not be detrimenta y affected by the fact that the insured, prior to the occurrence of the insured event, provided a ho d harm ess agreement to any individua and/or entity or undertook in writing to indemnify them, which were it not for the same ho d harm ess agreement or undertaking, the Underwriter wou d have had the right of subrogation against the same individua or entity. For the sake of avoidance of doubt, it is agreed that the insurer does not have the right of subrogation against any individualor entity who is included in the named insured. However it is agreed that the aforementioned wi not app y to the benefit of any individua who caused the insured event ma icious y. The po icy is extended to cover officers who are engaged in accordance with management agreements between the insured and companies contro ed by officers as aforementioned in respect of iabi ity which isliable to be imposed upon them as part of their duties as officers in the business of the insured. Page 20 of 40 Authorised Signatory " -C*—

howden Forming part of Certificate No. 1600454 SECTION 1 NEWLINE-HOWDEN PUBLIC LIABILITY INSURANCE POLICY FORM BIT 2011 Whereas the Policyholder, whose name, address and business is specified in the schedule (hereinafter “the scheduIe”) applied to:- NEWLINE UNDERWRITING MANAGEMENT LTD (Hereinafter - "the Insurer") requesting to effect the insurance specified in this policy; and whereas the Insurer agreed to effect the said insurance in consideration of the Policyholder's undertaking to pay the premium stated in the schedule; the Insurer undertakes to pay on behaIf of the Insured in respect of any amount which the Insured shall have to pay to the third party as compensation under any law applicable within the Territorial Limits in consequence of Bodily Injury or Property Damage arising out of an Occurrence during the Period of Insurance in connection with the business provided that the Occurrence happened within the Territorial Limits LIMITS OF LIABILITY: The Insurer's liability shall not exceed: The amount stated in the schedule as limit of liability for any one Occurrence The amount stated in the schedule as limit of liability for all the compensation payable under this policy. EXPENSES: The Insurer shall also pay on behaIf of the Insured in respect of the reasonable expenses incurred with his consent for defence against a claim for compensation in respect of an Occurrence. Where for settlement of the claim a sum exceeding the above limits of liability is required, the Insurer's liability for these expenses shall be limited to such proportion as the limit of liability bears to the total sum paid for settlement of the claim. This policy was issued by the Insurer on reliance of a proposal form and/or any other document and/or information submitted to the Insurer which forms the basis of and is deemed to be an integral part of this policy. DEFINITIONS “PoIicy HoIder” - means: as stated in the schedule "Insurer" - means: The Insurer as stated in the schedule "Insured" - means: The named Insured(s) as stated in the schedule and/or any subsidiary and/or joint venture and/or partnership and/or managers and/or employees and/or directors and/or officers "The Product" - means! Any tangible product including its component and/or article included in the Insured's business activity as specified in the schedule manufactured sold supplied distributed altered constructed erected repaired serviced designed tested installed or processed including any advertising, usage instructions, packaging and container and also without derogating from the said generality any product specifically mentioned in the schedule. "Period of Insurance" - means! The Period of Insurance as stated in the schedule “Occurrence”! Shall mean an accident or event including continuous or repeated injurious exposure to substantially the same general conditions which results during the Period of Insurance in Bodily Injury or Property Damage Page 21 of 40 Authorised Signatory

howden Forming part of Certificate No. 1600454 neither expected nor intended from the standpoint of the Insured “Deductible” means: The amount to be borne by the insured out of the sum of indemnity and the expenses paid by the Insurer following a loss covered under this policy in respect of each loss separately. "Territorial Limits" - means: Unless otherwise stated in the schedule, the territory of the State of lsrael and the Occupied Territories. To avoid any doubt the territory of lsraeli settlements and lsraeli military bases and/or positions within the "Autonomy" will be regarded as Occupied Territories for the purposes of this policy. “Bodily Injury”: Shall mean personal injury sickness disease or death and shall include but not by way of limitation mental injury anguish shock false arrest or invasion of the right of privacy “Property Damage”: Shall mean damage to loss of or destruction of material property EXCLUSI0NS This insurance does not cover any liability in respect of, arising out of, caused by, resulting from, in consequence of, in connection with or in any way involving any of the following: Bodily Injury to any person caused in the course of and in consequence of their employment by the Insured. Any contract imposing upon the Insured liability which would not attach except for the existence of such contract. Any Occurrence arising out of or in connection with the Products Damage to property owned by the Insured. Any nuclear material, ionizing radiation, radioactive pollution or from nuclear fuel of any sort or from nuclear waste of any sort and/or from the combustion of nuclear fuel of any sort. For the purpose of this clause, combustion shall include any process of self- sustaining fission. This clause shall not apply to the use of x-rays or to the use of radioactive materials in research laboratories and hospitals and for the purposes of carrying out non-destructive examinations in industry. Notwithstanding the aforementioned work with or use of nuclear fuel is excluded. Damage directly or indirectly occasioned by war, invasion, act of foreign enemies, hostilities (whether war be declared or not), acts of sabotage and terrorism, civil war, rebellion, revolution, insurrection, military or usurped power, military regime or plunder, looting, robbery connected therewith, confiscation or destruction by any government or public authority. For the purpose of this exclusion - "Terrorism" shall mean - the use of violence for political purposes, including the use of violence with a purpose to terrify the public or any part thereof by a person or persons acting on behalf of or in connection with any hostile organization. In respect of "terrorism" as defined above within the territories of the State of lsrael and/or the Occupied Territories, only an explicit certificate of the lsraeli Police or the Ministry of Defence or the Manager of the Property Tax and Compensation Fund as defined by the Law of Property Tax and Compensation Fund 1961 with all its amendments, certifying that the Loss has been caused directly by an act of terrorism, shall serve as cause for repudiation of a Claim for terrorism Losses. Any event of which the Insured was aware or should have been aware before the inception of this insurance that such event may cause a Claim against them under this policy, and of which they have not notified the Insurer in writing. Page 22 of 40 Authorised Signatory howden Forming part of Certificate No. 1600454 Where the Insured is an entity, awareness of the events as defined above shall be considered to be as soon as possible after the moment when the Policyholder’s managers become aware thereof Any fines, penalties, punitive damages, exemplary damages, aggravated damages, liquidated damages, treble damages or any other damages resulting from the multiplication of compensatory damages. Pollution: In respect of events in the United States of America &/or Canada: Air pollution, water pollution or and pollution. In respect of events anywhere else: Air pollution, water pollution or land pollution other than pollution in consequence of an accidental sudden and unforeseen event. This insurance does not cover liability of any sort which is liable to apply to the Insured for damage whose origin or cause arises directly and/or indirectly and/or which is connected in any way to asbestos or materia s which contain asbestos in any form or amount provided that the loss arises or is influenced by the dangerous attributes of asbestos. Aircraft and/or their parts. Motor vehicles used in circumstances in respect of which insurance is necessary to meet the requirements of Road Traffic legislation other than liability consequent upon the use of plant and loading and unloading of a vehicle where no cover is provided by any motor insurance Transmissible Spongiform Encephalopathy (TSE), Creutzfeldt-Jakob Disease, variant or new variant Creutzfeldt-Jakob Disease (CJD), (‘Mad Cow Disease’) Damage caused due to a Product involving genetic engineering. Electromagnetic fields and/or radiation. Financial pecuniary damage which is not a direct consequence of physical damage to third party property which has been damaged. Breach of patent or copyright. Property Damage to property owned or leased or rented to or in the care custody or control of the Insured other than: employees’ directors’ partners’ and/or visitors’ property premises not owned by or leased or rented to the Insured at which the Insured is undertaking work in connection with the business Losses which would or could be covered under a Directors’ and Officers’ liability insurance policy Page 23 of 40 Authorised Signatory howden Forming part of Certificate No. 1600454 EXTENSIONS DEFENCE IN CRIMINAL PROCEEDINGS. The policy is extended to indemnify the Insured in respect of criminal Proceedings’ costs as follows: The Insurer at his own expense will provide the Insured and/or any of the Insured’s employees a lawyer to handle the defence of criminal Proceedings, brought against any of them following a covered insured event occurring during the Period of Insurance. The Insurer will also at his own expense provide the Insured and/or any of his employees a lawyer to handle any appeal proceedings and to represent them until the highest appellate level in respect of any decision and/or judgment imposed on them in the criminal Proceedings and will also bear the expenses of the appeal. A condition precedent to providing a lawyer for the appeal as mentioned above will be a statement of opinion from the lawyer advising that there are good prospects of a successful appeal. If the Insured does not want the lawyer provided by the Insurer he may choose a lawyer of his own, in which case, the Insurer will pay on behaIf of the Insured for the fees and defense cost paid by him, all these subject to the Insurer’s limit of liability. The Insurer will pay the fees and the defence costs and/or appeal costs at the end of the criminal proceedings or the appeal as the case may be. Definitions for this extension "criminal Proceedings" - means! Proceedings where there is a lodging of an indictment by the state of lsrael or on its behaIf, including death investigation filed against the Insured or any of his employees following an insured event covered under this policy. "Defence Costs" (including an appeal) - means! Fees, duties, documents, stamps, fees, protocols, copying fees, witnesses and experts’ fees as decided by the court or according to the "criminal procedure", but excluding any fine, compensation or penalties given under court decision. "Fees" - means! Lawyers’ fees for criminal proceedings’ handling as stipulated under the regulation of the Bar Association (the minimum tariff) or the minimum tariff of lawyers’ fees as regulated by the law. Exclusions to this extension: The Insurer shall not be obliged to provide a lawyer for defence or bear any payments if: the indictment and/or death investigation are in respect of an occurrence which is specifically excluded in the policy. the indictment and/or the death investigation are in respect of an occurrence which the Insured or any of his employees took part (whether by action or omission) with intention to cause the insured event. the indictment and or death investigation are in respect of contractors and/or subcontractors of the Insured. The Insured's maximum limit of liability for this extension shall not exceed USD 100,000 for one occurrence and for all occurrences during the Period of Insurance. It is a condition precedent to the Insurer’s obligation for indemnification as above, that no other insurance was in force covering the Insured's liability in respect of the same Claims. OVERSEAS LIABILITY This policy is extended to pay on behaIf of the Insured in respect of liability arising out of business visits anywhere in the world by directors or employees of the Insured who are not ordinarily resident in the territory visited Page 24 of 40 Authorised Signatory howden Forming part of Certificate No. 1600454 SPORTS AND SOCIAL EXTENSION This policy is extended to cover the Insured’s employees, their families and other invitees whilst participating in social events, including sporting activities organized by the Insured, participation in exhibitions or trade shows. OTHER CONTINGENCIES EXTENSION This policy is extended to cover nuisance trespass or interference with any easement right of air light water or way. INDEMNITY TO PRINCIPALS EXTENSION This policy is extended as far as is necessary to meet the requirements regarding the indemnification of Principal s of any contract or agreement entered into by the Insured with any Principal The Principal will be treated as though they were an Insured in respect of any liability (as provided for herein) they may incur but only in respect of liability (as provided for herein) which arises out of the performance of the contract by the Insured provided the Principal shall observe fulfill and be subject to the terms of this Policy Page 25 of 40 Authorised Signatory howden Forming part of Certificate No. 1600454 SPECIAL C0N ITI0NS INSURED'S DUTY T0 TAKE CARE The Insured shall fulfill any legislative duty intended to defend the public against safety deficiencies arising out of faults in products which the Insured manufactures and shall take all reasonable precautions to ensure that the products manufactured by him are proper and safe. P0LICY C0N ITI0NS DOUBLE INSURANCE Where liability against one risk has been insured with more than one insurer for coinciding periods the Policyholder shall notify same to the Insurer as soon as possible after the double insurance was effected or after he became aware thereof. P0LICYHOLER'S DUTIES The Policyholder shall notify the Insurer as soon as possible of any Occurrence which may cause a claim against them covered under this policy or of the receipt of any request or claim in respect of such event. N0TICE 0F PROCEEDINGS The Policyholder shall notify the Insurer as soon as possible of a Police investigation, or investigation of a cause of death, or of any other investigation instituted or to be instituted, or of charge filed against him, if they are aware thereof in connection with any Occurrence in respect of which a claim may arise under this policy. DELIVERY OF DOCUMENTS FROM THE INSURED TO THE INSURER The Policyholder shall deliver to the Insurer, immediately on receipt, any letter, summons, writ, order and notification of any process with an indemnity claim arising out of a Product for which the Insured is liable PR0HIBITI0N 0F ADMISSI0N No admission, offer, promise, obligation or indemnity shall be made or given by the Insured or on his behalf, without the written consent in advance of the Insurer. The provisions of this clause do not apply to reporting of the facts of the event to the Police or to any competent authority by any law as requested and to giving evidence in a criminal trial. For sake of good order the Insured's handling of customer service and/or complaints in the normal scope of business including replacement of Products and/or providing solution to client's satisfaction shall not be considered as prohibition of admission. LITIGATI0N C0NSENT The choice of law firm which will represent the Insured in all procedures of a claim will be jointly chosen by the Insurer and the Insured (or in the absence of an agreement between them, an independent advocate nominated by the head of the lsrael bar Association, at the request of any one party). In the event that there is a conflict of interests between one Insured and another Insured, a different law firm will be appointed for that Insured. The Insured shall not be requested to contest any claim against him, unless that chosen law firm shall conclude, within 30 days from date of such request in writing that based on the facts of the event, contesting the claim has a fair probability of success PAYMENT 0F AN AM0UNT 0F THE LIMIT 0F LIABILITY Prior to or in the course of the conduct of proceedings or compromise negotiations in connection with any claim or series of claims, the Insurer is entitled to pay the amount of the relevant limit or limits of liability, after deducting any amount or amounts already paid as compensation, in which case the Insurer shall relinquish the conduct and control of such claim or claims and will be free from any further liability thereof. HANDLING 0F CLAIMS Where the Insurer has admitted its liability under the policy, it shall be entitled, at its discretion, to take over and conduct in the name of the Insured, the defense or settlement of any claim and to prosecute and Page 26 of 40 Authorised Signatory howden Forming part of Certificate No. 1600454 receive in the name of the Insured any indemnity, compensation, contribution, damages. The Insurer shall have absolute discretion concerning the conduct of all proceedings or with regard to the settlement of any claim and the Insured shall give all such information and assistance as the Insurer may require regarding the matters mentioned herein. It is also agreed that the Insurer shall to the best of its ability cooperate with the Insured in order not to prejudice the Insured's reputation or cause him any damage. RIGHT OF SUBROGATION Where a payment was made in consequence of a claim under this policy, the Insured's right of indemnity against any person or other body, shall pass to the Insurer, but the Insurer undertakes not to exercise such right against any person in the employment of the Insured or acting on his behalf, unless such claim did not result from a bona fide act. The Insurer will also waive the right of recovery that the Insurers would otherwise have had against any other person or organization, for loss to which this insurance applies, provided the Insured has waived their rights of recovery against such person or organization in a contract or agreement that is executed before such loss. To the extent that the Insured's rights to recover all or part of any payment made under this insurance have not been waived, those rights are transferred to the Insurer. CHANGE OF RISK This policy was issued by the Insurer on reliance on a proposal form and/or any other document and/or information submitted to the Insurer which, together, form the basis of, and are deemed to be an integral part of, this policy. Any unintentional error or omission of the Insured, in respect of any information submitted by the Insured, shall not void or impair the insurance coverage under this policy, provided the Insured reports such error or omission as soon as reasonably possible after discovery and pays an additional premium (if required) thereon as the Insurer may reasonably require. The Policy Holder shall notify the Insurer, as soon as possible, of any material change of the risk/s. A material change for the purpose of this clause means: Any changes to the answers given to the questions put to the Insured in the insurance proposal which the Insured submitted. Production or marketing of new kinds of Products. Export abroad which did not exist at the time of effecting the insurance. Export to or work in the U.S.A and/or Canada. CROSS LIABILITY Where the name of the Insured includes more than one person or legal entity, the cover under this policy shall apply to each of the Insured individuals, separately as if this policy, subject to its terms, conditions and exclusions, was issued in his name only, being independent and separate from the existence of the other Insureds, however the liability of the Insurer to pay on behalf of each of the Insureds shall not exceed the limit of liability specified in the schedule. Any breach of a term or condition of this policy by any Insured, other than the Policy holder, shall not affect the protection given by this policy to any other Insured CANCELLATION OF THE POLICY ANP/OR WORSENING OF TERMS AND CONDITIONS Without derogating from the Insurer's rights by law or under any other directive in the policy, the Insurer may cancel the insurance at any time before the expiry of the Period of Insurance, at his discretion, provided that written notice to this effect shall be sent to the Policyholder by registered mail at least 60 days before the date of cancellation and in such case the Policyholder shall be entitled to a return of the premium paid to the Insurer for the period subsequent to the cancellation of the insurance. The same written notice must be given in the event of any worsening of the terms and conditions of the insurance. Page 27 of 40 Authorised Signatory howden Forming part of Certificate No. 1600454 B. The Policyholder may cancel the insurance at any time before expiry of the insurance, at his discretion, provided that a notice to this effect is sent to the Insurer by registered mail at least 21 days before the cancellation of the insurance. Notwithstanding the aforementioned if the Policyholder requested the Insurer sign insurance certifications in which there is an undertaking to cancel the insurance only after advance notice to the receiver of the undertaking, the policy shall only be cancelled at the end of the period stated in the In the event of cancellation at the Policyholder’s request the Insurer shall retain for himself the Insurer's customary short-period premium for the time in which the insurance was effective (i.e. 10% of the annual premium for each month or part thereof and a further 10% overall). ADJUSTMENT OF PREMIUM This clause shall apply only where it is mentioned in the schedule that the premium of this policy is subject to adjustment. The final premium due under this policy Shari be adjusted by applying the rate of premium stated in the schedule to the turnover of the Insured's income which will be exchanged into US Dollars at the end of the Period of Insurance at the representative rate of exchange of the US Dollar in the Bank of Israel. The Policyholder Shari pay to the Insurer and the Insurer Shari return to the Policyholder, as the case may be, the difference between the provisional premium and the final premium due subject to the minimum premium, if any, stated in the schedule. APPLICATION OF EXCHANGE RATES On the occurrence of an insured event under this policy, the insurance benefits due to the Insured Shari be calculated in US Dollars at the representative rate of exchange of the dollar in the Bank of lsrael prevailing at the date of the actual payment to the Insured or to the third party. The Deductible Shari also be calculated at the representative rate of exchange in the bank of lsrael at the above date. Where the limits of liability are denominated in lLS they Shari be changed according to the proportion that the consumers price index published immediately before the inception of the insurance bears to the consumers price index published immediately before the date of the claim payment. The Deductible in ILS Shari also be changed according to the proportion that the index published immediately before the inception of the insurance bears to the index published immediately before the deduction of the Deductible. THE RIGHT TO SET-OFF The Insurer is entitled to set-off against the insurance benefits due to the Insured on the occurrence of the insured event, any amount due from the Insured to the Insurer under this policy., EXTENSION OF THE PERIOD OF INSURANCE Any extension of the insurance under this policy requires the agreement of the Insurer in writing. It is hereby declared that the Period of Insurance Shari not be extended automatically and that the Period of Insurance is not extendible by silence or by any other act of the Insurer, other than by written agreement as aforesaid even if the Policyholder has proposed to the Insurer in any manner, or at any time to extend it. JURIS DICTION CLAUSE This policy is subject to lsraeli jurisdiction and the lsraeli courts will have the sole judgment in any dispute arising out of this policy. AD DRESS FOR NOTICES Notices to the PolicyhoIder: Notice by the Insurer to the Policyholder in connection with this policy Shari be sent to his last address known to the Insurer. Notice to the Insurer! Page 28 of 40 Authorised Signatory

howden Forming part of Certificate No. 1600454 Notice by the Policyholder to the Insurer shall be sent to the broker named in the schedule for this purpose to be forwarded to Insurer. . APPLICATI0N 0F LAW This policy is interpreted under lsraeli law and the provisions of the Insurance Contract Law - 1981, shall apply to this policy, as the case may require, unless otherwise provided in the Insured's favour by the policy. SERVICE 0F SUIT CLAUSE In any action to enforce the obligations of the Insurers liable hereunder they can be designated or named as “Lloyds Tnderwriters” and such designation shall be binding on the Insurers liable hereunder as if they had each been individually named as defendant. Service of such proceedings may be validly be made upon the Attorney In Fact in Israel for Lloyds Underwriters, whose address for such service is Gross Orad Schlimoff & Co, Gibor Sport Bldg. 7 Menachem Begin Rd. Ramat Gan 52521, lsrael Page 29 of 40 Authorised Signatory howden Forming part of Certificate No. 1600454 SECTION 2 2011 NEWLINE-HOWDEN BIT PRODUCTS LIABILITY INSURANCE INCLUPING HUMAN CLINICAL TRIALS EXTENSION Whereas the Policyholder, whose name, address and business is specified in the schedule (hereinafter “the schedule”) applied to:- NEWLINE UNPERWRITING MANAGEMENT LTD (Hereinafter - "the Insurers") requesting to effect the insurance specified in this policy; and whereas the Insurer agreed to effect the said insurance in consideration of the Policyholder's undertaking to pay the premium stated in the schedule; the Insurer undertakes to pay on behalf of the Insured in respect of any amount which the Insured shall have to pay to the third party as compensation under any law applicable within the Territorial Limits in consequence of a Claim made during the Period of Insurance or any applicable extended reporting period in respect of a Loss arising out of a Product for which the Insured is liable, provided that the Product is not in the Insured’s direct possession on their premises at the time of happening of the said Loss and provided that the Loss occurred within the Territorial Limits and after the date mentioned in the schedule as the Retroactive Date. BASIS OF COVER: Dear Policyholder: Your attention is drawn to the fact that the basis of this policy is “Claims made”. This means that the policy covers solely Claims first served against you during the Period of Insurance detailed in the schedule to the policy. LIMITS OF LIABILITY: The Insurer's liability shall not exceed: The amount stated in the schedule as the limit of liability for one Loss The amount stated in the schedule as the limit of liability for all the compensation payable under this policy. EXPENSES: The Insurer shall also pay on behalf of the Insured reasonable expenses incurred with their consent for defence against a Claim for compensation in respect of a Loss. Unless otherwise stated herein such expenses shall be payable in addition to the Limits of Liability Where for settlement of the Claim a sum exceeding the above Limits of liability is required, the Insurer's liability for these expenses shall be limited to such proportion as the limit of liability bears to the total sum paid for settlement of the Claim. This policy was issued by the Insurer on reliance of a proposal form and/or any other document and/or information submitted to the Insurer which forms the basis of and is deemed to be an integral part of this policy. DEFINITIONS “Policyholder” - means: as stated in the schedule "Insurer" - means: The Insurer as stated in the schedule "Insured" - means: The named Insured(s) as stated in the schedule and/or any subsidiary and/or joint venture and/or partnership and/or managers and/or employees and/or directors and/or officers "The product" - means: Any tangible product including its component and/or article included in the Insured's business activity as specified in the Schedule manufactured sold supplied distributed altered constructed erected repaired serviced designed tested installed or processed including any advertising, usage instructions, packaging Page 30 of 40 Authorised Signatory howden Forming part of Certificate No. 1600454 and container and also without derogating from the said generality any product specifically mentioned in the Schedule. "Period of Insurance" - means: The Period of Insurance as stated in the schedule "Loss" - means: Death, bodily injury, disease, physical or mental injury of any kind. Physical Loss or damage to tangible property belonging to third party including consequential Loss thereof. This definition includes Loss arising out of Products used for demonstration, trial purposes, being rented, leased, loaned, held for sale as well as all activities related directly or indirectly in connection with pre/post sale of Products and for clinical testing as per Clinical trials extension and post marketing clinical trials conducted by the Insured. If the defect in Products and/or parts thereof which have caused bodily injury or property damage to several claimants arises from one series or cause, all such bodily injury or property damage shall be considered as one Loss for the purpose of this policy. "A Claim" - means: Receipt by the Insured during the Period of Insurance and after the Retroactive Date stated in the schedule of a Claim and/or demand and/or other notice in writing by any third party in respect of a Loss related to the Insured “Deductible” means: The amount to be borne by the Insured out of the Limit of Liability and the Expenses paid by the Insurer following a Loss covered under this policy in respect of each Loss separately. “Retroactive Date” means: the date specified as such in the Schedule "Territorial Limits" - means: Unless otherwise stated in the schedule, the territory of the State of Israel and the Occupied Territories. To avoid any doubt the territory of Israel i settlements and lsraeli military bases and/or positions within the "Autonomy" will be regarded as Occupied Territories for the purposes of this policy. EXCLUSI0NS This insurance does not cover any liability in respect of, arising out of, caused by, resulting from, in consequence of, in connection with or in any way involving any of the following: Any Loss to any person caused in the course of and in consequence of his employment by the Insured. Any contract imposing upon the Insuredliability which would not attach except for the existence of such contract. Any Product contrary to any law, regulation or safety rules on behalf of the Insured's management other than bona fide errors. Any Product that ceased to be in the Insured's possession known to be defective. 5a. Unsuitability of Products to perform their operational purpose. This clause shall not exclude liability arising from Loss in consequence of defects in these Products. 5b. The replacement or repair of defective Products and/or their cost. 5c. The cost of sorting and/or recall of Products. To remove doubt it is hereby clarified that damage to the Product itself shall not be considered as a Loss. Damage to property owned by the Insured. Page 31 of 40 Authorised Signatory howden Forming part of Certificate No. 1600454 The Insured's liability as distributor or importer due to incorrect usage instructions or different usage instructions from those of the original manufacturer added by the Insured with a criminal or malicious intent. Any nuclear material, ionizing radiation, radioactive pollution or from nuclear fuel of any sort or from nuclear waste of any sort and/or from the combustion of nuclear fuel of any sort. For the purpose of this clause, combustion Shari include any process of self- sustaining fission. This clause Shari not apply to the use of x-rays or to the use of radioactive materials in research laboratories and hospitals and for the purposes of carrying out non-destructive examinations in industry. Notwithstanding the aforementioned work with or use of nuclear fuel is excluded. Damage directly or indirectly occasioned by war, invasion, act of foreign enemies, hostilities (whether war be declared or not), acts of sabotage and terrorism, civil war, rebellion, revolution, insurrection, military or usurped power, military regime or plunder, looting, robbery connected therewith, confiscation or destruction by any government or public authority. For the purpose of this exclusion - "Terrorism" Shari mean - the use of violence for politicaI purposes, including the use of violence with a purpose to terrify the public or any part thereof by a person or persons acting on behaIf of or in connection with any hostile organization. In respect of "terrorism" as defined above within the territories of the State of Israel and/or the Occupied Territories, only an explicit certificate of the Israeli Police or the Ministry of Defence or the Manager of the Property Tax and Compensation Fund as defined by the Law of Property Tax and Compensation Fund 1961 with all its amendments, certifying that the Loss has been caused directly by an act of terrorism, Shari serve as cause for repudiation of a Claim for terrorism Losses. Any event of which the Insured was aware or should have been aware before the inception of this insurance that such event may cause a Claim against them under this policy, and of which they have not notified the Insurer in writing. Where the Insured is an entity, awareness of the events as defined above Shari be considered to be as soon as possible after the moment when the Policyholder’s managers become aware thereof Any fines, penalties, punitive damages, exemplary damages, aggravated damages, liquidated damages, treble damages or any other damages resulting from the multiplication of compensatory damages. Pollution: In respect of events in the United States of America &/or Canada: Air pollution, water pollution or land pollution. In respect of events anywhere else: Air pollution, water pollution or land pollution other than pollution in consequence of an accidental sudden and unforeseen event. This insurance does not cover liability of any sort which is liable to apply to the Insured for damage whose origin or cause arises directly and/or indirectly and/or which is connected in any way to asbestos or materials which contain asbestos in any form or amount provided that the Loss arises or is influenced by the dangerous attributes of asbestos. Aircraft and/or their parts. Motor vehicles used in circumstances in respect of which insurance is necessary to meet the requirements of Road Traffic legislation other than liability consequent upon the use of plant and oading and unloading of a vehicle where no cover is provided by any motor insurance Transmissible Spongiform Encephalopathy (TSE), Creutzfeldt-Jakob Disease, variant or new variant Creutzfeldt-Jacob Disease (CJD), (‘Mad Cow Disease’) Page 32 of 40 Authorised Signatory

howden Forming part of Certificate No. 1600454 Damage caused due to a Product involving genetic engineering. Damage caused directly and/or indirectly by the use of a Product manufactured and/or taken from the human body. Electromagnetic fields and/or radiation. Financial pecuniary damage which is not a direct consequence of physical damage to third party property which has been damaged. Breach of patent or copyright. Any event before the Retroactive Date Any business conducted and / or transacted via the internet, intranet, extranet and / or via the Insured’s own website, internet site, web address and / or via the transmission of electronic mail or documents by electronic means. This exclusion shall not apply where the liability of the Insured would have existed in the absence of the business being conducted and / or transacted via the internet, intranet, extranet and / or via the Insured’s own website, internet site, web address and / or via the transmission of electronic mail or documents by electronic means. The onus of proof in this regard rests with the Insured and not with the Underwriters. EXTENSIONS VENDORS EXTENSION It is hereby agreed and declared that the insurance under this policy shall be extended to pay on behalf of any person or entity in respect of liability arising from the marketing, distribution or sale of the Insured's Products Provided a ways that this insurance shall not pay on behalf of any Vendor in respect of any express warranty unauthorised by the Insured liability arising out of any physical or chemical change in the form of the Products made intentionally by the Vendor repacking unless unpacked solely for the purpose of inspection demonstration testing or the substitution of parts under instruction from the manufacturer and then replaced in the original container demonstration installation servicing or repair operations except such operations performed at the Vendor's premise in connection with the sale of the Products or Products which after distribution or sale by the Insured have been labelled or relabelled or used as a container part or ingredient of any other thing or substance by or for the Vendor the fault or negligence of the Vendor such Vendor shall observe, fulfil and be subject to the terms, exceptions, limits and conditions of this policy so far as they can apply. DISCOVERY PERIOD If in accordance with Insurers’ directives the policy is cancelled or not renewed, other than if the cancellation or non-renewal arose from non-payment of the premium, it is hereby agreed that the Insurer undertakes to pay on behalf of the Insured in respect of Claims submitted against him, for the first time, during the period of six months after the termination of the insurance with the Insurer and that in respect of Products sold or marketed until the above cancellation or non-renewal. A pre-condition to the liability of the Insurer to pay on behalf of as aforementioned is that no other insurance is arranged which could cover the liability of the Insured in respect of the same Claims. Page 33 of 40 Authorised Signatory howden Forming part of Certificate No. 1600454 DEFENCE IN CRIMINAL PR0CEEINGS. The policy is extended to indemnify the Insured in respect of Criminal Proceedings’ costs as follows: The Insurer at his own expense will provide the Insured and/or any of the Insured’s employees a lawyer to handle the defence of Criminal Proceedings, brought against any of them following a covered insured event occurring during the Period of Insurance. The Insurer will also at his own expense provide the Insured and/or any of his employees a lawyer to handle any appeal proceedings and to represent them until the highest appellate level in respect of any decision and/or judgment imposed on them in the Criminal Proceedings and will also bear the expenses of the appeal. A condition precedent to providing a lawyer for the appeal as mentioned above will be a statement of opinion from the lawyer advising that there are good prospects of a successful appeal. If the Insured does not want the lawyer provided by the Insurer he may choose a lawyer of his own, in which case, the Insurer will pay on behalf of the Insured for the fees and defense cost paid by him, all these subject to the Insurer’s limit of liability. The Insurer will pay the fees and the defence costs and/or appeal costs at the end of the criminal proceedings or the appeal as the case may be. Definitions for this extension "Criminal Proceedings" - means: Proceedings where there is a lodging of an indictment by the state of Israel or on its behalf, including death investigation filed against the Insured or any of his employees following an insured event covered under this policy. "Defence Costs" (including an appeal) - means: Fees, duties, documents, stamps, fees, protocols, copying fees, witnesses and experts’ fees as decided by the court or according to the "criminal procedure", but excluding any fine, compensation or penalties given under court decision. "Fees" - means: Lawyers’ fees for criminal proceedings’ handling as stipulated under the regulation of the Bar Association (the minimum tariff) or the minimum tariff of lawyers’ fees as regulated by the law. Exclusions to this extension: The Insurer shall not be obliged to provide a lawyer for defence or bear any payments if: the indictment and/or death investigation are in respect of an occurrence which is specifically excluded in the policy. the indictment and/or the death investigation are in respect of an occurrence which the Insured or any of his employees took part (whether by action or omission) with intention to cause the insured event. the indictment and or death investigation are in respect of contractors and/or subcontractors of the Insured. The Insured's maximum limit of liability for this extension shall not exceed USD 100,000 for one occurrence and for all occurrences during the Period of Insurance. It is a condition precedent to the Insurer’s obligation for indemnification as above, that no other insurance was in force covering the Insured's liability in respect of the same Claims. SPECIAL C0N ITI0NS CESSATI0N 0F PRODUCTI0N AND RECALL 0F DEFECTIVE PRODUCTS If the Insured realized or is aware that a Product has caused or is liable to cause a Loss in consequence of a defect in its composition or process of its Manufacture, the Insured shall immediately stop its production, sale and supply. Page 34 of 40 Authorised Signatory howden Forming part of Certificate No. 1600454 The Insured Shari take reasonable measures to take back any such defective Product which ceased to be under his control and to warn the consumers against its use. The Insured Shari bear all expenses and Losses involved in the return of the said Products. The fulfilent and compliance of this clause Shari be a condition precedent to the Insurers’ liability under this policy. INSURE D 'S DUTY TO TAKE CARE The Insured Shari fulfil any legislative duty intended to defend the public against safety deficiencies arising out of faults in Products which the Insured Manufactures and Shari take all reasonable precautions to ensure that the Products Manufactured by him are proper and safe. POLICY CONITIONS DOUBLE INSURANCE Where liability against one risk has been insured with more than one insurer for coinciding periods the Policyholder Shari notify same to the Insurer as soon as possible after the double insurance was effected or after he became aware thereof. POLICYHOLDER'S UTIES The Policyholder Shari notify the Insurer as soon as possible of any notice that they have received regarding the occurrence of an event which may cause a Claim against them covered under this policy or of the receipt of any request or Claim in respect of such event. The Policyholder Shari notify the Insurer as soon as possible in writing of any defect in a Product or circumstances which may cause a Loss. NOTICE OF PROCEEDINGS The Policyholder Shari notify the Insurer as soon as possible of a Police investigation, or investigation of a cause of death, or of any other investigation instituted or to be instituted, or of charge filed against him, if they are aware thereof in connection with any Loss in respect of which a Claim may arise under this policy. DELIVERY OF DOCUMENTS FROM THE INSURE TO THE INSURER The Policyholder Shari deliver to the Insurer, immediately on receipt, any letter, summons, writ, order and notification of any process with a Claim arising out of a Product for which the Insured is liable PROHIBITION OF A MISSION No admission, offer, promise, obligation or indemnity Shari be made or given by the Insured or on his behaIf, without the written consent in advance of the Insurer. The provisions of this clause do not apply to reporting of the facts of the event to the Police or to any competent authority by any law as requested and to giving evidence in a criminal trial. For sake of good order the Insured's handling of customer service and/or complaints in the normal scope of business including replacement of products and/or providing solution to client's satisfaction Shari not be considered as prohibition of admission. LITIGATION CONSENT The choice of law firm which will represent the Insured in all procedures of a Claim will be jointly chosen by the Insurer and the Insured (or in the absence of an agreement between them, an independent advocate nominated by the head of the lsrael bar Association, at the request of any one party). In the event that there is a conflict of interests between one Insured and another Insured, a different law firm will be appointed for that Insured. The Insured Shari not be requested to contest any Claim against him, unless that chosen law firm Shari conclude, within 30 days from date of such request in writing that based on the facts of the event, contesting the Claim has a fair probability of success PAYMENT OF AN AMOUNT OF THE LIMIT OF LIABILITY Prior to or in the course of the conduct of proceedings or compromise negotiations in connection with any Claim or series of Claims, the Insurer is entitled to pay the amount of the relevant limit or limits of liability, Page 35 of 40 Authorised Signatory howden Forming part of Certificate No. 1600454 after deducting any amount or amounts already paid as compensation, in which case the Insurer shall relinquish the conduct and control of such Claim or Claims and will be free from any further liability thereof. HANDLING OF CLAIMS Where the Insurer has admitted its liability under the policy, it shall be entitled, at its discretion, to take over and conduct in the name of the Insured, the defense or settlement of any Claim and to prosecute and receive in the name of the Insured any indemnity, compensation, contribution, damages. The Insurer shall have absolute discretion concerning the conduct of all proceedings or with regard to the settlement of any Claim and the Insured shall give all such information and assistance as the Insurer may require regarding the matters mentioned herein. It is also agreed that the Insurer shall to the best of its ability cooperate with the Insured in order not to prejudice the Insured's reputation or cause him any damage. RIGHT OF SUBROGATION Where a payment was made in consequence of a Claim under this policy, the Insured's right of indemnity against any person or other body, shall pass to the Insurer, but the Insurer undertakes not to exercise such right against any person in the employment of the Insured or acting on his behalf, unless such Claim did not result from a bona fide act. The Insurer will also waive the right of recovery that the Insurers would otherwise have had against any other person or organization, for Loss to which this insurance applies, provided the Insured has waived their rights of recovery against such person or organization in a contract or agreement that is executed before such Loss To the extent that the Insured's rights to recover all or part of any payment made under this insurance have not been waived, those rights are transferred to the Insurer. CHANGE OF RISK This policy was issued by the Insurer on reliance on a proposal form and/or any other document and/or information submitted to the Insurer which, together, form the basis of, and are deemed to be an integral part of, this policy. Any unintentional error or omission of the Insured, in respect of any information submitted by the Insured, sha not void or impair the insurance coverage under this policy, provided the Insured reports such error or omission as soon as reasonably possible after discovery and pays an additional premium (if required) thereon as the Insurer may reasonably require. The Policy Holder shall notify the Insurer, as soon as possible, of any material change of the risk/s. A material change for the purpose of this clause means: Any changes to the answers given to the questions put to the Insured in the insurance proposal which the Insured submitted. Production or marketing of new kinds of Products. Export abroad which did not exist at the time of effecting the insurance. Export to or work in the U.S.A and/or Canada. CROSS LIABILITY Where the name of the Insured includes more than one person or legal entity, the cover under this policy shall apply to each of the Insured individuals, separately as if this policy, subject to its terms, conditions and exclusions, was issued in his name only, being independent and separate from the existence of the other Insureds, however the liability of the Insurer to pay on behalf of each of the Insureds shall not exceed the limit of liability specified in the schedule. Any breach of a term or condition of this Policy by any Insured, other than the Policyholder, shall not affect the protection given by this policy to any other Insured CANCELLATION OF THE POLICY ANP/OR WORSENING OF TERMS AND CONPITIONS Without derogating from the Insurer's rights by law or under any other directive in the policy, the Insurer may cancel the insurance at any time before the expiry of the Period of Insurance, at his discretion, provided that written notice to this effect shall be sent to the Policyholder by registered Page 36 of 40 Authorised Signatory howden Forming part of Certificate No. 1600454 mail at least 60 days before the date of cancellation and in such case the Policyholder shall be entitled to a return of the premium paid to the Insurer for the period subsequent to the cancellation of the insurance. The same written notice must be given in the event of any worsening of the terms and conditions of the insurance. The Policyholder may cancel the insurance at any time before expiry of the insurance, at his discretion, provided that a notice to this effect is sent to the Insurer by registered mail at least 21 days before the cancellation of the insurance. Notwithstanding the aforementioned if the Policyholder requested the Insurer sign insurance certifications in which there is an undertaking to cancel the insurance only after advance notice to the receiver of the undertaking, the policy shall only be cancelled at the end of the period stated in the schedule. In the event of cancellation at the Policyholder’s request the Insurer shall retain for himself the Insurer's customary short-period premium for the time in which the insurance was effective (i.e. 10% of the annual premium for each month or part thereof and a further 10% overall). ADJUSTMENT 0F PREMIUM This clause shall apply only where it is mentioned in the schedule that the premium of this policy is subject to adjustment. The final premium due under this policy shall be adjusted by applying the rate of premium stated in the schedule to the turnover of the Insured's income which will be exchanged into US Dollars at the end of the Period of Insurance at the representative rate of exchange of the US Dollar in the Bank of Israel. The Policyholder shall pay to the Insurer and the Insurer shall return to the Policyholder, as the case may be, the difference between the provisional premium and the final premium due subject to the minimum premium, if any, stated in the schedule. APPLICATI0N 0F EXCHANGE RATES On the happening of a Loss under this policy, the insurance benefits due to the Insured shall be calculated in US Dollars at the representative rate of exchange of the dollar in the Bank of Israel prevailing at the date of the actual payment to the Insured or to the third party. The Deductible shall also be calculated at the representative rate of exchange in the bank of Israel at the above date. Where the limits of liability are denominated in ILS they shall be changed according to the proportion that the consumers price index published immediately before the inception of the insurance bears to the consumers price index published immediately before the date of the Claim payment. The Deductible in ILS shall also be changed according to the proportion that the index published immediately before the inception of the insurance bears to the index published immediately before the deduction of the Deductible. THE RIGHT T0 SET-0FF The Insurer is entitled to set-off against the insurance benefits due to the Insured on the occurrence of the insured event, any amount due from the Insured to the Insurer under this policy., EXTENSI0N 0F THE PERIOD 0F INSURANCE Any extension of the insurance under this policy requires the agreement of the Insurer in writing. It is hereby declared that the Period of Insurance shall not be extended automatically and that the Period of Insurance is not extendible by silence or by any other act of the Insurer, other than by written agreement as aforesaid even if the Policyholder has proposed to the Insurer in any manner, or at any time to extend it. JURIS DICTI0N CLAUSE This policy is subject to Israel i jurisdiction and the Israel i courts will have the sole judgment in any dispute arising out of this policy. Page 37 of 40 Authorised Signatory howden Forming part of Certificate No. 1600454 AD DRESS FOR NOTICES Notices to the Policyholder: Notice by the Insurer to the Policyholder in connection with this policy Shari be sent to his last address known to the Insurer. Notice to the Insurer! Notice by the Policyholder to the Insurer Shari be sent to the broker named in the schedule for this purpose to be forwarded to Insurer. APPLICATION OF LAW This policy is interpreted under Israeli law and the provisions of the Insurance Contract Law - 1981, Shari apply to this policy, as the case may require, unless otherwise provided in the Insured's favour by the policy. SERVICE OF SUIT CLAUSE In any action to enforce the obligations of the Insurers liable hereunder they can be designated or named as “LIoyds Underwriters” and such designation Shari be binding on the Insurers liable hereunder as if they had each been individually named as defendant. Service of such proceedings may be validly be made upon the Attorney In Fact in Israel for Lloyds Underwriters, whose address for such service is Gross Orad Schlimoff & Co, Gibor Sport Bldg. 7 Menachem Begin Rd. Ramat Gan 52521, Israel Page 38 of 40 Authorised Signatory

howden Forming part of Certificate No. 1600454 HUMAN CLINICAL TRIALS ENDORSEMENT EXTENSION The Insurers will pay on behalf of the Insured all sums in excess of the Deductible that the Insured shall become legally liable to pay as damages or compensation and claimants’ costs and expenses in respect of any Claim made by Research Subjects after the Retroactive Date and within the Territorial Limits arising out of a Product or medical procedure or Clinical Trial as herein defined. Where no local policy is required by law, this policy will extend to cover all Clinical Trials carried out by the Insured at no additional premium, subject always to prior notification to Insurers. Definitions shall include the following: The "Insured" shall include any Medical Persons whilst acting within the scope of their duties as laid out in the protocol but excluding liability arising out of the deviation from the protocol and any consequent Medical Malpractice any sub-contractor consultant hospital or contract research organization who will be performing work for the Insured in respect of a Clinical Trial any ethics committee or its members that has approved a Clinical Trial which is the subject of this policy but only in respect of Claims arising out of a Clinical Trial covered by this policy any medical research fund "Medical Persons" - means: Licensed Physicians Doctors Medical Nurses and Dentists "Research Subjects" - means: Any person participating in a Clinical Trial or those involved in pre-screening and their dependants estate or heirs "Clinical Trial" - means: Any testing of material within or upon human beings to establish the effectiveness or safety of such materia or the undertaking of a medical procedure "Medical Malpractice" - means: Any negligent act, error or omission committed by the Insured "Protocol" - means: A predefined written procedural method in the design and implementation of experiments Additional Exclusions: any Claim made arising from Hepatitis or any condition directly or indirectly caused by or associated with Human T-Cel Lymphotropic Virus Type iii (HTLV iii) or Lymphadenopathy Associated Virus (LAV) or the mutants derivatives or variations thereof or in any way related to Acquired Immune Deficiency Syndrome or any syndrome or condition of a similar kind howsoever it may be named any Claim made arising from existing illnesses(es) or the worsening of same other than the exacerbation of such existing illness(es) as a result of participation in a clinical trial that is the subject of this insurance. any consequence of the Research Subject knowingly not carrying out the instructions of the Insured the Clinical Trial not achieving the requested result Medical Ma practice as stated in (a) above Page 39 of 40 Authorised Signatory howden Forming part of Certificate No. 1600454 Limit of Liability This extension of cover does not increase the per Claim or aggregate limit of liability as stated herein, which Shari be the maximum payable by Insurers, regardless of the number of Insureds, claimants or Claims made during the Period of Insurance. Extension of the Reporting Period (Applicable to Clinical trials in USA only) Subject to the condition that there is no other valid or collectabIe insurance, agreement, indemnity or entitlement that could have applied to a Claim made, the exclusion from coverage for a Claim made after the Period of Insurance Shari not apply provided the Claim wouId have been covered under this policy had the Claim been made during the Period of Insurance and the Claim has been reported in writing to the Insurer up to 2 years from the date of cancellation or non-renewal Extension of the Reporting Period (AppIicable to Clinical trials in Israel only) Subject to the condition that there is no other valid or collectabIe insurance, agreement, indemnity or entitlement that could have applied to a Claim made, the exclusion from coverage for a Claim made after the Period of Insurance Shari not apply provided the Claim wouId have been covered under this policy had the Claim been made during the Period of Insurance and the Claim has been reported in writing to the Insurer up to 7 years from the date of cancellation or non-renewal or in the case of minors 7 years from the age of majority. This endorsement, policy and schedule Shari be read together as one document and any word or expression to which a specific meaning has been attached in any part of this endorsement, policy or schedule Shari bear such specific meaning wherever it may appear This policy’s terms and conditions may be changed only by endorsement issued by us to form part of this policy This endorsement is subject to all policy terms and condition unless specifically altered above. Page 40 of 40 Authorised Signatory

19.2.5 Consent of Invasix for Disposition of Company Shares by Investor

To
Guangzhou Sino-Israel Bio-Industry
Investment Fund (LLP)
Unit 203, 2/F
No.6 of Luoxuansan
Road, International Bio-Island
Guangzhou

Dear Sirs,

Reference is hereby made to that certain Joint Venture Agreement dated September 23, 2016, by and between Guangzhou Sino-Israel Bio-Industry Investment Fund (LLP) ("**GBIF**"), Invasix Ltd. ("**Invasix**") and Guangzhou InMode Medical Technology Ltd. (the "**Company**", and the "**JV Agreement**", respectively).

Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms under the JV Agreement.

Pursuant to Section 25 of the JV Agreement, we, the undersigned, hereby grant our irrevocable and unconditional consent to the Disposition of Equity Rights by GBIF in the Company, subject to the fulfillment by GBIF of all undertakings in connection with a Disposition, as set forth in Chapter XI of the JV Agreement.

We further undertake to execute any and all documents, forms, letters and agreements and take any and all actions reasonable required to facilitate such Disposition by GBIF.

Sincerely Yours,

INVASIX LTD
514072418

Invasix Ltd.

U:\Yeshap\Invasix\Chinese Venture\Exhibits\Finals\Exhibit 18.2.5_Invasix Consent Letter_Disposition of Equity Rights_September 4 2016 (Final).doc

19.2.6 Proxy signed by Company Directors Appointed on behalf of Invasix

To; Guangzhou Sino-Israel Bio-Industry Investment Fund (LLP) Unit 203, 2/F No. 6 of Luoxuansan Road, International Bio-island Guangzhou Irrevocable Power of Attorney and Prosy Reference is hereby made to that certain Joint Venture Agreement dated September 23, 2016, by and between Guangzhou Sino-Israel Bio-Industry Investment Fund (LLP) ("GBIF"), Inasix Ltd. ("Invasix”) and Guangzhou InMode Medical Technology L:d. (the "Company”, and the "JV Agreement", respectively). Capitalized terms not otherwise defined [ ] shall have the meaning ascribed to such terms under the JV Agreement. I, the undersigned serving as a director on behalf of Invasix in the Board of Directors of the Company ("Board"), hereby grant an irrevocable power of attorney and a proxy to each of the directors appointed by GBIF to the Board of the Company (“GBIF Directors"), such that in my abscense at any Second Adjorned Meeting of the Board of the Company, any one of GIBF Directors may participate and vote in stead of me, in accordance with Section 24.3.5 of the JV Agreement This Irrevocable Power of Attorney and Proxy shall become effective at the Closing Date and shall continue to be effective until the termination of the JV Agreement. Except as set forth herein, this undertaking may not be revoked, terminated or otherwise canceled. Name of director: Aloo Yaari Signature of director: Date: ________, 2016

To: Guangzhou Sino-Israel Bio-Industry Investment Fund (LLP) Unit 203, 2/F No. 6 of Luoxuansan Road, International Bio-island Guangzhou Irrevocable Power of Attorney and Proxy Reference is hereby made to that, certain Joint Venture Agreement dated September 23, 2016, by and between Guangzhou Sino-Israel Bio-Industry Investment Fund (LLP) ("GBIF"), Invasix Ltd. ("Invasix") and Guangzhou InMode Medical Technology Ltd. (the "Company", and the "JV Agreement", respectively). Capitalized terms not otherwise defined .herein shall have the meaning ascribed to such terms under the JV Agreement, I, the undersigned, serving as a director on behalf of Invasix in the Board of Directors of the Company ("Board"), hereby grant an irrevocable power of attorney and a proxy to each of the directors appointed by GBLF to the Board of the Company ("GBIF Directors”), such that in my absaense at any Second Adjoined Meeting of the Board of the Company, any one of GIBF Directors may participate and vote ie. stead of me, in accordance with. Section 24.3.5 of the JV Agreement. This Irrevocable Power of Attorney and Proxy shall become effective at the Closing Date and shall continue to be effective until the termination of the JVAgreement. Except as set forth herein, this undertaking may not be revoked, terminated or otherwise canceled. Name of director: Rafael Lickermao Signature of director: Date: ________, January 11, 20A

To Guangzhou Sino-Israel Bio-Industry Investment Fund (LLP) Unit 203, 2/F No. 6 of Luoxuansan Road, International Bio-island Guangzhou Irrevocable Power of Attorney and Proxy Reference is hereby made to that certain Joint Venture Agreement dated September 23, 2016, by and between Guangzhou Sino-Israel Bio-Industry Investment Fund (LLP) ("GBIF"), Invasix Ltd ("Invasix") and Guangzhou InMode Medical Technology Ltd. (the "Company", and the "JV Agreement’, respectively). Capitalized terms not otherwise defined herein shall have tie meaning bribed to xiioh terms under the JV Agreement. I, the undersigned, serving as a director on behalf of Invasix in the Board of Directors of the Company ("Board”), hereby grant an irrevocable power of attorney and a proxy to each of the directors appointed "by GBIF to the Board of the Company(“GBIF Directors"), such, that in my abscease at any Second Adjorned Meeting of the Board of the Company, any one of GIBF Directors may participate and vote in stead of me, in accordance" with Section 24.3.5 of the JV Agreement. This Irrevocable Power of Attorney and Proxy shall become effective at the Closing Date and shell continue to be effective until the termination of toe JVAgreement. Except as set forth herein, this undertaking may not "be revoked, terminated or otherwise canceled. Name of director: Moshe Mizrahy Signature of director: Date: ________, January 11, 2017

Section 19.3.2 Resolution of Investor approving the Agreement

RESOLUTION OF A MEETING OF THE INVESTMENT COMMITTEE OF

THE GUANGZHOU SINO-ISRAEL BIO-INDUSTRY VENTURE CAPITAL INVESTMENT FUND (LLP)

广州中以生物产业投资基金合伙企业（有限合伙）

投资决策委员会会议决议

<u>Voting Result of InMode-China Investment Project 对 InMode-中国投资项目的投票结果</u>

Dr. Shuki Gleitman proposed to vote regarding the InMode-China deal.

Dr. Shuki Gleitman voted YES.

Prof. Abraham Karasik voted YES.

Prof. Shlomo Noy voted YES.

Mr. Avner Lushi voted YES.

Ms. Jing Zhao voted YES.

Mr. Qiu Zhe voted YES.

Dr. Yingqing Li (on behalf of Mr. Shun-xian Yang) abstained from voting.

All 7 members voted. 6 voting were YES. 1 voting was abstention.

Shuki Gleitman 博士提议对 InMode-中国交易进行投票。

Shuki Gleitman 博士投赞成票。

Abraham Karasik 教授投赞成票。

Shlomo Noy 教授投赞成票。

Avner Lushi 先生投赞成票。

赵静女士投赞成票。

裘喆先生投赞成票。

李迎庆博士（代表杨舜贤先生）弃权。

全体 7 名成员投票。6 票赞成，1 票弃权。

RESOLVED by majority, to approve investment in InMode-China.

以大多数同意通过投资 InMode-中国。

Further Resolved, the structure deal of In Mode-China will be equity investment. A total aggregate amount of up to 50,000,000RMB in equity Investment, divided as follows: • 25% (12,500,000 RMB ) as the initial investment 25% (12,500,000 [ ]) • 35% upon initiating of production and manufacturing line. • The remaining 40% upon completion of sales and positioning of the first 10 InMode platforms by external paying customers. 10 InMode 40%. Above the resolution for investment committee meeting of GUANGZHOU SI NO-ISRAEL BIO-INDUSTRY VENTURE CAPITAL INVESTMENT FUND (UP). Dr. Shuki Gleitman, Chairman of the meeting Shuki Gleitman

19.3.3 Consent of Investor for the Disposition of Company Shares by Invasix

To: Invasix Ltd. Tavor Building, Sha’arYuknesini P.O. Box 533, Yokneam 20692 Israel Dear Sirs, Reference is hereby made to that certain Joint Venture Agreement dated September | 23 2016 by and between Guangzhou Sino-Israel Bio-Industry Investment Fund (LLP) ("GBIF"), Invasix Ltd. ("Invasix") and Guangzhou In Mode Medical Technology Ltd. (the "Company'", and the "JV Agreement", respectively). Capitalized terms not otherwise defined herein shall have the meaning scribed to such terms under lire JV Agreement. Pursuant to Section 25 of the .IV Agreement, we, the undersigned hereby grant our irrevocable and unconditional consent to the Disposition of Equity Rights by Invask in the Company, subject to the fulfillment by Invasix of all undertakings in connection with a Disposition, as set forth in Chapter XI of the JV Agreement. We further undertake to execute my and all documents, forms, letters and agreements and take any and all actions reasonable required to facilitate such Disposition by Invasix. Sincerely Yours. Guangzhou Sino-Israel Bio-Industry Investment Fund (LLP) By its General Partner Guangzhou Elim Biotech Industrial Venture Capital Management Company

19.3.4 Proxy signed by Company Directors Appointed on behalf of Investor

Irrevocable Power of Attorney and Proxy Reference is hereby made to that certain Joint Venture Agreement dated September [ ] 2016, by and between Guangzhou Sino-Israel Bio-Industry investment Fund (LLP) ("GBIF”) Invasix Ltd. ("Invasix") and Guangzhou InMode Medical Technology Ltd. (the "Company", and the "JV Agreement", respectively). Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms under the JV Agreement. I, the undersigned, serving as a director on behalf of GBIF in the Board of Directors of the Company ("Board"), hereby grant an irrevocable power of attorney and a proxy to : (i) each of the directors appointed by GBIF to the Board of the Company ("GBIF Directors”) that is present at a given Second Adjourned Meeting; or (ii) if none of the GBIP Directors is present at a given Second Adjourned Meeting, to each, of the directors appointed by Invasix to the Board of the Company (“Invasix Directors"), such that in my abscense at any Second Adjourned Meeting of the Board of the Company, any one of the GBIF Directors or Invasix Directors, as the case may be pursuant to the above, may participate and vote instead of me, in accordance with Section 24.3.5 of the J V Agreement. This Irrevocable Power of Attorney and Proxy shall become effective at the Closing Date and shall continue to be effective until the termination of the .TVAgreement. Except as set forth herein, this undertaking may not be revoked, terminated or otherwise canceled. Name of director: Signature of director: Date: January 11, 2017

Irrevocable Power of Attorney and Proxy Reference is hereby made to that certain Joint Venture Agreement dated September [ ] 2016. by and between Guangzhou Sino-Israel Die-Industry Investment fund (LLP) (“GBIF”) Invasix Ltd, ("Invasix") and Guangzhou InMode Medical Technology Ltd. (the "Company”, and the "JV Agreement”, respectively). Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms under the JV Agreement. I, the undersigned, serving as a director on behalf of GBIF in the Board of Directors of the Company ("Board"), hereby grant an irrevocable power of attorney and a proxy to : (i) each of the directors appointed by GRIF to the Board of the Company ("GBIF Directors") that is present at a given Second Adjourned Meeting; or (ii) if none of the GBIF Directors is present, at a given Second Adjourned Meeting, to each of the directors appointed by Invasix to the Board of the Company ("Invasix Directors"), such that in my ahscense at any Second Adjourned Meeting of die Board of the Company, any one of the GBIF Directors or Invasix Directors, as the case may be pursuant to the above, may participate arid vote instead of me, in accordance with Section 24.3.5 of the JV Agreement. This Irrevocable Power of Attorney and Proxy shall become effective at the Closing Date and shall continue to be effective until the termination of the JV Agreement. Except as set forth herein, this undertaking may not be revoked, terminated or otherwise canceled. Name of director: Signature of director: _____ Date: ___ January 11, 2017

Irrevocable Power of Attorney and Proxy Reference is hereby made to that certain Joint Venture Agreement dated September [ ] 2016 by and between Guangzhou Sino-Israel Bio-Industry Investment Fund (LLP) ("GBIF”), Invasix Ltd. ("Invasix”) and Guangzhou InMode Medical Technology Ltd. (the "Company", and the “JV Agreement”, respectively). Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms under the J V Agreement. I, the undersigned, serving as a director on behalf of GBIF in the Board of Directors of the Company ("Board"), hereby grant an irrevocable power of attorney and a proxy to : (i) each of the directors appointed by GBIF to the Board of the Company ("GBIF Directors”) that is present at a given Second Adjourned Meeting; or (ii) if none of the GBIF Directors is present at a given Second Adjourned Meeting, to each of the directors appointed by Invasix to the Board of the Company ("Invasix Director”), such that in my abscense at any Second Adjourned Meeting of the Board of the Company, any one of the GBIF Directors or Invasix Directors, as the ease may he pursuant to the above, may participate and vote instead of me, in accordance with Section 24.3.5 of the JV Agreement This irrevocable Power of Attorney and Proxy shall become effective at the Closing Date and shall continue to be effective until the termination of the JV Agreement. Except as set forth herein, this undertaking may not be revoked, terminated or otherwise canceled. Name of director: Signature of director: Date: _____ January 11, 2017

23 Invasix Disclosure Schedule

DISCLOSURE SCHEDULE In connection with that certain Joint Venture Agreement (the "JVA") by and between Invasix Ltd. ("lnvasix"), Guangzhou Sino-Israel Bio-Industry Investment Fund (LLP) (the "Investor") and Guangzhou InMode Medical Technology Ltd, (a company in formation) (the "Company"), Invasix hereby delivers this Disclosure Schedule ("DS"), which items constitute exceptions to the representations and warranties of Invasix under the JVA. Matters reflected in this DS are not necessarily limited to matters required by the JVA to be reflected in this DS. The inclusion of such additional matters is set forth for informational purposes and does not impose a duty or requirement on Invasix to include other matters of a similar nature. To the extent that any representation or warranty in the JVA is qualified or limited by the materiality of the matter(s) to which such representation or warranty is given, the inclusion of any matters) in this DS shall not constitute a determination by Invasix that such matters) are material. Nothing in this DS shall constitute an admission of liability or obligation of Invasix to any third party nor an admission against their interest, Capitalized terms used but not otherwise defined herein shall have the same meaning ascribed to them in the JVA. The captions used herein are for convenience purposes only, and will not be used in the construction of this DS.

Schedule 22.1.1 - No Violation Invasix is a party to the following exclusive distribution agreements in the Territory: 1. Distribution Agreement in China: Invasix has granted a Chinese distributor named "Chongquing Gallup Peninsula Biotech Co.. ltd," ("Peninsula"), an exclusive distribution rights in the territory of the Peoples Republic of China, with respect to Invasix's "BodyTite" platform and the "Fractora/TiteFX" platform and its disposables (the BodyTite RFAL hand pieces of varying sizes and Fractora treatment tips of varying pin configurations). The distribution agreement is dated June 28, 2014. The distributor has waived rights to distribute the Inmode platforms in an email correspondence between Invasix and Peninsula, The relevant documentation was provided to the Fund. At the Funds request, Invasix shall use reasonable best efforts to receive from Peninsula a signed waiver. The Tornado product by Peninsula, is a BodyTite complementary product and not part of the Inmode Product family. Invasix provides to Peninsula only the metal casing of a product (similar to the BodyTite shape). Peninsula uses this casing for its own product sold solely in China. The Invasix brand name is not used with respect to this product. Peninsula is the manufacturer of this product, not Invasix. There is no written indemnification beyond the obligations set out in the distribution agreement and the rights according to applicable laws. 2. Distribution Agreement in Taiwan: Invasix has granted a distributor in Taiwan named "YI CHENG BIOTECH CO., LTD.". an exclusive distribution rights in the territory of Taiwan, with respect to Invasix's "BodyTite" and "InMode" platforms (the "Taiwan DA"). The Taiwan DA is dated August, 2016. The performance of the Taiwan DA will be made through the Company, by way of assignment to the Company of the Taiwan DA or by actual performance through the Company, as shall be mutually agreed. 3. Distribution Agreement in Hong Kong: Invasix has granted a distributor in Hong Kong, an exclusive distribution rights in the territory of Hong Kong (the "Hong Kong DA"), Currently, the Hong Kong DA is non-active and Invasix and the Company will mutually agree on future steps with respect thereto (whether to

-3-

terminate the Hong Kong DA or assign it to the Company). Invasix did not locate a signed copy of the Agreement.

Schedule 22.1.2 – Litigation

Syneron Claim

On January 28, 2016, Syneron Medical Ltd. ("**Syneron**") filed a patent infringement complaint against Invasix, Inc. and InMode M.D. Ltd. (collectively, the "**Defendants**") with respect to Invasix's Fractora 20 and 60 pins products, to the United States District Court Central District California (the "**Complaint**").

In the framework of the Complaint, Syneron has alleged that the Defendants are infringing five US patents owned by Syneron in the US. There is not litigation concerning the Territory.

From a very preliminary review, Invasix searched the reference of the 5 Syneron patents included in the Complaint in SIPO – "State Intellectual Property Office of the R.B.C" website.

According to such search one Patent (Count IV) is under application in PRC. Invasix has not reviewed the status of this application, its contents nor any other patents in the field, either by Syneron or others.

Syneron Lawsuit	United States Patent No.	Title	Issued on	Application No. in China
COUNT I	6,148,232	"Transdermal drug delivery and analyte extraction"	November 14, 2000	
COUNT II	6,615,079	"Transdermal drug delivery and analyte extraction"	September 2, 2003	
COUNT III	8,496,654	"Method and apparatus for fractional skin treatment"	July 30, 2013	
COUNT IV	8,579,896	"Method and system for invasive skin treatment"	November 12, 2013	201080032750
COUNT V	9,108,036	"Method and apparatus for fractional skin treatment"	August 18, 2015	

Execution Copy

The Company shall decide post closing, whether or not to sell the Fraetora in the territory. Schedule.22.1.3 (including all subsections) - Intellectual Property See description of exclusive distribution agreements in the Territory - Schedule 22.1.1 above. See description of the Syneron Complaint in Schedule 22.1.2 above.

23.1.3.1 A list of Invasix's Intellectual Property

Invasix Ltd. – IP list (product)

Product Name	Description
Platforms	
InMode RF platform (AG604881A)	Platform for all RF applicators
Fractora Blue platform (AG601398A)	Platform for all RF applicators
InMode MD platform (AG605893A)	Platform for all RF & IPL applicators (excludes Laser applicator)
InMode platform (AS602099A)	Platform all applicators
Applicators	
RF applicators	
Fractora Applicator (AG601261A)	FR energy applicator for skin treatment.
Fractora Forma Applicator (AG603799A)	FR energy applicator for wrinkle treatment
Fractora Plus Applicator (AS601679A)	FR energy applicator for wrinkle treatment, for larger area
BodyFX Applicator (AS600874A)	RF energy applicator for reduction, contraction and body shaping
MiniFX Applicator (AG604696A)	RF energy applicator for reduction, contraction and body shaping, for smaller area
IPL applicators	
Lumecca 515 Applicator (AS601863A)	Intense pulsed light (IPL) applicator for Skin Rejuvenation (facial pigmentation, superficial vessels, skin texture and/or photo-damage), for lighter skin
Lumecca 580 Applicator (AS601864A)	Intense pulsed light (IPL) applicator for Skin Rejuvenation (facial pigmentation, superficial vessels, skin texture and/or photo-damage), for darker skin
Lumecca HR/SR Applicator (AG605876A)	Intense pulsed light (IPL) applicator for hair removal and Skin Rejuvenation.
Laser applicator	
Diolaze Applicator (AS602143A)	Laser diode applicator, for hair removal
Disposables	
Fractora Tips (disposables)	
20Pin Ablative Fractora 5 pack (AG601259A)	20 pin tips used with the Fractora applicator
24Pin Fractora tip 5 pack (AG602426A)	24 pin tips used with the Fractora applicator
24Pin coated Fractora 5 pack (AG604108A)	24 coated pin tips used with the Fractora applicator
60Pin sublative Fractora 5 pack (AG601674A)	60 sublative pin tips used with the Fractora applicator
60Pin Ablative Fractora 5 pack (AG601260A)	60 ablative pin tips used with the Fractora applicator
126Pin Sublative Fractora 5 pack (AG601819B)	126 sublabive pin tips used with the Fractora applicator
Fractora Initial Tips Kit-Mix (AG604617A)	Initial kit contains a mix to various tips

With respect to items above, our files includes DMR (Device Master Record): specifications, drawings, work instructions, training instructions.

MOSHE

INVASIX LTD
514073618 .ח.פ

Execution Copy

33.2 Conversion Formula

Exhibit 32.2

Conversion Formula

In this Exhibit 32.2, the following definitions shall have the following meanings:

"GIBF"	Guangzhou Sino-Israel Bio-Industry Investment Fund (LLP)
"InMode China"	Guangzhou InMode Medical Technology Ltd.
"Invasix"	Invasix Ltd.
"Invasix Securities"	The ordinary shares class of securities of Invasix, on a fully diluted and as converted basis, participating in the Party B Exit Event
"Offering Document"	The second draft of the prospectus/registration statement to be filed by Invasix in an IPO process; Or, The substantially advanced draft agreement with the purchaser in the proposed Party B Exit Event.
"Valuation Date"	In an IPO exit event: the date of the Offering Document submission to the relevant Security Exchange authorities. In a Party B Exit Event: the date in which the final agreement draft was executed by the parties.
"AAIG"	The aggregate gross amounts extended by GIBF to InMode China (in USD) during the applicable period of time from Closing until the Valuation Date.
"CI"	Compounded interest on the AAIG, at an annual rate of 12%, calculated from the date in which each installment out of the AAIG was transferred by GIBF to InMode China until the Valuation Date.
"IACV"	Invasix average (between minimum and maximum valuation) company valuation in USD (fully consolidated, whereby InMode China is deemed fully owned by Invasix), as provided by the Invasix underwriters immediately prior to the Valuation Date in an IPO exit; or In Party B Exit Event: as reflected in the final agreement to be executed by the parties, and subject to any adjustments as agreed by the parties in said agreement.
"IH"	GIBF holdings % of Invasix Securities immediately following the conversion.
"ICS"	InMode China aggregate gross sales during the full 4 (four) calendar quarters preceding the Valuation Date, as reflected in the applicable audited or

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reviewed financial statements of InMode China according to the same accounting principles and determinations applied by Invasix. "ISW" Invasix aggregate consolidated sales worldwide (consolidated to include InMode China sales) during the full 4 (four) calendar quarters preceding the Valuation Date, as reflected in the applicable audited or reviewed consolidated financial statements of Invasix. "GHP" GIBF holdings percentage in InMode China on the Valuation Date, multiplied by the percentage of the contribution amount actually provided by GIBF as of the Valuation Date out of the full Contribution Amount.

Capitalized terms not defined in this Exhibit 32.2 shall have the meaning ascribed to such terms in the JV Agreement. 1. In the event that the Party B Exit Event or IPO (as such terms are defined in the JV Agreement), is consummated during the first 5 (five) years from the Closing of the JV Agreement (i.e. prior to or on December 12, 2021), GIBF shall be entitled to participate in the Party B Exit Event or IPO, and to redeem all of its Equity Rights in InMode China for their nominal value, and be issued, at nominal value per share, with such number of Invasix Securities, in accordance with the following conversion formula: IH = (AAIG + CI) / IACV For example: Assuming that on the Valuation Date, the aggregate amounts invested by GIBF in InMode China including compounded interest (AAIG + CI) is US $7,000,000, and the company valuation of Invasix (IACV) is US $200,000,000, then GIBF shall be entitled to participate in the Party B Exit Event, and to redeem its Equity Rights in InMode China for their nominal value, and be issued, at nominal value per share, with such number of Invasix Securities representing 3.5% of the issued and outstanding share capital of Invasix (after the issuance of the Invasix Securities to GIBF) immediately following the conversion. 7,000,000/200,000,000 = 3.5%.

-3-

2. In the event that the Party B Exit Event or IPO is consummated at any time following 5 (five) years from the Closing of the JV Agreement (i.e. after December 12, 2021), GIBF shall be entitled to participate in the Party B Exit Event or IPO, and redeem all of its Equity Rights in InMode China for their nominal value, and be issued, at nominal value per share, with such number of Invasix Securities in accordance with the *higher* from: (i) the conversion formula set forth in Section 1 above (except that the CI shall be at an annual rate of 5%, instead of 12%), and (ii) the following conversion formula:

IH = (ICS/ISW) * GHP

For example:

Assuming that on the Valuation Date, the ICS equals to US $10,000,000, the ISW equals to US $100,000,000, and GIBF holdings percentage in InMode China (GHP) is 49%, then GIBF shall be entitled to redeem its Equity Rights in InMode China for their nominal value, and be issued, at nominal value per share, with such number of Invasix Securities representing 4.9% of the issued and outstanding share capital of Invasix Securities (after the issuance of the Invasix Securities to GIBF) immediately following the conversion.

(10,000,000/100,000,000) * 49% = 4.9%.

If, on the Valuation Date, the aggregate amounts invested by GIBF equal to 2/3 of the Contribution Amount, then GIBF shall be entitled to convert its Equity Rights in InMode China into such number of shares representing 3.27% of the issued and outstanding share capital of Invasix Securities (after the issuance of the Invasix Securities to GIBF) immediately following the conversion.

(10,000,000/100,000,000) * 49% * 2/3= 3.27%

3. The conversion pursuant to this Exhibit 32.2 shall be deemed as if consummated immediately prior to the Valuation Date subject to (i) the closing of Party B Exit Event or IPO and (ii) the participation by GIBF in the sale of the Invasix Securities in the Party B Exit Event or IPO. In the event that: (a) the Party B Exit Event or IPO is not consummated for any reason whatsoever, or (b) GIBF did not participate in a Party B Exit Event or in an IPO after having notified Invasix that it had elected to convert its holdings in InMode China to Invasix Securities, then the conversion formula shall not be deemed to have been exercised, and GIBF shall be re-issued with Equity Rights in InMode China, in such amount representing the holding percentages that GIBF had prior to the actual conversion and the JV Agreement shall continue to be in full force and effect. It is

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clarified that GIBF right to participate in an IPO should be subject to Invasix underwriters' decision and other obligations of Invasix (regulatory or other). In any event, if GIBF is allowed to participate in an IPO, GIBF may be entitled to sell its holdings in Invasix on a pro rata basis to the participation rights of Invasix' controlling shareholders. 4. In the event that there has been a technical amendment to the issued share capital of Invasix at any time after the exercise of the conversion by GIBF (such as split, bonus shares, subdivision, combination or consolidation of shares), the number of Invasix Securities to be issued to GIBF upon conversion shall be adjusted accordingly. 5. Upon conversion and subject to the Closing of the Party B Exit Event or IPO, the JV Agreement shall automatically terminate (provided that the Party B Exit Event or IPO is consummated) and GIBF shall not be entitled to any further rights with respect thereto and according to the Articles of Association of InMode China. The Conversion notice provided by GIBF shall be irrevocable. Invasix undertakes to submit to GIBF, as soon as possible, any and all documents and agreements required in order to effectuate the conversion. Invasixs' obligation to issue to GIBF the respective number of Invasix Securities shall be subject to GIBF's timely execution and delivery of all required documents and receipt of any needed approvals for the conversion and the participation in the Party B Exit Event or IPO.